UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Sunnyside Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Sunnyside Bancorp, Inc. (which we refer to as “Company Common Stock”)

2)	Aggregate number of securities to which transaction applies:

793,500

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee: In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001091 by the proposed maximum aggregate value of the transaction. The proposed maximum aggregate value of the transaction was calculated as 793,500 shares of Company Common Stock multiplied by $20.25 (which represents the maximum possible amount of the per share merger consideration).

4)	Proposed maximum aggregate value of transaction:

$16,068,375

5)	Total fee paid:

$1,754

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

N/A

2)	Form, Schedule or Registration Statement No.:

N/A

3)	Filing Party:

N/A

4)	Date Filed:

N/A

[Letterhead of Sunnyside Bancorp, Inc.]

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of stockholders of Sunnyside Bancorp, Inc. (“Sunnyside Bancorp”). The special meeting will be held at [Meeting Location], New York, on [Meeting Date], at ___:___ a.m., local time.

On June 16, 2021, Sunnyside Bancorp entered into an Agreement and Plan of Merger with Rhodium BA Holdings LLC (“Rhodium”), Rhodium BA Merger Sub, Inc., a newly formed subsidiary of Rhodium, and Mark Silber, pursuant to which Rhodium BA Merger Sub, Inc. will merge with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation. The parties entered into an amendment to the Agreement and Plan of Merger on August 26, 2021. If the merger is completed, at the closing your shares of Sunnyside Bancorp common stock will be converted into the right to receive $20.25 in cash for each share. Upon completion of the merger, you will no longer own any stock or have any other interest in Sunnyside Bancorp.

At the special meeting, you will be asked to approve: (1) the Agreement and Plan of Merger, dated as of June 16, 2021 (as amended on August 26, 2021), by and among Rhodium BA Holdings LLC, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp and Sunnyside Federal Savings and Loan Association of Irvington (the “Merger Agreement”), and the merger; (2) a non-binding, advisory proposal regarding the compensation to be paid to the executive officers of Sunnyside Bancorp (the “named executive officers”) in connection with the transactions contemplated by the Merger Agreement (the “Merger-Related Compensation”); and (3) any adjournment or postponement of the special meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes represented in person or by proxy at the time of the special meeting to approve the Merger Agreement and the merger (the “Adjournment Proposal”). Stockholders holding a majority of the outstanding shares of Sunnyside Bancorp common stock must vote in favor of the Merger Agreement and the merger for the merger to be completed. If the Merger Agreement and the merger are approved, and all other conditions described in the Merger Agreement have been met or waived, the merger is expected to close during the fourth quarter of 2021 or in the first quarter of 2022.

Your exchange of shares of Sunnyside Bancorp common stock for cash generally will cause you to recognize income or loss for federal, and possibly state, local and foreign, income tax purposes. You should consult your personal tax advisor for a full understanding of the income tax consequences of the merger to you.

Our Board of Directors unanimously recommends that you vote “FOR” approval of the Merger Agreement and the merger, the Merger-Related Compensation proposal and the Adjournment Proposal, because we believe that the merger is advisable and in the best interests of Sunnyside Bancorp’s stockholders.

This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a copy of the Merger Agreement. We urge you to read the enclosed materials carefully for a complete description of the merger.

Your vote is important. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided. You may also vote your shares by telephone or the Internet following the instructions on the enclosed proxy card. If your shares are held in an account at a bank, broker or other nominee, you should instruct your bank, broker or nominee how to vote your shares using the separate voting instruction form furnished by your bank, broker or nominee. Failing to vote will have the same effect as voting “AGAINST” the Merger Agreement and the merger.

If you have any questions concerning the merger or need assistance in voting, please contact Sunnyside Bancorp’s proxy solicitor, Laurel Hill Advisory Group LLC. Banks and brokers can call (516) 933-3100, and all others can call, toll-free, (888) 742-1305.

On behalf of the Board, we thank you for your prompt attention to this important matter.

Sincerely,

Timothy D. Sullivan
President and Chief Executive Officer

This proxy statement is dated [Proxy Date] and is first being mailed to stockholders on or about [Mail Date].

Sunnyside Bancorp, Inc.

56 Main Street

Irvington, New York 10533

(914) 591-8000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ____________, 2021

Notice is hereby given that a special meeting of stockholders of Sunnyside Bancorp, Inc. (“Sunnyside Bancorp”) will be held at [Meeting Location], New York, on [Meeting Date], commencing at ___:___ a.m., local time, and thereafter as it may from time to time be adjourned.

The meeting is being held:

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 16, 2021 (as amended on August 26, 2021), by and among Rhodium BA Holdings LLC, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp, Inc. and Sunnyside Federal Savings and Loan Association of Irvington (the “Merger Agreement”), pursuant to which Rhodium BA Merger Sub, Inc. will merge with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation, and the merger, as more fully described in the accompanying proxy statement;
2.	To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation to be paid to the named executive officers of Sunnyside Bancorp in connection with the merger if the merger is consummated (the “Merger-Related Compensation”); and
3.	To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting of stockholders if necessary or appropriate to solicit additional proxies in favor of the proposal to approve the merger if there are insufficient votes at the time of the special meeting to approve the Merger Agreement and the merger (the “Adjournment Proposal”).

We are not aware of any other business to come before the special meeting. Any action may be taken on Proposals No. 1 and No. 2 at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. Stockholders of record at the close of business on [Record Date] are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Your vote is very important. We cannot complete the merger unless stockholders of Sunnyside Bancorp holding a majority of the outstanding shares of Sunnyside Bancorp common stock approve the Merger Agreement and the merger. Failure to vote will have the same effect as voting “AGAINST” the Merger Agreement and the merger.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a stockholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope or call the toll-free telephone number or use the Internet by following the instructions included with your proxy card. If you hold your stock in “street name” through a bank, broker or other nominee, please direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any record holder of Sunnyside Bancorp common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked as more fully described in the accompanying proxy statement at any time before it is voted.

The enclosed document provides a detailed description of the merger, the Merger Agreement and related matters. We urge you to carefully read the document, and its appendices in their entirety. If you have any questions concerning the merger, the Merger Agreement or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Sunnyside Bancorp common stock, please contact Sunnyside Bancorp’s proxy solicitor:

Laurel Hill Advisory Group, LLC

2 Robbins Lane, Suite 201

Jericho, New York 11753

Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time

Banks and brokers can call (516) 933-3100, and all others can call, toll-free, (888) 742-1305

The Sunnyside Bancorp Board of Directors has unanimously approved the Merger Agreement, declared the merger advisable, and unanimously recommends that Sunnyside Bancorp stockholders vote “FOR” approval of the Merger Agreement and the merger, “FOR” the Merger-Related Compensation proposal and “FOR” the Adjournment Proposal.

By Order of the Board of Directors

Julianne Maltbie
Corporate Secretary

Irvington, New York

[Proxy Date]

Important: The prompt return of proxies will save Sunnyside Bancorp the expense of further requests for proxies to ensure a quorum at the meeting. Please complete, sign and date the enclosed proxy card and promptly mail it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement at any time before it is voted.

Appendix A – Amendent to the Agreement and Plan of Merger and the Agreement and Plan of Merger (excluding certain exhibits)

Appendix B – Opinion of Keefe, Bruyette & Woods, Inc.

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QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q:	Why am I receiving this proxy statement and proxy card?

A:	You are being asked to approve the Agreement and Plan of Merger, dated as of June 16, 2021 (as amended on August 26, 2021) (the “Merger Agreement”), by and among Rhodium BA Holdings LLC (“Rhodium”), Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp, Inc. (“Sunnyside Bancorp”) and Sunnyside Federal Savings and Loan Association of Irvington (“Sunnyside Federal”), as well as the merger between Sunnyside Bancorp and Rhodium BA Merger Sub, Inc. A copy of the Merger Agreement, including the amendment adopted on August 26, 2021, is attached to this proxy statement as Appendix A. Pursuant to the terms and conditions of the Merger Agreement, Rhodium BA Merger Sub, Inc., which has been formed as a subsidiary of Rhodium to facilitate the merger, will merge with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation. Each outstanding common share of Sunnyside Bancorp will be converted into the right to receive $20.25 in cash at closing.

Additionally, you are being asked to vote on a non-binding, advisory proposal to approve certain payments that may be made to Sunnyside Bancorp’s named executive officers in connection with the merger, if consummated.

You are also being asked to approve the adjournment or postponement of the special meeting of stockholders if necessary or appropriate to solicit additional proxies in favor of the proposal to approve the merger if there are insufficient votes at the time of the special meeting to approve the merger.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement, including the appendices, and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting.

If you hold stock in your name as a stockholder of record, you can vote by using the telephone or Internet by following the instructions on the proxy card provided. If you choose not to vote by telephone or Internet, then sign, date and mail your proxy card in the enclosed pre-paid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

If you hold your stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. “Street name” stockholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

If you are a participant in the Sunnyside Federal Employee Stock Ownership Plan (the “ESOP”), you will have received a voting instruction form that reflects all shares of Sunnyside Bancorp common stock for which you may direct the voting under the ESOP. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each participant may provide instructions to the trustee how to vote the shares of Sunnyside Bancorp common stock allocated to his or her ESOP account. The trustee will vote your shares in accordance with your instructions and will vote the unallocated shares and shares for which no voting instructions were received in the same proportion as the instructions received from participants. The deadline for returning your voting instructions is [ESOP Return Date].

Q:	What is the vote required to approve the matters to be considered at the special meeting?

A:	Approval of the Merger Agreement and the merger requires the affirmative vote of a majority of the outstanding shares of Sunnyside Bancorp common stock as of the close of business on [Record Date], the record date for the special meeting. Failing to vote, abstentions and broker non-votes will have the same effect as voting “AGAINST” the Merger Agreement and the merger.

Approval of the Merger-Related Compensation proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will not affect the outcome of such proposals.

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Q:	Why should Sunnyside Bancorp stockholders vote to approve the Merger Agreement and the Merger?

A:	The Sunnyside Bancorp Board of Directors reviewed and discussed the proposed merger with management and Sunnyside Bancorp’s financial and legal advisors and determined that the proposed merger is in the best interests of Sunnyside Bancorp and its stockholders. In reaching its determination to approve the Merger Agreement and the merger, the Board of Directors considered several factors affecting the business, operations, financial condition, earnings and future prospects of Sunnyside Bancorp. For a discussion of those factors, see “Proposal 1 –Approval of the Merger Agreement and the Merger – Sunnyside Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that Sunnyside Bancorp Stockholders Vote “FOR” Approval of the Merger Agreement and the Merger.”

Q:	What happens if the Merger Agreement and the merger are not approved by Sunnyside Bancorp stockholders?

A:	One of the conditions to closing the merger transaction with Rhodium is that the Merger Agreement and the merger be approved by a majority of the outstanding shares of Sunnyside Bancorp. If such approval is not obtained, the Merger Agreement will be terminated and Sunnyside Bancorp will continue to operate as an independent entity. If, under those circumstances, Sunnyside Bancorp pursues an alternative strategic transaction and enters into a merger agreement with a third party within 12 months following the termination of the Merger Agreement with Rhodium, Sunnyside Bancorp will be required to pay to Rhodium a termination fee of $615,000. If the Merger Agreement with Rhodium is not approved by stockholders, we cannot predict whether Sunnyside Bancorp will pursue an alternative strategic transaction or whether such an opportunity will be available and if it is, what consideration Sunnyside Bancorp stockholders would receive in such a transaction.

Q:	Why are Sunnyside Bancorp stockholders being asked to approve, on a non-binding basis, the Merger-Related Compensation?

A:	Securities and Exchange Commission rules require Sunnyside Bancorp to hold a non-binding vote with respect to certain payments that may be made to Sunnyside Bancorp’s named executive officers in connection with the merger, if consummated.

Q:	What will happen if Sunnyside Bancorp Stockholders do not approve the Merger-Related Compensation proposal at the special meeting?

A:	Approval of the Merger-Related Compensation pursuant to which certain Sunnyside Bancorp named executive officers may receive compensation in connection with the merger, if consummated, is not a condition to the completion of the merger. The vote with respect to the Merger-Related Compensation is an advisory vote and will not be binding on Sunnyside Bancorp. Therefore, if the Merger Agreement and the merger are approved by Sunnyside Bancorp’s stockholders and the merger is consummated, the compensation will still be paid pursuant to the Merger-Related Compensation to the Sunnyside Bancorp named executive officers, subject to any regulatory restrictions, even if this proposal is not approved.

Q:	Why is my vote important?

A:	If you do not return your proxy card or vote by telephone, Internet or in person at the special meeting or fail to instruct your bank, broker or nominee how to vote, it will be more difficult and expensive for us to obtain the necessary quorum to hold our special meeting. In addition, your failure to vote or failure to instruct your bank, broker or other nominee how to vote will have the same effect as a vote “AGAINST” approval of the Merger Agreement and the merger. The Merger Agreement and the merger must be approved by the affirmative vote of a majority of the outstanding shares of Sunnyside Bancorp common stock. Approval of the Merger-Related Compensation proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast at the special meeting. The Sunnyside Bancorp Board of Directors unanimously recommends that you vote to approve each of the proposals.

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Q:	If my broker holds my shares in street name, will my broker automatically vote my shares for me?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures your broker provides to you.

Q:	What if I abstain from voting, fail to vote or fail to instruct my broker?

A:	If you abstain from voting, fail to vote or fail to instruct your broker to vote your shares, it will have the same effect as a vote “AGAINST” the Merger Agreement and the merger. However, abstentions and broker non-votes will be counted to determine a quorum at the special meeting. Abstentions and broker non-votes will not affect the outcome of the Merger-Related Compensation proposal or the Adjournment Proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All stockholders are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must obtain a legal proxy from a bank, broker or other nominee to vote at the special meeting.

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you have not voted through your bank, broker or other nominee, there are five ways you can change your vote after you have sent in your proxy card.

●	First, you may send a written notice to our Corporate Secretary, stating that you would like to revoke your proxy.

●	Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

●	Third, you may attend the special meeting and vote in person. Any earlier-dated proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

●	Fourth, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 1:00 a.m., Eastern Time, on [Meeting Date].

●	Fifth, you can change your vote by using the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day until 1:00 a.m., Eastern Time, on [Meeting Date].

●	If you have directed your bank, broker or other nominee to vote your shares, you must follow directions you receive from your bank, broker or nominee to change your vote.

Q:	Will I have the right to have my shares appraised if I dissent from the merger?

A:	No. Under Sunnyside Bancorp’s Articles of Incorporation, Sunnyside Bancorp’s stockholders are not entitled to exercise any rights of an objecting stockholder provided under Title 3, Subtitle 2 of the Maryland General Corporation Law, unless the Board of Directors determines that such rights apply with respect to a transaction. The Board of Directors of Sunnyside Bancorp has not made such a determination with respect to the merger. Accordingly, the stockholders of Sunnyside Bancorp do not have appraisal rights with respect to the merger.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. Instructions for surrendering your shares of Sunnyside Bancorp common stock in exchange for the cash merger consideration will be sent to you later. If your shares of common stock are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to receive the cash purchase price. Please do not send any stock certificates with your proxy card.

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Q:	Will I owe income taxes as a result of the merger?

A:	Only if you recognize taxable gain. The receipt of the merger consideration in exchange for shares of Sunnyside Bancorp common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the adjusted tax basis of your shares of Sunnyside Bancorp common stock. See “Proposal 1—Approval of the Merger Agreement and the Merger—Certain Federal Income Tax Consequences to U.S. Holders.” You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of the merger consideration in exchange for Sunnyside Bancorp common shares pursuant to the merger.

Q:	Who should I call with questions about the Merger?

A:	You may contact Laurel Hill Advisory Group LLC, our proxy solicitation agent. Banks and brokers can call (516) 933-3100, and all others can call, toll-free, (888) 742-1305. If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information. You may also contact Sunnyside Bancorp’s President and Chief Executive Officer, Timothy D. Sullivan, at (914) 591-8000.

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SUNNYSIDE BANCORP

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

SUMMARY TERM SHEET

This is a summary of selected key terms of the transaction between Sunnyside Bancorp and Rhodium. It may not contain all of the information that is important to you. We urge you to read carefully this entire document, including the appendices, and the other documents to which we refer, to fully understand the merger. Each item in this summary refers to the page of this document in which the subject is discussed in more detail.

In the Merger, Sunnyside Bancorp Stockholders Will Have a Right to Receive $20.25 Per Share of Sunnyside Bancorp Common Stock (page ___)

If the merger occurs, each stockholder of Sunnyside Bancorp will receive, for each share owned, the right to receive $20.25 in cash at closing. See the discussion under the caption “Proposal 1—Approval of the Merger Agreement and the Merger—Terms of The Merger Agreement” for more information.

Sunnyside Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that Sunnyside Bancorp Stockholders Vote “FOR” Approval of the Merger Agreement and the Merger (page ___)

The merger cannot occur unless Sunnyside Bancorp’s stockholders approve the Merger Agreement and the merger by the affirmative vote of a majority of the outstanding shares of Sunnyside Bancorp common stock, all regulatory and other approvals necessary to complete the merger are obtained and other conditions to the merger are satisfied or waived. See the discussion under the caption “Proposal 1—Approval of the Merger Agreement and the Merger—Conditions to Complete the Merger” for more information. The Board of Directors of Sunnyside Bancorp has unanimously approved the Merger Agreement, declared the merger advisable and unanimously recommends that Sunnyside Bancorp’s stockholders vote “FOR” the Merger Agreement and the merger. In reaching its decision, the Sunnyside Bancorp Board of Directors considered a number of factors, which are described in the section captioned “Proposal 1—Approval of the Merger Agreement and the Merger—Sunnyside Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that Sunnyside Bancorp Stockholders Vote “FOR” Approval of the Merger Agreement and the Merger.”

The Sunnyside Bancorp Board of Directors also unanimously recommends that the Sunnyside Bancorp stockholders vote “FOR” the approval of the non-binding, advisory proposal regarding the Merger-Related Compensation and “FOR” the Adjournment Proposal.

Sunnyside Bancorp’s Financial Advisor Has Provided an Opinion to the Sunnyside Bancorp Board of Directors Regarding the Merger Consideration (page ___ and Appendix B)

In connection with the merger, Sunnyside Bancorp’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated August 26, 2021, to the Sunnyside Bancorp Board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by the holders of Sunnyside Bancorp common stock in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix B to this proxy statement. The opinion was for the information of, and was directed to, the Sunnyside Bancorp Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Sunnyside Bancorp to engage in the merger or enter into the Merger Agreement or constitute a recommendation to the Sunnyside Bancorp Board of Directors in connection with the merger, and it does not constitute a recommendation to any holder of Sunnyside Bancorp common stock or any stockholder of any other entity as to how to vote in connection with the merger or any other matter.

Both Sunnyside Bancorp and Rhodium have Agreed to Pay a Termination Fee in Certain Circumstances and Sunnyside Bancorp has Agreed to Non-Solicitation Restrictions (pages ___ and ___)

Under certain circumstances described in the Merger Agreement, in connection with a termination of the Merger Agreement, Sunnyside Bancorp is required to pay to Rhodium a $615,000 termination fee and Rhodium is required to pay a $1.5 million termination fee to Sunnyside Bancorp. See the discussion under the caption “Proposal 1—Approval of the Merger Agreement and the Merger—Termination Fee” for more information.

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Sunnyside Bancorp has agreed that it will not seek, encourage or negotiate with a party making a competing transaction to acquire Sunnyside Bancorp. See the discussion under the caption “Proposal 1—Approval of the Merger Agreement and the Merger—Agreement Not to Solicit Other Offers” for more information.

Sunnyside Bancorp’s Executive Officers and Directors Have Financial Interests in the Merger That Differ From Your Interests (page ___)

In considering the recommendation of the Board of Directors of Sunnyside Bancorp to approve the Merger Agreement and the merger, you should be aware that certain interests of executive officers and directors of Sunnyside Bancorp and Sunnyside Federal in the merger are somewhat different from, or in addition to, your interests as Sunnyside Bancorp stockholders. These interests include the following:

●	severance benefits payable to Sunnyside Federal’s President and Chief Executive Officer, Timothy D. Sullivan, Senior Vice President and Chief Operating Officer, Gerardina Mirtuono, and Vice President and Chief Financial Officer, Edward J. Lipkus, III, under settlement agreements entered into in connection with the execution of the Merger Agreement;

●	the appointment of Ms. Mirtuono as President and Chief Operating Officer and Mr. Lipkus as the Chief Financial Officer of the resulting entity;

●	the offer to enter into new employment agreements with each of Ms. Mirtuono and Mr. Lipkus, effective upon the completion of the merger;

●	the invitation for all directors of Sunnyside Bancorp to join the Board of Directors of Sunnyside Federal, effective upon the completion of the merger;

●	additional allocations under Sunnyside Federal’s ESOP of a pro-rata portion of the excess assets in the ESOP’s suspense account after the ESOP loan is repaid;

●	the rights of officers and directors of Sunnyside Bancorp and its subsidiaries to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies; and

●	the rights of officers and directors of Sunnyside Bancorp to additional indemnification of up to $1.0 million with respect to any litigation with certain persons, including stockholders, related to the merger that is not otherwise covered under Sunnyside Bancorp’s directors’ and officers’ liability insurance policies.

See the discussion under the caption “Proposal 1—Approval of The Merger Agreement and the Merger—Financial Interests of Directors and Executive Officers in the Merger” for more information.

Approval of the Non-Binding Proposal Regarding the Merger-Related Compensation Requires the Affirmative Vote of a Majority of the Votes Cast at the Special Meeting (page ___)

Approval by the Sunnyside Bancorp stockholders of the non-binding proposal regarding the Merger-Related Compensation is determined by a majority of the votes cast at the special meeting, without regard to broker non-votes or proxies marked “abstain.” It is an advisory vote and is not binding on Sunnyside Bancorp, Sunnyside Bancorp’s Board of Directors, or Rhodium. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Regardless of the outcome of the non-binding, advisory vote, if the merger is consummated, Sunnyside Bancorp’s named executive officers will receive various payments and benefits in accordance with the terms and conditions applicable to those arrangements, subject to any regulatory limitations.

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What Participants on Sunnyside Federal ESOP Will Receive (page ___)

At the effective time of the merger, each share of common stock held by the ESOP will be converted into the right to receive $20.25 in cash at closing.

There are Conditions That Must Be Satisfied or Waived for the Merger to Occur (page ___)

Currently, we expect to complete the merger during the fourth quarter of 2021 or the first quarter of 2022. As more fully described in this proxy statement and in the Merger Agreement, the completion of the merger depends on several conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

●	obtaining the consents and approvals required to consummate the merger, including the approval of the Merger Agreement and the transactions contemplated thereby by Sunnyside Bancorp’s stockholders, the receipt of required regulatory approvals and the expiration of applicable waiting periods;

●	the absence of any condition or restriction imposed by a regulatory authority that would (a) prohibit or limit the ownership or operation by Rhodium of all or any material portion of the business or assets of Sunnyside Bancorp or Sunnyside Federal, (b) compel Rhodium to dispose of all or any material portion of the business or assets of Sunnyside Bancorp or Sunnyside Federal or (c) otherwise be reasonably likely, individually or in the aggregate, to result in restrictions on the operation of Sunnyside Bancorp by Rhodium in such a way that results in a material adverse effect on Rhodium;

●	the absence of any judgment, order or injunction, statute, rule or regulation preventing the consummation of the transaction or making the consummation of the merger illegal;

●	the accuracy of the representations and warranties of the parties in the Merger Agreement as of the closing date of the merger, subject to the materiality standards provided in the Merger Agreement, and the performance of the parties in all material respects of all obligations required to be performed by each of them at or before the effective time of the merger under the Merger Agreement;

●	delivery by Rhodium of the merger consideration no later than the business day before the merger closing date; and

●	the absence of any event, fact, condition, circumstance or other occurrence that would result in a material adverse effect on Sunnyside Bancorp.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

There are Regulatory Approvals That Must Be Received for the Merger to Occur (page ___)

Under the terms of the Merger Agreement, the merger cannot be completed unless it is first approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Rhodium has filed the required regulatory application with the Federal Reserve Board. Although we do not know of any reason why the regulatory approval would not be obtained in a timely manner, we cannot be certain when or if such approvals will be obtained.

The Merger Will Be Taxable to Sunnyside Bancorp Stockholders for U.S. Federal Income Tax Purposes (page ___)

The receipt of the merger consideration in exchange for shares of Sunnyside Bancorp common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, each Sunnyside Bancorp stockholder generally will recognize gain or loss equal to the per share difference, if any, between: (1) $20.25 and (2) the stockholder’s adjusted tax basis in each share of Sunnyside Bancorp common stock exchanged in the merger. The federal income tax consequences described above may not apply to all holders of Sunnyside Bancorp common stock. Your tax consequences will depend on your individual situation. Accordingly, you should consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

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SUNNYSIDE BANCORP
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

Presented below is certain selected consolidated financial data for Sunnyside Bancorp. The information for each of the years in the two-year period ended December 31, 2020, is derived from Sunnyside Bancorp’s audited historical financial statements. The information at June 30, 2021 and for the six months ended June 30, 2021 and 2020 is unaudited and reflects only normal recurring adjustments that are in the opinion of management necessary for a fair presentation of the results for the interim period presented. Results for past periods are not necessarily indicative of results that may be expected for any future period.

	At June 30,	At December 31,
	2021	2020	2019
	(unaudited)
	(In thousands)

Total assets	$95,281	$97,502	$86,243
Cash and cash equivalents	2,194	2,147	1,820
Securities held to maturity	419	421	424
Securities available for sale	47,997	50,027	37,979
Loans, net	39,075	39,266	39,840
Federal Home Loan Bank and other stock, at cost	205	226	236
Bank owned life insurance	2,471	2,439	2,382
Deposits	82,561	78,251	71,899
Borrowings	1,196	6,501	1,750
Stockholders’ equity	10,388	11,601	11,404

	For the Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(unaudited)
	(In thousands, except per share data)

Interest and dividend income	$1,301	$1,324	$2,587	$2,672
Interest expense	196	391	670	622
Net interest income	1,105	933	1,917	2,050
Provision for loan losses	66	21	122	94
Net interest income after provision for loan losses	1,039	912	1,795	1,956
Non-interest income	67	71	263	175
Non-interest expense	1,912	1,187	2,364	2,577
Loss before income taxes	(806)	(204)	(306)	(446)
Income tax benefit	(12)	(45)	(70)	(108)
Net loss	$(794)	$(159)	$(236)	$(338)

Loss per share: Basic and diluted	$(1.05)	$(0.21)	$(0.31)	$(0.45)
Dividends declared per share	$—	$—	$—	$—

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	For the Six Months Ended June 30,	At of For the Year Ended December 31,
	2021	2020	2019

Performance Ratios:
Loss on average assets (ratio of net income to average total assets)(1)	(1.60)%	(0.25)%	(0.40)%
Loss on average equity (ratio of net income to average equity)(1)	(15.44)	(1.98)	(3.02)
Interest rate spread(2)	2.33	2.04	2.53
Net interest margin(3)	2.41	2.17	2.65
Efficiency ratio(1) (4)	139.8	83.0	90.5
Dividend payout ratio	—	—	—
Non-interest expense to average total assets(1)	3.85	2.51	3.06
Average interest-earning assets to average interest- bearing liabilities	118.46	117.47	115.96
Average equity to average total assets	10.35	12.60	13.28

Asset Quality Ratios:
Non-performing assets to total assets	0.59	0.64	0.27
Non-performing loans to total loans	1.43	1.57	0.58
Allowance for loan losses to non-performing loans	71.86	64.50	183.30
Allowance for loan losses to total loans	1.02	1.01	1.07

Capital Ratios:
Total capital (to (Bank only) risk-weighted assets)	24.06	26.95	26.81
Tier 1 capital (to risk-weighted assets)	23.17	26.03	25.86
Common equity tier 1 capital to risk-weighted assets	23.17	26.03	25.86
Tier 1 capital (to total assets)	10.69	12.35	13.39

Other Data:
Number of offices	1	1	1
Full time equivalent employees	9	10	11

(1)	Annualized.
(2)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents that we refer to in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, information concerning possible or assumed future results of operations of Sunnyside Bancorp or Sunnyside Federal, the expected completion and timing of the merger and other information relating to the merger. Forward-looking statements are typically identified by words such as “believes,” “plans,” “expects,” “anticipates,” “intends,” “continues,” “remains,” “will,” “should,” “may,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect our current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Sunnyside Bancorp or Sunnyside Federal. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

●	the risk that the merger will not be consummated timely, if at all;

●	conditions to the closing of the merger may not be satisfied or the Merger Agreement may be terminated before closing;

●	the impact that potential litigation related to the merger may have on the ability to consummate the merger;

●	difficulties in obtaining required stockholder and regulatory approvals of the merger;

●	the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

●	increases in competitive pressure among financial institutions or from non-financial institutions;

●	changes in the interest rate environment;

●	changes in deposit flows, loan demand, asset quality or real estate values;

●	changes in accounting principles, policies or guidelines;

●	changes in laws or regulations;

●	governmental and public policy changes, including changes that could subject the parties to additional regulatory oversight, which may result in increased compliance costs;

●	changes in general economic conditions or conditions in securities markets or the banking industry;

●	materially adverse changes in the financial condition of Sunnyside Bancorp or Sunnyside Federal;

●	risks related to domestic or international military or terrorist activities or conflicts;

●	system failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers;

●	difficulties related to the completion of the merger; and

●	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in: a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; and a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Sunnyside Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Sunnyside Bancorp undertakes no obligation to update revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

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THE SPECIAL MEETING

This section contains information about the special meeting of Sunnyside Bancorp stockholders that has been called to consider and approve the Merger Agreement and the merger.

Place, Date and Time

The special meeting will be held at [Meeting Location], New York, on [Meeting Date], commencing at ___:___ a.m., local time.

Purpose of the Meeting

At the special meeting, our stockholders will be asked to consider and vote on:

●	a proposal to approve the Agreement and Plan of Merger, dated as of June 16, 2021 (as amended on August 26, 2021), by and among Rhodium, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp and Sunnyside Federal, and the merger;

●	the Merger-Related Compensation proposal; and

●	the Adjournment Proposal.

How to Vote

You may vote your shares:

1.	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 1:00 a.m., Eastern Time, on [Meeting Date]. Once you use the Internet voting system, you can record and confirm (or change) your voting instructions.

2.	By Telephone. Use the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day until 1:00 a.m., Eastern Time, on [Meeting Date]. Once you use the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

3.	By Mail. Mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by Sunnyside Bancorp will be voted in accordance with the instructions marked on the proxy card. If you return an executed and dated proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding Notice of Special Meeting of Stockholders. Returning a proxy card will not prevent you from voting in person if you attend the special meeting.

Alternatively, you may attend the special meeting and vote in person. If you are a stockholder whose shares are not registered in your own name, you will need a legal proxy from the stockholder of record to vote personally at the special meeting.

Record Date; Vote Required

Only our stockholders of record at the close of business on [Record Date] are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the meeting. As of [Record Date], there were 793,500 shares of our common stock outstanding.

If your shares are held in “street name” by your bank, broker or other nominee you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, please contact your bank, broker or other nominee to obtain directions on how to vote your shares. Brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the approval of the Merger Agreement and the merger (i.e., “broker non-votes”). Shares of Sunnyside Bancorp common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions.

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At the special meeting, our stockholders will be entitled to cast one vote per share of common stock owned as of the close of business on [Record Date]. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of a majority of our outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting in determining the presence of a quorum.

The affirmative vote of a majority of the outstanding shares of Sunnyside Bancorp common stock is required to approve the Merger Agreement and the merger. As a result, abstentions and broker non-votes will have the same effect as votes “AGAINST” the approval of the Merger Agreement and the merger. Approval of the Merger-Related Compensation proposal and the Adjournment Proposal will require the affirmative vote of a majority of the votes cast at the special meeting. Broker non-votes and abstentions will have no effect on the outcome of the vote on either proposal.

In accordance with the provisions of Sunnyside Bancorp’s Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Articles of Incorporation authorize the Board of Directors (1) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (2) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to Sunnyside Bancorp to enable the Board of Directors to implement and apply the Limit.

Approval of the Merger Agreement by our stockholders is a condition to completion of the merger. See “Proposal 1—Approval of the Merger Agreement and the Merger—Conditions to Complete the Merger.”

Beneficial Ownership of Sunnyside Bancorp Common Stock by Our Directors and Officers and by Rhodium’s Affiliates

Sunnyside Bancorp directors and certain executive officers, solely in their capacity as Sunnyside Bancorp stockholders, have each entered into a voting agreement with Rhodium, pursuant to which each such director and executive officer has agreed to vote all shares of Sunnyside Bancorp common stock over which he or she exercises sole or shared dispositive or voting rights in favor of the approval of the Merger Agreement and the merger and certain related matters and against alternative transactions. As of [Record Date], the Sunnyside Bancorp directors and executive officers that are party to these voting agreements exercised sole or shared dispositive or voting rights with respect to 51,639 shares representing 6.5% of our outstanding shares of common stock.

Additionally, OppCapital Associates LLC, a limited liability company organized under the laws of Wyoming and a wholly-owned subsidiary of Rhodium, owns 77,924 shares, which represented approximately 9.8% of our outstanding shares of common stock.

Proxies; Revocation

Shares of our common stock represented by properly executed proxies received before or at the special meeting will, unless such proxies have been revoked, be voted at the special meeting and any adjournments or postponements of the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed and dated proxy, the shares will be voted “FOR” the approval of the Merger Agreement and the merger, “FOR” the non-binding proposal to approve the Merger-Related Compensation and “FOR” the Adjournment Proposal.

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Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted in the following manner: (1) by delivering to the Secretary of Sunnyside Bancorp, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy; (2) by duly executing a later-dated proxy relating to the same shares of common stock and delivering it to the Secretary at or before the special meeting; or (3) by attending the special meeting and voting in person (attendance at the special meeting will not by itself constitute a revocation of a proxy).

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Sunnyside Bancorp, Inc.

56 Main Street

Irvington, New York 10533

Attention: Julianne Maltbie

                  Corporate Secretary

If you have instructed your bank, broker or other nominee to vote your shares, the options for revoking your proxy described in the paragraphs above do not apply and instead you must follow the directions provided by your bank, broker or other nominee to change those instructions.

You are requested to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope or vote by telephone or the Internet.

Do not forward stock certificates with your proxy cards.

Solicitation

Sunnyside Bancorp will bear the cost of soliciting proxies. In addition to soliciting by mail, our directors, officers and employees may solicit proxies from our stockholders personally, by telephone or by other forms of communication. Our directors, officers and employees will not receive additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. In addition, we have retained Laurel Hill Advisory Group, LLC to solicit proxies on behalf of the Board of Directors. Laurel Hill Advisory Group, LLC will receive a fee of $6,000 for these services, plus reimbursement for its expenses.

Recommendation of the Sunnyside Bancorp Board of Directors Relating to the Merger Agreement and the Merger

The Sunnyside Bancorp Board of Directors has unanimously approved the Merger Agreement and transactions related to the Merger Agreement, including the merger. The Sunnyside Bancorp Board of Directors unanimously determined that the merger, the Merger Agreement and the transactions related to the Merger Agreement are advisable and in the best interests of Sunnyside Bancorp and its stockholders and unanimously recommends that you vote “FOR” approval of the Merger Agreement and the merger. See “The Merger—Sunnyside Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that Sunnyside Bancorp Stockholders Vote “FOR” Approval of the Merger Agreement and the Merger” for a more detailed discussion of the Sunnyside Bancorp Board of Directors’ recommendation.

Attending the Sunnyside Bancorp Special Meeting

All stockholders are invited to attend the special meeting. Stockholders of record as of the close of business on the record date can vote in person at the special meeting. If you want to vote your shares of Sunnyside Bancorp common stock held in street name in person at the special meeting, you will have to get a written proxy in your name from the bank, broker or other nominee who holds your shares.

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Participants in the Sunnyside Federal Savings and Loan Association of Irvington Employee Stock Ownership Plan

If you are a participant in the ESOP, you will have received a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each participant may provide instructions to the trustee how to vote the shares of Sunnyside Bancorp common stock allocated to his or her ESOP account. The trustee will vote your shares in accordance with your instructions and will vote the unallocated shares and the allocated unvoted shares in the same proportion as the instructions received from participants. The deadline for returning your voting instructions is [ESOP Return Date].

MARKET PRICE FOR SUNNYSIDE BANCORP COMMON STOCK

Sunnyside Bancorp’s common stock is quoted on the OTC Pink Marketplace under the symbol “SNNY.” On June 16, 2021, the last trading day before the public announcement that Rhodium and Sunnyside Bancorp had entered into the Merger Agreement, the closing trading price of Sunnyside Bancorp common stock was $16.19 per share. On [•], which is the last practicable date before the printing of this proxy statement, the closing price of Sunnyside Bancorp common stock was $[•] per share.

As of the [Record Date] record date, there were approximately [•] holders of record of Sunnyside Bancorp common stock. This number does not reflect the number of persons or entities who may hold their common stock in nominee or “street” name through brokerage firms.

INFORMATION ABOUT THE COMPANIES

Rhodium BA Holdings LLC. Rhodium BA Holdings LLC is a company that was formed in July 2020 by Mark Silber to facilitate the acquisition of a community bank or savings association. Rhodium is a limited liability company organized under the laws of the State of Delaware. Mr. Silber is its sole and managing member.

Sunnyside Bancorp, Inc. Sunnyside Bancorp, a Maryland corporation, is the holding company for Sunnyside Federal. At June 30, 2021, Sunnyside Bancorp had total consolidated assets of $95.3 million, total deposits of $82.6 million, and total stockholders’ equity of $10.4 million. The principal executive office of Sunnyside Bancorp is located at 56 Main Street, Irvington, New York 10533, and its telephone number at that address is (914) 591-8000.

Sunnyside Federal. Sunnyside Federal is a federal savings association that was founded in 1930. In July 2013, it completed a mutual to stock conversion thereby becoming a stock savings association and becoming the wholly owned subsidiary of Sunnyside Bancorp. Sunnyside Federal conducts business from its full-service banking office located in Irvington, New York, which is located in Westchester County, New York approximately 25 miles north of New York City. It considers its deposit market area to be the Westchester County, New York towns of Irvington, Tarrytown, Sleepy Hollow, Hastings, Dobbs Ferry and Ardsley-on-Hudson, and consider its lending area to be primarily Westchester, Putnam and Rockland Counties, New York.

Its business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, commercial and multi-family real estate loans, student loans, and to a much more limited extent, commercial loans, home equity lines of credit and other loans (consisting primarily of loans secured by deposits and marketable securities).

Sunnyside Federal’s principal sources of funds are customer deposits, borrowings, funds received from the repayment and prepayment of loans and mortgage-backed securities, and the sale, call, or maturity of investment securities. Principal sources of income are interest income on loans and investments. Its principal expenses are interest paid on deposits, employee compensation and benefits, occupancy and equipment expense, and data processing and telecommunications expense.

Sunnyside Federal’s principal executive office is located at 56 Main Street, Irvington, New York, and its telephone number at that address is (914) 591-8000. Its website address is www.sunnysidefederal.com. Information on Sunnyside Federal’s website is not and should not be considered to be a part of this proxy statement.

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PROPOSAL 1 — APPROVAL OF THE MERGER AGREEMENT AND THE MERGER

The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A and incorporated by reference herein. We encourage all stockholders to read the Merger Agreement. All information contained in this proxy statement with respect to Rhodium and its subsidiaries has been supplied by Rhodium for inclusion herein and has not been independently verified by Sunnyside Bancorp.

General

As soon as possible after the conditions to consummation of the merger described herein have been satisfied or waived, and unless the Merger Agreement has been terminated as discussed herein, Rhodium BA Merger Sub, Inc., the merger subsidiary of Rhodium, will merge with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation, and, at the closing, each of the outstanding shares of Sunnyside Bancorp common stock will be converted into the right to receive $20.25 in cash. As a result of the merger, Sunnyside Bancorp, of which Sunnyside Federal is a wholly-owned subsidiary, will become the wholly-owned subsidiary of Rhodium.

Background of the Merger

Since Sunnyside Federal’s conversion from the mutual holding company form of organization to stock form in July 2013, Sunnyside Bancorp’s Board of Directors and management have periodically reviewed and assessed strategic opportunities and challenges. The Board of Directors has considered the difficulty in growing while remaining profitable and operating a publicly-traded community financial institution under current economic and competitive conditions. At the same time, like many other small financial institutions, Sunnyside Bancorp has experienced increasing costs for technology, infrastructure and regulatory compliance.

As part of the Board of Directors’ and management’s evaluation of ways to meet these challenges, they regularly have considered both internal growth strategies and strategic business combinations as means of achieving economies of scale. In connection with this ongoing assessment, in December 2017, at a meeting of the Board of Directors, an informational session with representatives of KBW took place in which the KBW representatives provided an overview of the community bank mergers and acquisitions market and a potential merger process and reviewed information regarding certain financial institutions that might be potential merger or acquisition partners for Sunnyside Bancorp. The Board of Directors subsequently authorized Sunnyside Bancorp to engage KBW as its financial advisor in connection with a potential merger or sale of Sunnyside Bancorp.

KBW is a nationally recognized investment banking firm with substantial experience advising financial institutions generally, including with respect to mergers and acquisitions. KBW previously acted as selling agent to Sunnyside Bancorp in connection with Sunnyside Federal’s 2013 conversion from the mutual to stock form of organization.

Management and KBW engaged in discussions to review and identify potential parties that could have an interest in a transaction with Sunnyside Bancorp. With KBW’s assistance, Sunnyside Bancorp identified approximately 38 financial institutions, credit unions and investor groups. At Sunnyside Bancorp’s direction, beginning in May 2018, KBW contacted the 38 financial institutions and individuals regarding their level of interest in a possible business combination with Sunnyside Bancorp. Sunnyside Bancorp’s identity was not disclosed to these parties at that time. Of the parties contacted, 26 executed non-disclosure agreements and were informed of Sunnyside Bancorp’s identity and were provided a copy of a confidential information memorandum.

Following a previous conversation between the principal of an investor group (“Party A”) and Mr. Sullivan, on May 31, 2018, Sunnyside Bancorp received a letter from Party A that offered to acquire by tender offer between 51% and 100% of Sunnyside Bancorp common stock at a price of $17.00 per share.

On June 13, 2018, at a meeting of the Board of Directors, the Board of Directors discussed Party A’s proposal in consultation with representatives of its legal and financial advisors. A representative of KBW updated the Board of Directors on the process, including the parties that had been contacted to date. As of the date of the meeting, no written indications of interest for an acquisition of Sunnyside Bancorp had been received but three financial institutions had expressed an interest in Sunnyside Bancorp. KBW provided an overview of each of these interested parties. The Board authorized execution of a non-disclosure agreement with Party A to continue further discussions.

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Party A executed a non-disclosure agreement on June 20, 2018.

On August 2, 2018, Sunnyside Bancorp received a letter from a federal credit union (“Party B”) to acquire all of the shares of Sunnyside Bancorp for $16.54 per share in an all-cash transaction. Party B was one of the parties contacted by KBW and had entered into a non-disclosure agreement on July 11, 2018.

On September 12, 2018, the Board of Directors met separately with Party B and another interested party. The first meeting was with representatives of Party B. Among the issues considered by the Board of Directors were Party B’s ability to pay, the likelihood of regulatory approval, the price and the impact on employees. The Board also discussed various uncertainties regarding the credit union acquisition process. Following this discussion, the Board of Directors determined to continue discussions with Party B and seek more information on these key issues.

The second meeting on September 12, 2018 was with a London-based firm interested in purchasing all of the shares of Sunnyside Bancorp for $19.80 per share in an all-cash transaction. The Board of Directors discussed the significant potential regulatory impediments associated with this proposal, including foreign ownership, and, following extensive discussion, the Board of Directors determined that it would not be in the best interests of stockholders to move forward with this transaction.

On September 18, 2018, Party B revised its proposal to $17.04 per share and requested and, on September 20, 2018, was permitted a 45-day exclusive negotiating period.

On December 17, 2018, Party B revised its proposal to $16.00 per share.

On December 18, 2018, at a meeting of the Board of Directors, a representative of KBW provided an update on the transaction process. There was extensive discussion about Party B’s revised proposal. The KBW representative informed the Board of a contact by a community financial institution (“Party C”) during the period in which Sunnyside Bancorp had an exclusivity arrangement with Party B. After the exclusivity period with Party B ended, Sunnyside Bancorp and Party C entered into a non-disclosure agreement on December 6, 2018. KBW had also contacted Party A to gauge its further interest. Party A indicated that it was not interested in further negotiations unless it could do so on an exclusive basis.

On January 14, 2019, Party B submitted a revised letter of intent for the purchase and assumption of all of Sunnyside Federal’s assets and liabilities for a price of $15.25 per share.

On January 15, 2019, at a meeting of the Board of Directors, the Board discussed the revised proposal from Party B. A representative of KBW then updated the Board regarding the continuing interest of Party C, who had verbally proposed an all-stock merger priced at between 105% and 110% of Sunnyside Bancorp’s tangible book value, subject to due diligence. After extensive review of each proposal, the Board determined to contact Party B to review outstanding items and obtain clarification of the proposal. Additionally, the Board directed KBW to contact Party C regarding its proposal.

On February 7, 2019, Party C submitted a letter of intent to acquire Sunnyside Bancorp in an all-stock transaction with a price range of $12.64 to $14.04 per share.

On February 12, 2019, Party B submitted a revised letter of intent for the purchase and assumption of all of Sunnyside Federal’s assets and liabilities reiterating its proposed cash price of $15.25 per share.

At a meeting of the Board of Directors on February 12, 2019, a representative of KBW reviewed the terms of the proposals from Parties B and C. The KBW representative also provided an overview of each institution and a summary of precedent merger and acquisition transactions and discussed financial aspects of each proposal.

12

In late February 2019, following discussions between Sunnyside Bancorp and its legal advisors and federal regulators, the federal regulators indicated that the value of the Sunnyside Bancorp liquidation account that was created for the benefit of depositors in the connection with Sunnyside Federal’s conversion would be required to be paid to depositors in connection with a purchase and assumption transaction with a credit union.

On March 19, 2019, at a meeting of the Board of Directors, the Board discussed the status of negotiations with each of Party B and Party C.

On April 5, 2019, Party B reiterated its proposal for the purchase and assumption of all of Sunnyside Federal’s assets and liabilities for $15.25 per share, provided that the Sunnyside Bancorp liquidation account was not required to be paid to depositors. If such payment was required, Party B indicated the per share price it would pay for all of Sunnyside Federal’s assets and liabilities would be $14.00 per share.

On April 12, 2019, Party C submitted a revised proposal to acquire Sunnyside Bancorp in an all-stock transaction with an implied price of $14.74 per share.

On May 24, 2019, Party B provided an initial draft of the proposed Purchase and Assumption Agreement. However, primarily due to uncertainties that existed in connection with the acquisition of a converted thrift by a credit union, the negotiations stalled.

On July 24, 2019, representatives of Party A met with the Sunnyside Bancorp Board of Directors.

On August 1, 2019, Party A submitted a letter of intent to acquire all of the outstanding shares of Sunnyside Bancorp at a price of $15.00 per share. The letter required that Sunnyside Bancorp enter into exclusive discussions with Party A. The parties began negotiating the terms of the letter of intent.

On September 9, 2019, at a meeting of the Board of Directors, the Board discussed the potential strategic opportunity with Party A.

On September 11, 2019, Party A submitted a revised letter of intent to acquire all of the outstanding shares of Sunnyside Bancorp at a price of $15.00 per share. The letter required that Sunnyside enter into exclusive discussions with Party A.

Sunnyside Bancorp signed the letter of intent with Party A on September 11, 2019. Thereafter, Party A began assembling a team of outside advisers and a due diligence process. It also began preparing a business plan with input from Sunnyside Bancorp. During this period, Sunnyside Bancorp and representatives of KBW were in regular contact with Party A.

On September 27, 2019, legal counsel for Sunnyside Bancorp received an e-mail from the legal counsel for Party D, an individual, expressing the interest of Party D to discuss the possibility of a strategic transaction with Sunnyside Bancorp. The identity of Party D was not disclosed. Since Sunnyside Bancorp was engaged in exclusive negotiations with Party A, legal counsel for Party D was informed that Sunnyside Bancorp was not in a position to enter into discussions at that point.

On October 4, 2019, legal counsel for Sunnyside Bancorp received a letter from the legal counsel from Party D with an offer to acquire all of the outstanding shares of Sunnyside Bancorp for an aggregate price of $13.85 million. The identity of Party D was not disclosed.

On November 18, 2019, legal counsel for Sunnyside Bancorp received an e-mail from the legal counsel from Party D reiterating his client’s interest in engaging in conversations about a strategic transaction and further noting that Party D planned to infuse additional capital into Sunnyside Federal as a part of the transaction. Neither the identity of Party D nor additional transaction terms were disclosed. During early 2020, Party A was in the process of preparing a regulatory presentation and scheduling a regulatory meeting that would be attended by representatives of both Party A and Sunnyside Bancorp when the pandemic spread to the United States.

13

Following the outbreak of the global pandemic in March 2020, after discussions with its financial advisor about the state of the current bank merger market, the Sunnyside Bancorp Board determined that the bank merger market was unlikely to be attractive at that time. As result, the Sunnyside Bancorp Board paused its consideration of a potential merger and related activities.

During April 2020, Sunnyside Bancorp and Party A began discussions on revisions to the latest proposal. On May 18, 2020, Party A submitted a revised letter of intent to acquire all of the outstanding shares of Sunnyside Bancorp for a price per share of $15.00. The price was subject to a downward adjustment if the merger-related expenses incurred by Sunnyside Bancorp exceeded a specified amount. The letter of intent provided for a termination fee to be paid to Party A upon certain circumstances related to a third party and also provided for a termination fee to be paid by Party A to Sunnyside Bancorp if Party A was, through its own fault, unable to consummate the transaction. The letter of intent provided for a 60-day exclusivity period, which was automatically extendable by an additional thirty days at Party A’s discretion.

On May 19, 2020, the Sunnyside Bancorp Board of Directors met to discuss the letter of intent provided by Party A. Following review and discussion of the proposal, the Board of Directors authorized management to execute the letter of intent with Party A, which provided for exclusive negotiations until July 19, 2020.

On May 19 and 27, 2020, legal counsel for Sunnyside Bancorp received e-mails from the legal counsel from Party D reiterating his client’s interest in engaging in conversations about a strategic transaction. Neither the identity of Party D nor additional transaction terms were disclosed. At the time, Sunnyside Bancorp remained under an exclusivity arrangement with Party A.

On July 15, 2020, Rhodium submitted an unsolicited indication of interest to invest $6.0 million of additional capital into Sunnyside Bancorp at a per share price equal to 80% of Sunnyside Bancorp’s tangible book value per share thereby owning approximately 38% of Sunnyside Bancorp on a pro forma basis.

On July 16, 2020, the period for exclusive negotiations with Party A was extended until August 25, 2020.

On July 28, 2020, the Sunnyside Bancorp Board of Directors met regarding the Rhodium proposal and concluded that the sale of a significant interest in Sunnyside Bancorp at a discount to book value was not an attractive option. Rhodium was notified of this decision through Rhodium’s advisors.

On September 10, 2020, Sunnyside Bancorp signed an amendment to the exclusivity agreement with Party A to extend the exclusivity period until October 9, 2020.

On October 9, 2020, the Sunnyside Bancorp Board of Directors held a meeting with representatives of its financial and legal advisors in attendance. The Chairman of Party A and representatives of DLP Bancshares were also in attendance. The Chairman of Party A indicated that its proposal was being amended to include DLP Bancshares, which he stated would provide additional financial and management expertise. The representatives discussed their backgrounds and plans for the institution. Both parties also discussed the material terms of the proposed transaction. Party A and DLP Bancshares requested a 60-day extension to the exclusivity period. The Board concluded that a 60-day extension of the exclusivity clause was reasonable because the mergers and acquisition market remained significantly depressed due to economic, political and health uncertainties associated with the COVID-19 pandemic. Finally, the Board took note of the significant decline in prevailing merger prices since the beginning of the pandemic, which made the $15.00 per share price more attractive relative to peers. The Board authorized an extension of the exclusivity period until December 8, 2020.

Rhodium has indicated that it submitted a non-binding indication of interest on November 10, 2020 to acquire between 51% and 100% of the outstanding shares of Sunnyside Bancorp at a per share price of 115% of the tangible equity of Sunnyside Bancorp, which it estimated at the time of the letter to be a per share price of $17.40 per share. However, neither Sunnyside Bancorp nor its advisors received this proposal.

On November 16, 2020, Sunnyside Bancorp received a non-binding letter of intent, dated November 7, 2020, from an individual (“Party E”) expressing an interest in acquiring all of the shares of Sunnyside Bancorp to procure financial and banking services for high net worth Asian clients and to open a banking office for Asian clients on the west coast. No financial terms were provided.

14

On November 17, 2020, the Sunnyside Bancorp Board of Directors met to discuss the proposal from Party E, a copy of which had been previously distributed to the Board of Directors. It was noted that the letter of intent provided no financial terms nor any information about the prospective buyer’s ability to successfully execute the transaction. After discussion, the Board of Directors determined not to proceed with further discussions with Party E.

On or about December 8, 2020, Sunnyside Bancorp signed an amendment to the exclusivity agreement with Party A to extend the exclusivity period until January 8, 2021.

On December 31, 2020, counsel for DLP Bancshares provided an initial draft of a merger agreement (the “DLP Bancshares Merger Agreement”) to counsel for Sunnyside Bancorp. The parties began negotiating the terms of the DLP Bancshares Merger Agreement.

On January 7, 2021, representatives of DLP Bancshares met with representatives of the Office of the Comptroller of the Currency and the Federal Reserve Bank of Philadelphia. Management of Sunnyside Bancorp and its counsel participated in the meeting.

On January 8, 2021, Sunnyside Bancorp signed an amendment to the exclusivity agreement with Party A to extend the exclusivity period until February 5, 2021.

On February 4, 2021, legal counsel for Sunnyside Bancorp received a letter from the legal counsel from Party D reminding him of the letter delivered in October 2019 for a strategic transaction to acquire all of the shares of Sunnyside Bancorp at a premium to book value with an additional capital infusion. The identity of Party D was not disclosed.

On February 5, 2021, in an attempt to advance stockholders’ interests, Sunnyside Bancorp sent a letter to counsel for Party D requesting that a written proposal be submitted by Party D by February 11, 2021. This deadline was provided because Sunnyside Bancorp was in advanced negotiations and was concerned about losing an attractive transaction to a potential transaction on uncertain terms with an unnamed party. The Board wanted to move quickly as it expected that Party A would shortly insist on an extension of the exclusivity agreement to keep negotiating. To aid Party D, the letter set forth certain items that should be included in the proposal, including the identity of Party D, the structure and pricing of the transaction, including whether such price was subject to adjustment, and whether the proposal was subject to any financing contingencies. Party D was also invited to contact Sunnyside Bancorp’s financial advisor, although it did not do so. A confidentiality agreement in the same form as had been used to date with the other potential partners was provided to Party D with the understanding that a confidentiality agreement should be signed before negotiations would occur.

On February 11, 2021, legal counsel for Party D submitted a written non-binding indication of interest to acquire all the shares of Sunnyside Bancorp for a price of $15.42 per share. The proposal was subject to a downward price adjustment based on what appeared to be unrealistic minimum equity and transaction expense budgets, which could result in a lower ultimate value to stockholders.

Following receipt of the February 11, 2021 proposal from Party D, at the direction of Sunnyside Bancorp, KBW informed DLP Bancshares that Sunnyside Bancorp had received a third-party proposal. Neither the identity of the party nor the specifics of the proposal were provided. KBW asked if DLP Bancshares could improve its proposal, including removing some of the existing contingencies surrounding the determination of the price per share and the requirement that Sunnyside Bancorp achieve a certain level of equity at the closing.

On February 19, 2021, DLP Bancshares relayed the terms of a revised proposal via e-mail. The primary differences were an increase in its proposal from $15.00 to $15.55 per share and the removal of its minimum equity price adjustment.

15

On February 23, 2021, the Sunnyside Bancorp Board of Directors held a meeting with its financial and legal advisors in attendance. A representative from KBW provided an update regarding the events that had transpired to date and reviewed the terms of the DLP Bancshares proposal and the proposal from Party D. The Board observed that both were all-cash proposals and the proposal from Party D was for $15.42 per share compared to the $15.55 per share price proposed by DLP Bancshares. The DLP Bancshares proposal was subject to further reduction if transaction costs exceeded $2.0 million; however, DLP Bancshares had removed its previous requirement about a minimum equity amount that Sunnyside Bancorp had to achieve at closing to avoid a further price reduction. The proposal from Party D included downward price adjustments if transactions costs exceeded $450,000 (plus the possibility of raising that amount by $100,000 for additional shareholder meeting costs) and it contained a minimum equity provision of $10.75 million. The proposal from Party D did not address the amount or structure of any break-up or reverse break-up fee.

In addition to the discussion of terms of the two proposals, the Board discussed the potential execution risk of the competing proposals. Specifically, the Board noted that DLP Bancshares had identified a management team and Party D had not yet identified a management team; that DLP Bancshares would pay Sunnyside Bancorp a termination fee if it could not obtain regulatory approval; that DLP Bancshares had vetted the transaction with the regulators; and DLP had completed its due diligence.

Based on a thorough analysis, the Board of Directors determined that the DLP Bancshares proposal was superior to the proposal from Party D and authorized management, with assistance of its advisors, to continue to negotiate a definitive merger agreement with DLP Bancshares and to notify Party D that the Board of Directors had considered its proposal but was not moving forward with it.

Following discussions between the two parties’ legal advisors, on March 1, 2021, DLP Bancshares agreed to increase the threshold for transaction costs at which a downward price adjustment would be incurred from $2.0 million to $2.2 million.

On March 1, 2021, Party D was notified that the Board of Directors had considered its proposal but was moving forward with a third party.

On March 2, 2021, counsel for Party D sent an e-mail to counsel for Sunnyside Bancorp indicating his client’s intent to increase its proposed price.

On March 3, 2021, counsel for Sunnyside Bancorp spoke with counsel for Party D and provided him an e-mail generally outlining the terms (other than price) of the proposal that had been negotiated with DLP Bancshares (without identifying DLP Bancshares), including: (1) the agreement by DLP Bancshares to deposit $615,000 in escrow in connection with the transaction; (2) the agreement by the principal of DLP Bancshares to be a signatory to the merger agreement and to guarantee the performance of the definitive agreement; (3) the existence of an equivalent reciprocal termination fee; (4) the absence of a minimum equity provision; and (5) a $2.2 million transaction expense allowance. Although Sunnyside Bancorp had not provided such assistance to other parties seeking to acquire it, Sunnyside Bancorp instructed that this e-mail be sent to assist Party D in making a proposal that would be in the best interests of Sunnyside Bancorp’s stockholders. Party D was informed that, if it made an attractive proposal that addressed these issues, Sunnyside Bancorp would allow Party D to conduct diligence to finalize its proposal. Counsel for Party D was also advised that a deadline for submission had been established to minimize the risk of losing an already negotiated transaction.

On March 3, 2021, Party D signed the executed confidentiality agreement, which had been provided to it on February 5, 2021.

On March 5, 2021, counsel for Party D, on behalf of Party D, submitted to Sunnyside Bancorp a written non-binding indication of interest to acquire all the outstanding shares of Sunnyside Bancorp for a price of $15.42 per share. The letter indicated a commitment to also invest $8 million of additional capital into Sunnyside Bancorp. The letter also provided for: (1) a deposit of $625,000 to be placed in escrow in connection with the transaction; (2) a termination fee of 5% of the transaction value to be paid by Party D if the transaction does not proceed due to Party D’s breach; (3) a termination fee of 3% of the transaction value to be paid by Sunnyside Bancorp to pursue a third-party proposal; and (4) a $2.2 million transaction expense allowance.

16

On March 6, 2021, the Sunnyside Bancorp Board of Directors held a meeting with representatives of its financial and legal advisors in attendance. The Board of Directors was updated on the progress of the negotiation of the definitive agreement with DLP Bancshares. A detailed summary of the events that had occurred since the Board’s last meeting on February 23, 2021 was provided. Thereafter, the Board reviewed the material terms of the two proposals. Both the transaction expense provisions and the treatment of the employment contracts appeared to be similar in the two proposals while DLP Bancshares offered one board seat and Party D offered three board seats. The Board of Directors discussed the price of the two proposals, including: the likely ultimate price to stockholders giving effect to the stock price adjustment mechanisms; that DLP Bancshares had identified a management team, which Party D had not done to date; each party’s proposed break-up and reverse break-up fees; and that DLP Bancshares had completed diligence and held a pre-filing meeting with regulators about the transaction. The Board also expressed concerns that DLP Bancshares might withdraw its proposal, which had been almost fully negotiated, if a definitive agreement was not signed promptly. The Board of Directors decided that it was in the best interests of Sunnyside Bancorp and its stockholders to continue negotiating the DLP Bancshares proposal because, among other things, it was at a higher price, subject to fewer uncertainties and represented materially less execution risk.

On March 6, 2021, counsel for Sunnyside notified counsel for Party D that the Board of Directors had concluded that it was in the best interests of stockholders to proceed with its existing proposal.

On March 8, 2021, Party D submitted a letter to the Sunnyside Bancorp Board of Directors expressing displeasure with the process that had been conducted and requesting a reconsideration of the Board’s previous decision.

On March 9, 2021, the Sunnyside Bancorp Board of Directors met to discuss the letter submitted by Party D the prior day. Representatives of Sunnyside Bancorp’s legal and financial advisors participated in the meeting. The Board of Directors also revisited its previous interactions with Party D and the rationale for its previous actions. After review, the Board of Directors confirmed that it would be in the best interest of stockholders to continue to negotiate with DLP Bancshares as was decided at its March 6 meeting. The Board of Directors decided to respond in writing to Party D to highlight what it believed to be factual inaccuracies in the March 8 letter and to reiterate that the Board had thoroughly reviewed Party D’s latest proposal and determined that proceeding with the DLP Bancshares proposal was in the best interests of stockholders. The Board authorized the preparation of such letter, which was delivered by Mr. Sullivan to Party D on March 9, 2021.

On March 15, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. A copy of the DLP Bancshares Merger Agreement that had been negotiated to date, as well as certain ancillary documents, had been previously provided to the members of the Board of Directors. The Board reviewed in detail the terms of the DLP Bancshares Merger Agreement and the shareholder support agreement, claims letters and restrictive covenant agreements to be entered into by the directors and senior management.

On March 16, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. At this meeting, KBW reviewed with the Board the financial aspects of the proposed transaction, which included a review of the market performance of selected major exchange-traded U.S. banks with total assets less than $600 million and implied transaction metrics of selected U.S. bank transactions with an announced transaction value of less than $25 million and a LTM return on average assets of the acquired company of less than 0.00%, and rendered an opinion, dated March 16, 2021, regarding the $15.55 per share consideration in the proposed transaction.

Following discussion among the members of the Sunnyside Bancorp Board of Directors, the Sunnyside Bancorp Board of Directors determined that the DLP Bancshares Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of Sunnyside Bancorp and its stockholders and the directors unanimously voted to approve the DLP Bancshares Merger Agreement and the related transactions and recommended that Sunnyside Bancorp’s stockholders approve the DLP Bancshares Merger Agreement and the merger with DLP Bancshares.

The DLP Bancshares Merger Agreement and ancillary documents were executed and delivered. After the closing of the market on March 16, 2021, DLP Bancshares and Sunnyside Bancorp issued a joint press release announcing the execution of the DLP Bancshares Merger Agreement.

17

On March 19, 2021, counsel for Party D submitted a letter proposing to acquire between 60% and 100% of the outstanding shares of Sunnyside Bancorp for $16.55 per share in cash. The proposal also provided that Party D would deposit $615,000 in escrow to be paid to Sunnyside Bancorp if Party D was unable to obtain regulatory approval. The proposal allowed Sunnyside Bancorp to incur $2.2 million of transaction expenses, which if exceeded would result in a downward adjustment to the price. Party D also committed to invest an additional $8 million in capital in Sunnyside Bancorp.

On March 23, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The Board discussed the proposal submitted by Party D and compared its terms against those contained in the DLP Bancshares Merger Agreement. After extensive review, the Board determined that the proposal by Party D met the requirements under the DLP Bancshares Merger Agreement for further discussions. In reaching its decision, the Board noted the higher nominal price, that many of the other terms offered in the proposal by Party D were similar to those contained in the DLP Bancshares Merger Agreement and that the proposal was not subject to a financing contingency. The Board also noted that further diligence was required to determine the approvability of the proposal from a regulatory standpoint. The Board also authorized management to meet with Party D and provide diligence materials to Party D.

On March 24, 2021, representatives of Party D requested and were provided access to a virtual data room containing various Sunnyside Bancorp diligence materials. In addition, Party D was informed that additional materials would be made available if it so requested.

On March 25, 2021, Rhodium submitted an unsolicited written non-binding indication of interest to acquire between 51% and 100% of the outstanding shares of Sunnyside Bancorp for a price of $16.38 per share in cash.

On March 26, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The terms of the Rhodium proposal were discussed. The Board then discussed what was required under the DLP Bancshares Merger Agreement regarding the consideration of a third-party proposal. While the Board acknowledged the price that was being offered by Rhodium was higher than that offered in the DLP Bancshares Merger Agreement, many of the other material terms to the proposed transaction were unaddressed. Further, before the Board could make a final determination as to whether a third-party proposal constituted or could reasonably be expected to lead to a superior proposal, it would need to be able to make a preliminary assessment of that party’s ability to obtain regulatory approval. In that regard, the Board believed that Rhodium did not provide enough information to address this issue. Without this information, the Board did not believe it had sufficient information with which to reasonably determine in good faith that the proposal met the DLP Bancshares Merger Agreement requirements for further discussion.

On April 8, 2021, representatives of Party D met with members of Sunnyside Bancorp’s senior management.

On April 8, 2021, counsel for Party D provided a list of 11 diligence items for which Party D requested clarification or further information. Written responses to each of the requested items was provided by Sunnyside Bancorp on April 10, 2021.

On April 12, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Management updated the Board on the meeting that management had with principals of Party D and the Board discussed the Party D proposal.

On April 13, 2021, representatives of Sunnyside Bancorp and Party D spoke to discuss various due diligence items and transaction specifics. Sunnyside Bancorp reiterated the importance of Sunnyside Bancorp being able to evaluate the execution risk of the transaction. Party D indicated that it would provide a revised indication of interest with a draft definitive agreement attached to facilitate the Board of Directors evaluation of the proposals.

18

On April 13, 2021, representatives of Party D met with the Sunnyside Bancorp’s Board of Directors. At the meeting, representatives of Party D provided a general overview of their operating philosophy and experience but no details regarding their acquisition proposal or management.

On April 20, 2021, Rhodium delivered to the Sunnyside Bancorp Board of Directors a proposal to acquire all of the shares of Sunnyside Bancorp for $18.50 in cash. The letter noted failed attempts at previous contacts with Sunnyside Bancorp in July 2020 and November 2020. The letter also indicated that, through its subsidiary, it had purchased 9.8% of the outstanding shares of Sunnyside Bancorp common stock. Rhodium also disclosed the letter publicly.

On April 20, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened to discuss the latest Rhodium proposal. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The Board discussed the information it had regarding Rhodium, including the materials that accompanied the July 2020 proposal. The Board then compared the terms of the Rhodium proposal against the terms contained in the DLP Bancshares Merger Agreement. After extensive review, the Board determined that the Rhodium proposal met the requirements under the DLP Bancshares Merger Agreement for further discussions. In reaching its decision, the Board noted the higher price, that the proposal was not subject to a financing contingency, and that Rhodium had considered the regulatory issues related to this acquisition and that there appeared to be no regulatory impediments. Accordingly, the Board directed its legal and financial advisors to notify DLP Bancshares and Rhodium of such determination.

On April 23, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal advisors participated in the meeting. The purpose of the meeting was to discuss concerns expressed by Rhodium in signing the same form of confidentiality agreement that had been signed by DLP Bancshares and Party D because of language that restricted its ability to make public disclosures about the status of discussions with Sunnyside Bancorp about a potential transaction. The Board discussed the requirements under the DLP Bancshares Merger Agreement that, before Sunnyside Bancorp could participate in any discussions or negotiations with a third party or furnish or afford access to that third party of any non-public information, such third party was required to sign an “acceptable confidentiality agreement,” which contained terms substantially similar to and no less favorable in the aggregate to Sunnyside Bancorp that the terms of the confidentiality agreement signed by DLP Bancshares.

On April 25, 2021, counsel for Sunnyside Bancorp provided DLP Bancshares’ counsel with Rhodium’s proposed changes to the non-disclosure agreement.

On April 25, 2021, counsel for DLP Bancshares authorized Sunnyside Bancorp to enter into the non-disclosure agreement with the proposed amendments. The changes preserved Rhodium’s option to make public its offer to acquire Sunnyside Bancorp.

On April 26, 2021, Rhodium executed the non-disclosure agreement as revised.

On April 26, 2021, counsel for Rhodium provided an initial draft of the Merger Agreement to counsel for Sunnyside Bancorp, which was based on the DLP Bancshares Merger Agreement and differed from it in only a handful of respects.

On April 26, 2021, Sunnyside Bancorp asked that Party D provide his best and final proposal so that it could be considered contemporaneously with the Board’s evaluation of any other proposals.

On April 27, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The Board was updated on the discussions and correspondence that had occurred between the various parties since the meeting of the Board of Directors on April 23, 2021. The Board observed how quickly Rhodium was able to provide requested materials.

On April 28, 2021, representatives of Rhodium met with members of Sunnyside Bancorp’s senior management.

19

On April 29, 2021, counsel for Party D submitted a proposal to acquire between 60% and 100% of the outstanding shares of Sunnyside Bancorp with two different pricing alternatives. The first alternative offered $16.80 per share in cash. The offer allowed Sunnyside Bancorp to incur $2,815,000 of transaction expenses (including payment of the $615,000 termination fee to DLP Bancshares), which if exceeded would result in a price decrease. The second alternative offered $18.75 per share in cash. The proposal allowed Sunnyside Bancorp to incur $1,267,675 of transaction expenses (including payment of the $615,000 termination fee to DLP Bancshares), which if exceeded would result in a price decrease. Party D also committed to invest an additional $4 million in capital in Sunnyside Bancorp valued at a price per share of $15.55. Party D also offered to invite up to three existing Sunnyside Bancorp board members to remain on the board following the transaction. Although Party D had been requested on more than one occasion to provide a draft merger agreement to facilitate Sunnyside Bancorp Board’s evaluation of transaction details, and although the DLP Bancshares Merger Agreement was a public document, a draft merger agreement was not provided by Party D.

On May 2, 2021, representatives of Rhodium requested and were provided access to the virtual data room.

On May 3, 2021, representatives of Rhodium met with the Sunnyside Bancorp Board of Directors.

On May 7, 2021, Rhodium provided a letter from a financial institution verifying that Rhodium’s principal had sufficient cash to pay the merger consideration.

On May 18, 2021, Party D sent a letter to Sunnyside Bancorp reiterating its desire to enter into a transaction.

On May 18, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened to discuss the status of the negotiations between Sunnyside Bancorp and each of Rhodium, Party D and DLP Bancshares. The Board was updated on the revised terms that had been proposed orally by the representatives of Rhodium, which included: (1) a price per share of $18.75; (2) removal of the price adjustment mechanism so that the amount of transaction expenses incurred by Sunnyside Bancorp would not impact the price to be received by Sunnyside Bancorp’s stockholders; (3) an invitation for all the current directors of Sunnyside Bancorp to join the board of directors of the resulting institution; and (4) a reverse break-up fee of $850,000. An update on the status of diligence and a meeting with regulators to discuss the Rhodium transaction was also discussed. The Board discussed the updated proposal that had been received from Party D on April 29, 2021 noting that the proposal still contained substantial uncertainties with respect to the structure and price being proposed and the absence of an identified management team. Also, a draft merger agreement was not included.

On May 19, 2021, Sunnyside Bancorp sent a letter to Party D acknowledging receipt of the letter dated May 18, 2021 and indicating that the Board welcomes any additional information that Party D believes would assist Sunnyside Bancorp in evaluating Party D’s proposal. Also, the letter noted Sunnyside Bancorp’s expectation that each party will submit to Sunnyside Bancorp their best and final proposal with a comprehensive explanation of all transaction details. The letter also reminded Party D of its obligations under the non-disclosure agreement that it previously executed, which prohibited the public disclosure of their discussions.

On May 21, 2021, Rhodium’s legal advisors provided a revised draft of the Merger Agreement and a form of shareholder support agreement. The revised draft of the Merger Agreement contained, among other things, the following revised terms: (1) confirming that Rhodium would pay the termination fee to DLP Bancshares; (2) a price per share of $18.75; (3) removing the price adjustment mechanism so that the amount of transaction expenses incurred by Sunnyside Bancorp will not impact the price to be received by Sunnyside Bancorp’s stockholders; and (4) increasing the break-up fee to be paid by Rhodium to Sunnyside Bancorp to $850,000. This agreement also offered employment contracts to Ms. Mirtuono and Mr. Lipkus although this had not been requested by Sunnyside Bancorp. Counsel also noted Rhodium would not require the claims letter or restrictive covenant agreements that certain directors were required to sign by DLP Bancshares.

On May 24, 2021, representatives of Rhodium met with representatives of the Office of the Comptroller of the Currency and the Federal Reserve Bank of Philadelphia. Management of Sunnyside Bancorp and its counsel participated in the meeting.

20

On May 27, 2021, counsel to Party D sent a letter to counsel for Sunnyside Bancorp in which he indicated Party D’s willingness to pay a fixed sum to acquire control of Sunnyside Bancorp, which he claimed was materially higher than all publicly announced proposals. However, such proposal would only be provided in person at a meeting with the Sunnyside Bancorp Board. In addition, the purchase price and deal terms were not disclosed. Finally, a draft merger agreement was not provided, no management team or board members were identified and no additional information was provided to assist the Board in its evaluation of the execution risk of entering into an agreement with Party D.

On June 1, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The Board discussed the May 27, 2021 letter sent by counsel to Party D. The Board noted that it had been negotiating with Party D for almost four months. During that time, Party D had been provided access to extensive diligence materials; had met with the Board and management; had asked and received answers on a number of follow-up diligence questions; and had multiple opportunities to submit proposals to acquire Sunnyside Bancorp. In fact, Party D had to date submitted multiple written proposals to do so. Nevertheless, in each case, the proposals submitted by Party D were incomplete in many important respects. In addition, the Board noted that Sunnyside Bancorp had requested that Party D provide its best and final offer on multiple occasions, the last of which was indicated in writing in a letter sent on May 19, 2021. That letter also expressly welcomed any additional information that Party D believed would assist Sunnyside Bancorp in evaluating its proposal.

The Board then discussed the latest Party D correspondence, as well as the following: (1) it was in receipt of a very attractive fully-formed proposal from Rhodium that it believed was very close to being able to submit to DLP Bancshares under the terms of the DLP Bancshares Merger Agreement; (2) both the Rhodium and DLP Bancshares proposals had been initially vetted by the regulators whereas, despite Sunnyside Bancorp’s request, Party D’s proposal had not been so vetted; (3) there was concern that Rhodium’s interest could diminish with further delays in the process; (4) Party D had provided significantly fewer details regarding the transaction structure and execution risk: (5) Sunnyside Bancorp was experiencing financial losses due primarily to the merger-related expenses and management was unable to make long-term decisions and hires as a result of the protracted transaction process and believed it to be in the stockholders’ best interests to minimize further delays; (6) Rhodium’s expeditious approach to the merger process, including negotiations and diligence; and (7) the Board’s strong feeling that it had treated Party D fairly and provided him with numerous opportunities to present and finalize his various proposals to acquire the Company.

The Board reviewed the material terms of the following four current proposals: (1) the existing transaction with DLP Bancshares; (2) each of the two pricing alternatives included by Party D in the proposal dated April 29, 2021; and (3) the terms of the proposal included in the latest draft of the merger agreement provided by Rhodium. The presentation was accompanied by written materials, a copy of which had previously been provided to the Board of Directors. It was noted that the terms of the merger agreement with Rhodium had been substantially negotiated. However, there were a few additional comments that remained outstanding, which were discussed with the Board.

KBW reviewed financial aspects of the Rhodium proposal based on the proposed per share price of $18.75, which, taking into account price adjustments in the Party D proposal, was currently the highest proposed price. The Board also reviewed the market performance of selected major exchange-traded U.S. banks and implied transaction metrics of selected U.S. bank transactions. Following lengthy discussion, the Board expressed a desire to see if all outstanding comments could be resolved very quickly at which point the Board could quickly re-assemble and determine whether the proposal is a Superior Proposal. The Board authorized management to engage with Rhodium on the outstanding matters.

On June 2, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The Board noted that all comments on the Merger Agreement and ancillary documents had been favorably resolved. It also noted that Rhodium’s disclosure schedules had been provided and reviewed. The Board then specifically discussed what was required under the DLP Bancshares Merger Agreement to determine whether a third-party proposal constituted a Superior Proposal. The Board then reviewed all aspects of the Rhodium proposal, the DLP Bancshares Merger Agreement, the Party D proposal and the merger process to date. The Board also considered the execution risk of the Rhodium proposal both from a financial and regulatory standpoint. Finally, the Board reviewed financial information regarding the Rhodium proposal with KBW. After discussion and consultation with its financial and legal advisors, the Board determined that the proposal made by Rhodium met the requirements under the DLP Bancshares Merger Agreement to be considered a Superior Proposal and in the best interests of the Company’s stockholders. Accordingly, the Board authorized its legal advisors to provide its Notice of Superior Proposal to DLP Bancshares, which was delivered on June 2, 2021. The Board also discussed the Party D proposal and instructed counsel to write a brief response to the letter submitted by counsel to Party D dated May 27, 2021 acknowledging receipt of the letter and a commitment to review the letter in accordance with the Board’s fiduciary duties.

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On June 8, 2021, DLP Bancshares provided a letter to Sunnyside Bancorp indicating its decision not to propose any adjustments, modifications or amendments to the terms and conditions contained in the DLP Bancshares Merger Agreement.

On June 9, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The purpose of the meeting was to discuss the response provided by DLP Bancshares to the Notice of Superior Proposal. The Board discussed the outstanding items to allow it to be able to review and approve the Rhodium proposal.

On June 9, 2021, counsel for Sunnyside Bancorp delivered to counsel for DLP Bancshares an initial draft of the Merger Termination Agreement. The parties began to negotiate the terms of the Merger Termination Agreement.

On June 16, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. A copy of the Merger Agreement with Rhodium and the Merger Termination Agreement with DLP Bancshares, each of which had been negotiated to date, as well as certain ancillary documents, had been previously provided to the members of the Board of Directors. The terms of the Merger Agreement, the Merger Termination Agreement and the ancillary agreements were discussed in detail. At this meeting, KBW reviewed with the Board the financial aspects of the proposed transaction, which included a review of the market performance of selected major exchange-traded U.S. banks with total assets less than $600 million and implied transaction metrics of selected U.S. bank transactions with an announced transaction value of less than $25 million and a LTM return on average assets of the acquired company of less than 0.00%, and rendered an opinion, dated June 16, 2021, regarding the $18.75 per share consideration in the proposed transaction.

Following these discussions and review and discussion among the members of the Sunnyside Bancorp Board of Directors, including consideration of the factors described under “—Sunnyside Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that the Sunnyside Bancorp Stockholders Vote “FOR” Approval of the Merger Agreement and Merger,” the Sunnyside Bancorp Board of Directors determined that the Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of Sunnyside Bancorp and its stockholders and the directors unanimously voted to approve the Merger Termination Agreement, the Merger Agreement, and the related transactions and recommended that Sunnyside Bancorp’s stockholders approve the Merger Agreement and the merger.

The Merger Agreement, the Merger Termination Agreement and ancillary documents were executed and delivered. After the closing of the market on June 16, 2021, Rhodium and Sunnyside Bancorp issued a joint press release announcing the execution of the Merger Agreement.

On June 21, 2021, counsel for Party D submitted a proposal to acquire all of the outstanding shares of Sunnyside Bancorp for $20.00 per share in cash. The proposal also provided that Party D would deposit $850,000 in escrow to be paid to Sunnyside Bancorp if Party D was unable to obtain regulatory approval. The proposal noted that Party D would pay the $615,000 termination fee to be paid to Rhodium. The proposal offered employment to certain members of senior management and to employees, indicated that it would provide the severance payment under the outstanding employment agreements and offered board positions to all existing Sunnyside Bancorp directors to continue to remain on the board of the resulting entity.

On June 25, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The Board discussed the Proposal from Party D, copies of which were had been previously delivered to the Board, noting that the proposal contained uncertainties as to whether the pricing was subject to adjustment, the treatment of transaction expenses and details regarding the termination and reverse termination fees. The Board also noted that there was no information regarding the composition of the management team or the board of directors of the resulting institution. The Board also reiterated the desirability of obtaining a draft definitive merger agreement so that it could be certain of the material transaction terms of the proposal and a pre-filing meeting with regulators to assess the approvability of the transaction. The Board then discussed execution risk. After extensive review, the Board determined (with Directors Mirtuono and Sullivan abstaining) that the proposal from Party D met the standards under the Merger Agreement to allow additional discussions.

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On June 28, 2021, counsel for Sunnyside Bancorp spoke with and provided written instructions to the counsel for Party D on additional items that the Sunnyside Bancorp Board desired to facilitate its evaluation of the Party D proposal. Such items included a copy of a proposed definitive merger agreement and a meeting between representatives of Party D and the appropriate banking regulators. Counsel for Party D was informed that such meeting should be preceded by materials about Party D, a summary of the terms of the transaction and its plans for the organization, including identification of the management and board of directors, pro forma projections and the operations and strategy of the resulting institution. Further, evidence of Party D’s ability to fund the merger consideration and the payment of the Rhodium termination fee was requested.

On June 30, 2021, counsel for Party D provided an updated proposal to acquire all of the shares of Sunnyside Bancorp. The proposal contained the same terms contained in the proposal that was delivered on June 21, 2021 with a few additions. It provided the proposed composition of senior management and the board of directors of the resulting entity and also provided for the establishment of an advisory board for those Sunnyside directors that were not appointed as directors of the resulting entity. Counsel for Party D also provided an initial draft of the merger agreement at this time. Among the differences from the Merger Agreement were: (1) significantly more restrictive lending covenants, which could adversely affect Sunnyside Federal’s operations, including its lending activities and raise regulatory issues; and (2) a different acquisition structure, which could have potential adverse tax implications. Counsel for Party D also provided evidence that Party D had liquid funds available to pay the merger consideration and the Rhodium termination fee.

On July 2, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The Board discussed the materials provided by Party D on June 30, 2021, copies of which had been previously provided to the Board of Directors in advance of this meeting, noting that such materials addressed a number of the previous ambiguities and questions that previously existed. The Board discussed the differences between the Merger Agreement and the merger agreement that was provided by Party D.

During its discussions, the Board noted that, during the process, Party D had made certain commitments through his representative that were not followed through in an expeditious manner. In addition, information that Party D’s representatives had committed to provide was at times late and/or contained material ambiguities. As a result, the directors had concerns regarding whether Party D would ultimately be able to conclude a transaction on an expedited basis that would be in the best interests of stockholders.

On July 9, 2021, Sunnyside Bancorp executed a non-disclosure agreement related to certain material non-public information provided by Party D.

On July 22, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The directors discussed the status of the negotiations with Party D and various issues related to its proposal. The directors then discussed the toll that the merger process was taking on Sunnyside Bancorp. Sunnyside Bancorp had reported significant losses for the first half of the year, almost all of which were attributable to expenses related to the merger process. The merger process was also diverting management’s attention from daily operations and affecting Sunnyside Bancorp’s ability to make long-term decisions and hires. For these reasons, the directors discussed methods to expedite the merger process, which the directors believed would be in the best interests of stockholders.

On July 28, 2021, Rhodium filed its application with the regulators to seek approval of the transaction.

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On July 29, 2021, Party D and his representatives met with representatives of the Office of the Comptroller of the Currency and the Federal Reserve Bank of Philadelphia.Management of Sunnyside Bancorp and its counsel participated in the meeting.

On August 2, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened to discuss the proposal provided by Party D. Representatives of Sunnyside Bancorp’s legal and financial advisors did not participate in the meeting.

Later that day, a meeting of the Sunnyside Bancorp Board of Directors was convened with representatives of Sunnyside Bancorp’s senior management and legal advisors in attendance. The directors discussed the status of the negotiations with Party D as well as the overall merger process and its impact on Sunnyside Bancorp and its stockholders.

On August 5, 2021, Rhodium provided a written updated proposal to modify the terms of parties’ existing merger agreement.The proposal explicitly stated that the terms being offered were in consideration for, and were conditioned on Sunnyside Bancorp’s agreement to: (1) terminate any current discussions with third parties regarding a third-party proposal; and (2) to revise the Merger Agreement to eliminate Sunnyside Bancorp’s ability to (a) entertain certain third-party acquisition proposals, (b) accept a superior proposal and (c) terminate the transaction to accept a third-party proposal.In exchange for such agreement, Rhodium proposed to: (1) increase the merger consideration by $1.50 from $18.75 per share to $20.25 per share in the form of stock valued at 0.08 shares of Sunnyside Bancorp common stock; and (2) increase the termination fee to be paid by Rhodium to Sunnyside Bancorp (primarily in instances in which Rhodium could not obtain regulatory approval or otherwise close the transaction in a timely manner) from $850,000 to $1.0 million.

During the period from August 5, 2021 through August 16, 2021, various conversations occurred between the parties and their representatives regarding the terms of the revised Rhodium proposal. Among other things, the parties discussed amending the escrow agreement to make it substantially easier for Sunnyside Bancorp to access the escrowed funds if it believed that it is entitled to the reverse break-up fee from Rhodium, which the Sunnyside Bancorp board believed better protected the interests of Sunnyside Bancorp and its stockholders.In addition, the parties discussed changing the proposed stock component to cash and Sunnyside Bancorp receiving current litigation support from the principal of Rhodium to provide additional protection against adverse financial consequences of litigation. Furthermore, the parties discussed increasing the reverse break-up fee.Finally, there were extensive discussions and negotiations regarding the proposed limitations on the Board’s ability to consider and negotiate any third-party proposals.In this regard, representatives of Rhodium informed Sunnyside Bancorp on several occasions that it was unwilling to make further concessions and was losing patience with the process.

On August 6, 2021, Party D issued a press release (which was filed with the SEC), which was in violation of the non-disclosure agreement that it signed, announcing his offer to acquire all the shares of Sunnyside Bancorp common stock for $20.00 in an all-cash transaction.Among other things, the press release made claims, including that Sunnyside Federal “may no longer be able to survive” and that its leadership was “continuing to run the bank into the ground.”The Board expressed concerns about the trustworthiness of a party that would violate its obligations under a contract and also make disparaging comments that could damage the institution and its stockholders.

On August 16, 2021, Rhodium’s counsel provided a written updated proposal to modify the terms of parties’ existing merger agreement.The proposal noted that the terms being offered were in consideration for, and were conditioned on Sunnyside Bancorp’s agreement to: (1) terminate any current discussions with third parties regarding a third-party proposal; and (2) revise the Merger Agreement to eliminate Sunnyside Bancorp’s ability to (a) entertain certain third-party acquisition proposals, (b) accept a superior proposal and (c) terminate the transaction to accept a third-party proposal.In exchange for such agreement, Rhodium agreed to: (1) increase the merger consideration by $1.50 in cash from $18.75 per share to $20.25 per share; (2) increase the termination fee to be paid by Rhodium to Sunnyside Bancorp from $850,000 to $1.5 million, which such fees would be placed on escrow; (3) amend the escrow agreement to provide that the escrow agent would be obligated to release the escrow funds to Sunnyside Bancorp upon its instructions without the concurrence of Mr. Silber; (4) subject to certain conditions, reimburse Sunnyside Bancorp and its directors and officers with respect to any out-of-pocket litigation costs and expenses up to $1.0 million with respect to litigation with certain persons, including stockholders, related to the merger; and (5) expand the definition of material adverse effect to limit Rhodium’s ability to terminate the merger due to litigation.

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On August 17, 2021, the parties began negotiating the terms of the amendment to the Merger Agreement.

On August 24, 2021, the Federal Reserve Bank of Philadelphia requested additional information from Rhodium in regard to its regulatory application.

On August 25, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting.The Board discussed the status of the negotiations with Rhodium and the terms of the amendment to the Merger Agreement.The Board also discussed its duties and the overall process, including the current status of the Party D proposal and communications.

On August 26, 2021, a meeting of the Sunnyside Bancorp Board of Directors was convened. Representatives of Sunnyside Bancorp’s senior management and legal and financial advisors participated in the meeting. The status of negotiations on the amendment to the Merger Agreement was provided.It was also noted that Rhodium had received a request for additional information from a federal regulator on the regulatory application it had previously filed.The Board discussed the request for additional information and attempted to evaluate the impact on execution risk.

The Board compared the latest proposal of Party D, including the financial terms provided in the press release publicly issued on August 6, 2021 and the terms of the transactions set forth in the amendment to the Merger Agreement provided by Rhodium.At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Sunnyside Bancorp Board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of Sunnyside Bancorp common stock in the merger was fair, from a financial point of view, to such holders of Sunnyside Bancorp common stock. For a further description of the opinion issued by KBW, see “—Opinion of Sunnyside Bancorp’s Financial Advisor.”

During this meeting, the Board discussed at length Rhodium’s demand that, in exchange for the favorable changes to the Merger Agreement, including the increased merger consideration, the Merger Agreement must be amended to limit the Board’s ability to negotiate any additional third-party proposals and eliminate the Board’s ability to terminate the Merger Agreement to accept such proposals. It was discussed that while Rhodium had insisted on inclusion of those changes, these provisions had been negotiated vigorously and Sunnyside Bancorp was able to obtain some significant concessions. The Board then discussed the numerous advantages of the revised Rhodium proposal versus the terms of the current Merger Agreement and the terms contained in the Party D public announcement. In this regard, the Board considered, among other things, (1) that Rhodium had proposed the highest price, (2) that Rhodium has proposed the highest reverse break-up fee, (3) that Rhodium had agreed to the changes to the escrow agreement, which made it significantly more likely that Sunnyside Bancorp would receive the reverse break-up fee if it believed it was entitled to it, (4) that Rhodium had filed its regulatory application in July 2021 and, based on the initial comment letter, appeared to be making progress in the regulatory process and (5) the need to complete a transaction on an expeditious basis.

After discussion, it was clear that all of the directors but one believed that it was strongly in the stockholders’ best interest that Sunnyside Bancorp accept Rhodium’s revised proposal. At this point, following discussion, Desmond Lyons, a director of Sunnyside Bancorp and Sunnyside Federal, resigned. Mr. Lyons indicated that, while he was supportive of Sunnyside Bancorp’s overall strategic direction and its transaction with Rhodium, he disagreed with certain provisions in the most recent version of the Merger Agreement with Rhodium that restricted further third-party negotiations.

Following these presentations and discussions among the members of the Sunnyside Bancorp Board of Directors, including consideration of the factors described under “—Sunnyside Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that the Sunnyside Bancorp Stockholders Vote “FOR” Approval of the Merger Agreement and Merger,” the Sunnyside Bancorp Board of Directors determined that the amendment to the Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of Sunnyside Bancorp and its stockholders and the directors unanimously voted to approve the amendment to the Merger Agreement and the amendment to the escrow agreement and recommended that Sunnyside Bancorp’s stockholders approve the Merger Agreement, as amended, and the merger.

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The amendment to the Merger Agreement and the amendment to the escrow agreement were executed and delivered. After the closing of the market on August 26, 2021, Sunnyside Bancorp announced the execution of the amendment of the Merger Agreement.

On August 27, 2021, Party D issued a press release announcing his offer to acquire all the shares of Sunnyside Bancorp common stock for $22.00 in an all-cash transaction. Although the Board discussed the press release in detail, under the terms of the Merger Agreement, as amended, Sunnyside Bancorp was not permitted to negotiate with Party D or accept the terms of such a third-party proposal.

On September 10, 2021, Rhodium provided the requested additional information requested by the Federal Reserve Bank of Philadelphia.

On September 20, 2021, Party D issued a press release announcing that he no longer is pursuing his previous offer to acquire all the shares of Sunnyside Bancorp common stock for $22.00 per share in an all-cash transaction.  Instead, Party D indicated that he planned to file for regulatory approval and pursue a tender offer to acquire all the shares of Sunnyside Bancorp common stock for $23.00 per share in cash.

Sunnyside Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that Sunnyside Bancorp Stockholders Vote “FOR” Approval of the Merger Agreement and the Merger

The Sunnyside Bancorp Board of Directors reviewed and discussed the proposed merger with management and Sunnyside Bancorp’s financial and legal advisors and determined that the proposed merger is in the best interests of Sunnyside Bancorp and its stockholders. In reaching its determination to approve the Merger Agreement and the merger, the Board of Directors considered several factors affecting the business, operations, financial condition, earnings and future prospects of Sunnyside Bancorp. The material factors considered by the Board of Directors included:

●	The business strategy and strategic plan of Sunnyside Bancorp, its challenging prospects for the future, and its projected financial results.

●	The understanding of Sunnyside Bancorp’s Board of Directors of the strategic options available to Sunnyside Bancorp and the Board of Directors’ assessment of those options as compared to its prospects as an independent entity under various scenarios and estimated results assuming execution by Sunnyside Bancorp of its business plan and the determination that none of those options or the execution of the business plan was more likely to create greater present value for Sunnyside Bancorp’s stockholders than the value to be paid by Rhodium.

●	The challenges facing Sunnyside Bancorp’s management to grow Sunnyside Bancorp’s franchise and enhance stockholder value given current market conditions, including increased operating costs resulting from regulatory and compliance mandates, continued pressure on net interest margins from the current interest rate environment and competition.

●	The consideration offered by Rhodium, which represents 1.55x of Sunnyside Bancorp’s tangible book value and an 8.9% core deposit premium.

●	The consideration offered by Rhodium, which represents a 13.4% market premium to the price before a public announcement of a third-party proposal of $20.00 per share, a 35.0% market premium to the price as of the date before Rhodium’s April 20th public announcement of $18.50 per share, and a 64.6% market premium to the price the date before the announcement of the merger transaction with DLP Bancshares.

●	The results of the solicitation process conducted by Sunnyside Bancorp, with the assistance of its advisors.

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●	The financial presentation, dated August 26, 2021, of KBW to the Sunnyside Bancorp Board of Directors and the opinion, dated August 26, 2021, of KBW to the Sunnyside Bancorp Board of Directors as to the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to be received by the holders of Sunnyside Bancorp common stock in the merger, as more fully described under “—Opinion of Sunnyside Bancorp’s Financial Advisor.”

●	The length of time the organization has devoted to the merger process and the costs incurred, the effects of such time and costs on the financial condition and results of operation of Sunnyside Bancorp and on employees, customers and the community.

●	The form and amount of the merger consideration, including the reduced volatility provided by cash consideration and the absence of any price adjustments.

●	The ability of Rhodium to execute a merger transaction from a financial and regulatory perspective, and the potential timing thereof taking into account that, at the time the parties entered into the amendment to the Merger Agreement on August 26, 2021, Rhodium had completed its due diligence of Sunnyside, filed its regulatory application and received feedback on the application in the form of a request for additional information from the regulators.

●	The increasingly challenging prospects of profitably deploying Sunnyside Bancorp’s excess capital in a reasonable period of time.

●	The prospects for Sunnyside Bancorp’s employees within the combined company.

●	Rhodium’s plans to infuse additional capital into the Company following completion of the merger to support future growth.

●	The likelihood of obtaining the stockholder and regulatory approvals needed to complete the transaction.

●	Certain structural protections included in the Merger Agreement and associated documents, including:

○	the ability of the Sunnyside Bancorp Board of Directors to withdraw, modify or amend its recommendation to stockholders regarding approval of the Merger Agreement and the merger;

○	that the escrow agreement provides that disbursement of the reverse back-up fee can be effected by Sunnyside Bancorp without the concurrence of Mr. Silber if it determines in good faith that such funds are due to it;

○	the rights of officers and directors of Sunnyside Bancorp to additional indemnification of up to $1.0 million with respect to any litigation related to the Merger that is not otherwise covered under Sunnyside Bancorp’s directors’ and officers’ liability insurance policies; and

○	Rhodium and Mr. Silber’s agreement to pay to Sunnyside Bancorp a reverse break-up fee of $1.5 million under certain circumstances in which Rhodium was unable to obtain regulatory approval or raise the necessary funds to complete the transaction and to place the reverse break-up fee in escrow with a third party at the time of execution of the Merger Agreement.

The Sunnyside Bancorp Board of Directors also considered a number of potential risks and uncertainties in connection with its consideration of the proposed merger, including, without limitation, the following:

●	The potential risk of diverting management attention and resources from the operation of Sunnyside Bancorp’s business and towards the completion of the merger.

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●	The restrictions on the conduct of Sunnyside Bancorp’s business before the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Sunnyside Bancorp from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Sunnyside Bancorp absent the pending merger.

●	That the interests of certain of Sunnyside Bancorp’s directors and executive officers may be different from, or in addition to, the interests of Sunnyside Bancorp’s other stockholders as described under the heading “—Financial Interests of Directors and Executive Officers in the Merger.”

●	The risk that the conditions to the parties’ obligations to complete the Merger Agreement may not be satisfied, including the risk that necessary regulatory approvals or the Sunnyside Bancorp stockholder approval might not be obtained in a timely fashion or might not be obtained at all and, as a result, the merger may not be consummated.

●	The risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger.

●	That: (1) Sunnyside Bancorp would be prohibited from negotiating acquisition proposals made after execution of the Merger Agreement, and as amended, that Sunnyside Bancorp could not accept an unsolicited acquisition proposal; and (2) Sunnyside Bancorp would be obligated to pay to Rhodium a termination fee if the Merger Agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Sunnyside Bancorp from pursuing such a transaction.

●	That the Merger Agreement precludes Sunnyside Bancorp from furnishing non-public information to and entering into discussions with a third party that submits an unsolicited acquisition proposal.

●	The potential costs associated with executing the Merger Agreement, including change in control payments and related costs, as well as estimated advisor fees.

●	The possibility of litigation in connection with the merger.

The Board of Directors evaluated the factors described above and determined that the merger was in the best interests of Sunnyside Bancorp and its stockholders. In reaching its determination to approve and recommend the transaction, Sunnyside Bancorp’s Board of Directors looked at the totality of the information presented to it and did not assign any relative or specific weights to any of the individual factors considered, and individual directors may have given different weights to different factors. The Board of Directors considered these factors as a whole, including the potential risks, uncertainties and disadvantages associated with the merger, and considered the benefits of the merger overall to be favorable and outweigh the potential risks, uncertainties and disadvantages of the merger. It should be noted that this explanation of the Board of Directors’ reasoning and certain other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Information.” The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but constitutes the material factors considered by the Board. The terms of the Merger Agreement were the product of arm’s-length negotiations between representatives of Sunnyside Bancorp and Rhodium.

The Board of Directors unanimously recommends that Sunnyside Bancorp stockholders vote “FOR” approval of the Merger Agreement and the merger.

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Opinion of Sunnyside Bancorp’s Financial Advisor

Sunnyside Bancorp engaged KBW to render financial advisory and investment banking services to Sunnyside Bancorp, including an opinion to the Sunnyside Bancorp Board of directors as to the fairness, from a financial point of view, to the holders of Sunnyside Bancorp common stock of the merger consideration to be received by such stockholders in the merger. KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Sunnyside Bancorp Board held on August 26, 2021, at which the Sunnyside Bancorp Board evaluated the proposed merger.At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Sunnyside Bancorp Board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of Sunnyside Bancorp common stock in the merger was fair, from a financial point of view, to such holders of Sunnyside Bancorp common stock. The Sunnyside Bancorp Board approved the amendment to the Merger Agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion.The opinion was for the information of, and was directed to, the Sunnyside Bancorp Board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration to the holders of Sunnyside Bancorp common stock.It does not address the underlying business decision to engage in the merger or enter into the Merger Agreement or constitute a recommendation to the Sunnyside Bancorp Board in connection with the merger, and it does not constitute a recommendation to any holder of Sunnyside Bancorp common stock as to how to vote in connection with the merger or any other matter.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Sunnyside Bancorp and bearing upon the merger, including among other things:

●	the Merger Agreement and a draft of the amendment thereto dated August 23, 2021 (the most recent draft made available to KBW);
●	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of Sunnyside Bancorp;
●	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021 of Sunnyside Bancorp;
●	certain regulatory filings of Sunnyside Bancorp and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three-year period ended December 31, 2020 as well as the quarters ended March 31, 2021 and June 30, 2021;
●	certain other interim reports and other communications of Sunnyside Bancorp to its stockholders; and
●	other financial information concerning the business and operations of Sunnyside Bancorp that was furnished to KBW by Sunnyside Bancorp or that KBW was otherwise directed to use for purposes of KBW’s analyses.

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KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

●	the historical and current financial position and results of operations of Sunnyside Bancorp;
●	the assets and liabilities of Sunnyside Bancorp;
●	the nature and terms of certain other merger transactions and business combinations in the banking industry;
●	a comparison of certain financial and stock market information for Sunnyside Bancorp with similar information for certain other companies the securities of which were publicly traded; and
●	financial and operating forecasts and projections of Sunnyside Bancorp that were prepared by Sunnyside Bancorp management, provided to and discussed with KBW by such management and used and relied upon by KBW at the direction of such management and with the consent of the Sunnyside Bancorp Board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held with the management of Sunnyside Bancorp regarding the past and current business operations, regulatory standing, financial condition and future prospects of Sunnyside Bancorp and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Sunnyside Bancorp, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Sunnyside Bancorp, including with respect to the previously proposed merger with DLP Bancshares Inc. (the “DLP Merger”).

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Sunnyside Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections of Sunnyside Bancorp referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management.

It is understood that the forecasts and projections provided to KBW and used and relied upon by it were not prepared with the expectation of public disclosure and that such information was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. KBW assumed, based on discussions with Sunnyside Bancorp management and with the consent of the Sunnyside Bancorp Board, that the forecasts and projections of Sunnyside Bancorp that were prepared and provided to KBW by Sunnyside Bancorp management provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. Among other things, such information assumed that the ongoing COVID-19 pandemic could have an adverse impact, which has been assumed to be limited, on Sunnyside Bancorp. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Sunnyside Bancorp since the date of the last financial statements that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Sunnyside Bancorp’s consent, that the aggregate allowance for loan and lease losses for Sunnyside Bancorp is adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Sunnyside Bancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Sunnyside Bancorp or Rhodium under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.

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KBW assumed that, in all respects material to its analyses:

●	the merger and any related transaction would be completed substantially in accordance with the terms set forth in the Merger Agreement (the final terms of which (as amended) KBW assumed would not differ in any respect material to KBW’s analyses from the draft of the amendment to the Merger Agreement reviewed by KBW referred to above) with no adjustments to the merger consideration and with no other payments in respect of Sunnyside Bancorp common stock;
●	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement were true and correct;
●	each party to the Merger Agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;
●	there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the Merger Agreement or any of the related documents; and
●	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the merger or the future results of operations or financial condition of Sunnyside Bancorp.

KBW assumed that the merger would be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. KBW was further advised by Sunnyside Bancorp that Sunnyside Bancorp relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Sunnyside Bancorp, Rhodium, Merger Sub, Sunnyside Federal, the merger and any related transaction, and the Merger Agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, to the holders of Sunnyside Bancorp common stock (excluding Rhodium, OppCapital Associates LLC and their respective affiliates) of the merger consideration to be received by such holders in the merger. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the actions relating to the ESOP to be taken prior to or simultaneous with the closing of the Merger), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to Sunnyside Bancorp, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. There has been widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

●	the underlying business decision of Sunnyside Bancorp to engage in the merger or enter into the Merger Agreement;
●	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Sunnyside Bancorp or the Sunnyside Bancorp Board (including, without limitation, the DLP Merger or the acquisition proposal publicly announced on August 6, 2021);

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●	the fairness of the amount or nature of the compensation to any of Sunnyside Bancorp’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Sunnyside Bancorp common stock;
●	the effect of the merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of Sunnyside Bancorp (other than the holders of Sunnyside Bancorp common stock (excluding Rhodium, OppCapital Associates LLC and their respective affiliates) (solely with respect to the merger consideration, as described in KBW’s opinion and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the Merger Agreement;
●	whether Rhodium has sufficient cash, available lines of credit or other sources of funds to enable the aggregate merger consideration to be paid to the holders of Sunnyside Bancorp common stock at the closing of the merger;
●	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the Merger Agreement; or
●	any legal, regulatory, accounting, tax or similar matters relating to Sunnyside Bancorp or its stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW and Sunnyside Bancorp. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Sunnyside Bancorp Board in making its determination to approve the Merger Agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Sunnyside Bancorp Board with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Sunnyside Bancorp and Rhodium, and the decision of Sunnyside Bancorp to enter into the Merger Agreement was solely that of the Sunnyside Bancorp Board.

The following is a summary of the material financial analyses presented by KBW to the Sunnyside Bancorp Board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Sunnyside Bancorp Board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format.The tables alone do not constitute a complete description of the financial analyses.The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Sunnyside Bancorp and 14 selected major exchange-traded U.S. banks with total assets less than $600 million. Merger targets and mutual holding companies were excluded from the selected companies.

The selected companies were as follows (shown in descending order of total assets):

Bank of South Carolina Corporation

Home Federal Bancorp, Inc. of Louisiana

HV Bancorp, Inc.

Glen Burnie Bancorp

TC Bancshares, Inc.

Generations Bancorp NY, Inc.

FFBW, Inc.

Texas Community Bancshares, Inc.

PB Bankshares, Inc.

WVS Financial Corp.

OptimumBank Holdings, Inc.

CBM Bancorp, Inc.

Cincinnati Bancorp, Inc.

Mid-Southern Bancorp, Inc.

To perform this analysis, KBW used profitability data and other financial information for the latest 12 months (“LTM”) available or as of the end of such period and market pricing data as of August 25, 2021. Where consolidated holding company level financial data was unreported for Sunnyside Bancorp or the selected companies, subsidiary bank level data was utilized to calculate ratios.Subsidiary bank level data necessary to calculate Total Capital Ratio was also unreported for five of the selected companies. Certain financial data presented in the tables presented below may not correspond to the data presented in Sunnyside Bancorp’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Sunnyside Bancorp and the selected companies:

		Selected Companies
		25th			75th
	SNNY	Percentile	Median	Average	Percentile
LTM Core Return on Average Assets (%) (1)	(0.39)	0.31	0.54	0.65	0.90
LTM Core Return on Equity (%) (1)	(3.38)	2.29	3.77	6.01	9.60
LTM Net Interest Margin (%)	2.25	2.64	3.01	2.91	3.31
LTM Fee Income / Operating Revenue (%) (2)	6.1	10.2	16.4	21.9	20.0
LTM Efficiency Ratio (%)	105.4	85.9	81.0	77.3	68.6

(1)	Core income excluded extraordinary items, non-recurring items and gains/losses on sale of securities.
(2)	Excluded gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of Sunnyside Bancorp and, to the extent publicly available, the selected companies:

		Selected Companies
		25th			75th
	SNNY	Percentile	Median	Average	Percentile
Tangible Common Equity / Tangible Assets (%)	10.90	8.35	9.74	11.93	15.58
Total Risk Based Capital Ratio (%)	24.06	14.86	17.88	20.32	19.77
Loans / Deposits (%)	47.8	64.6	77.0	76.4	80.9
Loan Loss Reserve / Loans (%)	1.03	0.74	1.16	1.06	1.30
Nonperforming Assets / Loans + OREO (%)	2.33	1.40	0.74	0.91	0.39
LTM Net Charge-Offs / Average Loans (%)	0.52	0.17	0.01	0.11	0.00

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In addition, KBW’s analysis showed the following concerning the market performance of Sunnyside Bancorp and the selected companies (excluding the impact of the LTM earnings per share (“EPS”) multiples for six of the selected companies, which multiples were considered to be not meaningful because they were negative or greater than 30.0x):

		Selected Companies
		25th			75th
	SNNY	Percentile	Median	Average	Percentile
One - Year Stock Price Change (%)	90.2	21.3	26.2	34.9	55.6
Year-to-Date Stock Price Change (%)	47.0	7.3	13.7	18.3	30.3
Stock Price / Tangible Book Value per Share (x)	1.39	0.92	1.02	1.18	1.45
Stock Price / LTM EPS (x)	NM	11.5	14.2	14.9	18.2
Dividend Yield (%)	0.0	0.0	0.0	1.1	2.4
LTM Dividend Payout Ratio (%)	0.0	0.0	0.0	16.0	28.6

No company used in the above selected companies analysis is identical to Sunnyside Bancorp. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis. KBW reviewed publicly available information related to 17 selected U.S. bank transactions announced since January 1, 2018 with an announced transaction value of less than $25 million and a LTM return on average assets of the acquired company of less than 0.00%. Terminated transactions were excluded from the selected transactions.

The selected transactions were as follows:

Acquiror	Acquired Company
Social Finance, Inc.	Golden Pacific Bancorp, Inc.
ST Hldgs, Inc.	Rochelle State Bank
Private Investor - Mr. Kenneth Lehman	BankFlorida
Southern Missouri Bancorp, Inc.	Central Federal Bancshares, Inc.
American Pacific Bancorp, Inc.	Main Street Bancshares, Inc.
Liberty Financial Services, Inc.	Louisville Development Bancorp, Inc.
BancFirst Corporation	Citizens State Bank
C&F Financial Corporation	Peoples Bankshares, Incorporated
Corporate America Family Credit Union	Ben Franklin Financial, Inc.
New Hazard Bancorp, Inc.	Hazard Bancorp
Sword Financial Corporation	Markesan Bancshares, Inc.
Private Investors	Colorado National Bank
PBD Holdings, LLC	First Columbia Bancorp, Inc.
LinkBancorp, Inc	Stonebridge Bank
Salem Five Bancorp	Sage Bank
First Paragould Bankshares, Inc.	One Bank & Trust, National Association
Monticello Bankshares, Inc.	Bluegrass Bancorp, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the latest publicly available financial statements for the acquired company available prior to the announcement of the respective transaction:

●	Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

●	Price per common share to core tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by core total tangible common equity) (see footnote #1 to table below); and

●	Tangible equity premium/(discount) to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

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KBW also reviewed the price per common share paid for the acquired company for the four selected transactions involving publicly traded acquired companies as a premium/(discount) to the closing price of the acquired company one day prior to the announcement of the respective transaction (expressed as a percentage and referred to as the one-day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the merger consideration of $20.25 and an implied transaction value for the proposed merger (assuming no Sunnyside Bancorp stock options) of $16.1 million and using historical financial information for Sunnyside Bancorp as of June 30, 2021 and the closing price of Sunnyside Bancorp common stock on August 25, 2021.

The results of the analysis are set forth in the following table (excluding the impact of the core tangible book value multiple for one of the selected transactions, which multiple was considered not meaningful because it was less than 0.0x):

			Selected Transactions
	Rhodium /		25th			75th
	SNNY		Percentile	Median	Average	Percentile
Price / Tangible Book Value per share (%)	1.55		0.63	1.05	0.99	1.30
Price / Core Tangible Book Value per share (%) (1)	1.66		0.62	1.11	1.04	1.39
Core Deposit Premium (%)	8.9		(6.1)	1.2	(2.1)	4.4
One-Day Market Premium (%)	10.9	(2)	46.3	56.0	57.0	66.6

(1)	Calculated using a 9.00% normalized TCE/TA ratio for acquired companies with capital levels exceeding 9.00% TCE/TA ratio, or using actual TCE/TA ratio for acquired companies with TCE/TA ratios below 9.00%; based on adjusted tangible common equity due to excess capital; multiples based on the ratio of (indicative price per share minus excess book value per share) / core tangible book value per share.
(2)	Based on Sunnyside Bancorp’s closing stock prices on March 16, 2021 (the last closing price prior to public announcement of the DLP Merger), April 19, 2021 (the last closing price prior to Rhodium’s public announcement of its April 20, 2021 proposal) and August 5, 2021 (the last closing price prior to the acquisition proposal publicly announced on August 6, 2021), the one-day market premiums for the merger would be 64.6%, 35.0% and 13.4%, respectively.

No company or transaction used in the selected transactions analysis is identical to Sunnyside Bancorp or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Dividend Discount Model Analysis. KBW performed a dividend discount model analysis to estimate a range for the implied equity value of Sunnyside Bancorp. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of Sunnyside Bancorp provided by Sunnyside Bancorp management, and assumed discount rates ranging from 13.5% to 17.5%. The range of values was determined by adding (1) the present value of the implied future excess capital available for dividends that Sunnyside Bancorp could generate over the 5.50-year period from July 1, 2021 to December 31, 2026 as a standalone company and (2) the present value of implied terminal values of Sunnyside Bancorp at the end of such period. KBW assumed that Sunnyside Bancorp would maintain a tangible common equity to tangible asset ratio of 9.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for Sunnyside Bancorp, KBW applied a range of 0.80x to 1.40x to Sunnyside Bancorp’s estimated December 31, 2026 tangible book value. This dividend discount model analysis resulted in a range of implied values per share of Sunnyside Bancorp common stock of approximately $5.17 to $11.08.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Sunnyside Bancorp.

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Miscellaneous. KBW acted as financial advisor to Sunnyside Bancorp and not as an advisor to or agent of any other person. As part of KBW’s investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its and their broker-dealer businesses, KBW and its affiliates may from time to time purchase securities from, and sell securities to, Sunnyside Bancorp, Rhodium and their respective affiliates. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Sunnyside Bancorp.

Pursuant to the KBW engagement agreement, Sunnyside Bancorp has agreed to pay KBW aggregate cash fees totaling $600,000, $275,000 of which became payable to KBW for opinions services relating to the DLP Merger and the initial Merger Agreement with Rhodium, $150,000 of which became payable to KBW with the rendering of KBW’s opinion, dated August 26, 2021, and the balance of which is contingent upon the consummation of the merger. Sunnyside Bancorp also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, during the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Sunnyside Bancorp. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Rhodium. KBW may in the future provide investment banking and financial advisory services to Sunnyside Bancorp or Rhodium and receive compensation for such services.

Certain Prospective Financial Information Provided by Sunnyside Bancorp

Sunnyside Bancorp does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other things, the inherent uncertainty of certain underlying assumptions and estimates. However, Sunnyside Bancorp provided KBW with its internal financial forecast regarding net income and assets. These forecasts are included in this proxy statement because they were made available to KBW in connection with the proposed merger and were used in the financial analyses performed by KBW for purposes of its opinion.

The financial projections that Sunnyside Bancorp’s management provided to KBW provided for a net loss of $709,000 and net income of $134,000 for the years ending December 31, 2021 and 2022, respectively, with an assumed annual rate of growth of 5% thereafter and assets of $98.6 million and $104.9 million at December 31, 2021 and 2022, respectively, with an assumed rate of growth of 7.5% thereafter.

The financial forecasts described above were not prepared with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information, or generally accepted accounting principles. The prospective financial information included in this proxy statement was prepared by, and is the responsibility of, Sunnyside Bancorp’s management. Sunnyside Bancorp’s independent auditor, Fontanella Associates LLC, did not examine, compile or perform any procedures with respect to the prospective financial information described above and, accordingly, such firm does not express an opinion or any other form of assurance with respect thereto.

The financial forecasts described above are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from such estimates and should be read with caution. Although presented with numerical specificity, these estimates are based upon a variety of assumptions made by Sunnyside Bancorp’s management with respect to, among other things, industry performance, general economic, market, interest rate, and financial conditions, the timing and level of new loan originations and deposit generation, operating and other revenues and expenses, effective tax rates, capital expenditures, working capital and other matters. Some or all of the assumptions may not be realized, and as historical performance suggests, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Sunnyside Bancorp. In addition, some of these assumptions, by their nature, are subjective in many respects.

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Accordingly, the assumptions made in preparing these estimates may prove to be inaccurate and actual results may differ materially from these estimates. In addition, the forecasts do not take into account any of the expense savings or charges expected to result from the proposed merger or any other matters contemplated by the Merger Agreement, including limitations imposed in the Merger Agreement on Sunnyside Bancorp’s ability to engage in certain activities pending completion of the merger without Rhodium’s consent.

For these reasons, inclusion of the financial forecasts in this proxy statement should not be regarded as an indication that it is necessarily predictive of actual future performance and it should not be relied on as such. No one has made, or makes, any representation regarding these estimates by their inclusion in this proxy statement and, except as may be required by applicable securities laws, Sunnyside Bancorp does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the projections are shown to be in error. For additional information on factors that may cause future financial results to materially vary from what is reflected in the projection prepared by Sunnyside Bancorp’s management, see the section entitled “Cautionary Statement Regarding Forward-Looking Information.”

Surrender of Shares; Payment of Merger Consideration

No later than the business day before the effective time of the merger, Rhodium will deposit a sufficient amount of cash with the Paying Agent to pay the merger consideration. The Paying Agent will facilitate the payment of the merger consideration to the holders of record of shares of Sunnyside Bancorp common stock.

Within five business days after the effective time of the merger, the Paying Agent will mail to each holder of record of Sunnyside Bancorp common stock a letter of transmittal with instructions on how to surrender certificates representing shares of Sunnyside Bancorp common stock for the merger consideration.

Please do not send in your Sunnyside Bancorp stock certificates until you receive the letter of transmittal and instructions from the Paying Agent. Do not return your stock certificates with the enclosed proxy card.

After you mail the letter of transmittal and surrender your Sunnyside Bancorp stock certificates in accordance with the instructions you will receive, you will receive the merger consideration that you are entitled to receive, after giving effect to any required tax withholdings. The shares you surrender will be canceled. You will not be entitled to receive interest on any portion of the merger consideration.

Any portion of the merger consideration that remains unclaimed by the stockholders of Sunnyside Bancorp for more than one year after the effective time of the merger will be repaid to Rhodium. If you have not complied with the exchange procedures described above within the time period previously described, you may only look to Rhodium for payment of the merger consideration you are entitled to receive in exchange for your shares of common stock, without any interest, and subject to applicable abandoned property, escheat and similar laws.

If your Sunnyside Bancorp stock certificates have been lost, stolen or destroyed, you will be required to sign an affidavit before you receive any consideration for your shares. The Paying Agent will send you instructions on how to complete such an affidavit. You may be required to post a bond in a reasonable amount as Rhodium or the Paying Agent may direct, as indemnity against any claim related to your common stock.

Rhodium or the Paying Agent will be entitled to deduct and withhold from the merger consideration otherwise payable to any Sunnyside Bancorp stockholder the amounts Rhodium or the Paying Agent, as the case may be, are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If Rhodium or the Paying Agent withholds any amounts, these amounts will be treated as having been paid to the stockholders from whom they were withheld.

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Certain Federal Income Tax Consequences to U.S. Holders

The following is a discussion of certain federal income tax consequences of the merger to U.S. holders (as defined below) of Sunnyside Bancorp common stock whose shares are converted into the right to receive $20.25 in cash per share at closing. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. Any such change could alter the tax consequences described herein.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Sunnyside Bancorp common stock that is:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof (or the District of Columbia);

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion assumes that the Sunnyside Bancorp common stock is held for investment purposes. This discussion does not address all aspects of U.S federal income tax that may be relevant to a Sunnyside Bancorp stockholder in light of its particular circumstances, or that may apply to a Sunnyside Bancorp stockholder that is subject to special treatment under the U.S. federal income tax laws (including but not limited to foreign persons (generally, a person that is not a citizen or resident of the United States, a U.S. domestic corporation, or a person that would otherwise be subject to U.S. federal income tax on a net income basis with respect to their Sunnyside Bancorp common stock), financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, entities that are treated for federal income tax purposes as partnerships or other pass-through entities, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements). This discussion is for general information only and is not tax advice. The U.S. federal income tax consequences described below are not intended to constitute a complete description of all tax consequences relating to the merger. Sunnyside Bancorp stockholders should consult their own tax advisors to determine the tax consequences to them of, including the application and effect of any U.S. federal, state, local and foreign income, estate, gift and other tax laws to, the receipt of the cash consideration in exchange for Sunnyside Bancorp common stock pursuant to the merger.

The receipt of the merger consideration by a U.S. holder in exchange for shares of Sunnyside Bancorp common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, a U.S. holder of Sunnyside Bancorp common stock generally will recognize gain or loss at the effective time of the merger equal to the difference, if any, between:

●	$20.25 in cash received by the U.S. holder in exchange for such Sunnyside Bancorp common stock; and

●	the U.S. holder’s adjusted tax basis in such Sunnyside Bancorp common stock.

Such gain or loss generally will be a long-term capital gain or loss if the U.S. holder’s holding period for the Sunnyside Bancorp common stock surrendered in the merger exceeds one year and such shares were held as capital assets. The deductibility of capital losses is subject to limitations under the Internal Revenue Code. The amount and character of gain or loss must be determined separately for each block of Sunnyside Bancorp common stock (i.e., shares acquired at the same cost in a single transaction) exchanged for the merger consideration in the merger.

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Under the Internal Revenue Code, the merger consideration received in the merger by a U.S. holder may be subject to U.S. information reporting and backup withholding. Backup withholding (currently at a rate of 24%) will apply with respect to the amount of cash received by a non-corporate U.S. holder, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number on an Internal Revenue Service Form W-9 (enclosed with the letter of transmittal sent by the Paying Agent), and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

The foregoing discussion does not claim to be a complete discussion of the potential tax consequences of the merger. Sunnyside Bancorp stockholders should consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of U.S. federal, state, local and foreign income, estate, gift and other tax laws in their particular circumstances. Nothing in this discussion is intended to be, or should be construed as, tax advice.

Certain Effects of the Merger

If the Merger Agreement and the merger are approved by Sunnyside Bancorp’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Rhodium BA Merger Sub, Inc., the merger subsidiary of Rhodium, will merge with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation. As a result of the merger, Sunnyside Bancorp will become a wholly-owned subsidiary of Rhodium.

When the merger is completed, each share of common stock of Sunnyside Bancorp (other than shares of common stock owned by Rhodium and any shares of common stock remitted by Sunnyside Bancorp before the effective time of the merger to repay the outstanding loan with the ESOP) will be converted into the right to receive $20.25 in cash at closing. At the effective time of the merger, Sunnyside Bancorp’s stockholders will cease to have ownership interests in Sunnyside Bancorp or rights as stockholders of Sunnyside Bancorp.

Effects on Sunnyside Bancorp and Our Stockholders if the Merger is Not Completed

If the Merger Agreement is not approved by Sunnyside Bancorp’s stockholders or if the merger is not completed for any other reason, Sunnyside Bancorp’s stockholders will not receive any payment for their shares in connection with the merger. If the Merger Agreement is terminated under certain circumstances, Sunnyside Bancorp will be required to pay to Rhodium a $615,000 termination fee and if the Merger Agreement is terminated under other specified circumstances, Rhodium will be required to pay to Sunnyside Bancorp a $1.5 million termination fee. For a description of the circumstances obligating payment of the termination fee, see “—Termination Fee.”

Appraisal Rights

Under Sunnyside Bancorp’s Articles of Incorporation, Sunnyside Bancorp’s stockholders are not entitled to exercise any rights of an objecting stockholder provided under Title 3, Subtitle 2 of the Maryland General Corporation Law, unless the Board of Directors determines that such rights apply with respect to a transaction. The Board of Directors of Sunnyside Bancorp has not made such a determination with respect to the merger. Accordingly, the stockholders of Sunnyside Bancorp do not have appraisal rights with respect to the merger.

Financial Interests of Directors and Executive Officers in the Merger

As described below, certain of Sunnyside Bancorp’s executive officers and directors have interests in the merger that are in addition to, or different from, the interests of Sunnyside Bancorp’s stockholders generally. Sunnyside Bancorp’s Board of Directors was aware of these interests and took them into account in approving the merger. These interests include the following:

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Payments Under Employment Agreements with Sunnyside Bancorp and Sunnyside Federal. Sunnyside Bancorp and Sunnyside Federal previously entered into employment agreements with each of Timothy D. Sullivan, Gerardina Mirtuono and Edward Lipkus. Each of the agreements provide that, in the event that the executive’s employment is involuntarily terminated without cause (as such term defined in the agreement) or voluntarily terminated following circumstances that constitute constructive termination within twelve months following a change in control (as such term defined in the agreement), the executive will be entitled to receive a lump sum payment equal to three times (one time for Mr. Lipkus) the executive’s base salary as of the termination date (or if higher, the base salary in effect immediately prior to the change in control). Concurrent with the signing of the Merger Agreement, each officer entered into a settlement agreement with Rhodium, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp and Sunnyside Federal that cancelled the executive’s applicable employment agreement and quantified the amount of the cash severance payment each executive will be entitled to receive at closing.

Settlement Agreements. In connection with the Merger Agreement, Rhodium, Rhodium BA Merger Sub, Inc., Mark Silber, Sunnyside Bancorp and Sunnyside Federal entered into a settlement agreement with each of Mr. Sullivan, Ms. Mirtuono and Mr. Lipkus that fixed the amount of cash severance payable pursuant to the terms of each individual’s employment agreement with Sunnyside Bancorp and Sunnyside Federal to $673,200, $486,000 and $144,175, respectively, and such payments will be reduced, to the extent necessary, by the imposition of excise taxes on the executive under Section 4999 of the Internal Revenue Code.The Settlement Agreements also provide that, for a period of 18 months for Mr. Sullivan and Ms. Mirtuono and 12 months for Mr. Lipkus, each executive is entitled to non-taxable medical and dental insurance coverage comparable to the coverage provided to the executive prior to termination, with the executive paying the employee portion of the premiums.

Offer of New Employment Agreements to Ms. Mirtuono and Mr. Lipkus. Rhodium has offered continued employment to Ms. Mirtuono, as President and Chief Operating Officer, and Mr. Lipkus, as Chief Financial Officer, and has offered each a new employment agreement, effective upon the consummation of the merger.

The employment agreement for Ms. Mirtuono has a three-year term and the employment agreement for Mr. Lipkus has a one-year term. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years for Ms. Mirtuono’s agreement and one year for Mr. Lipkus’ agreement, provided that prior to each renewal, the disinterested members of the Board have reviewed and approved the extension. The initial base salaries for Ms. Mirtuono and Mr. Lipkus under the agreements are $190,000 and $157,500, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs, if any, and other fringe benefit plans, if any, applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following: (1) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of the executive’s position; (2) relocation of the executive’s office by more than 15 miles; (3) a material reduction in the base salary or benefits paid to the executive unless such reduction is employer-wide; (4) a liquidation or dissolution of Sunnyside Federal; or (5) a material breach of the employment agreement by Sunnyside Federal, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary the executive would be entitled to receive for the remaining unexpired term of the employment agreement and continuation of non-taxable medical and dental coverage, with the executive paying his or her share of the employee premiums, for the remaining unexpired term of the agreement.

In the event of a change in control of Sunnyside Federal or Sunnyside Bancorp, followed by executive’s involuntary termination or resignation for one of the reasons set forth above or for any reason other than cause within 12 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary the executive would be entitled to receive for the remaining unexpired term of the employment agreement, provided that the amount of the payment will not be less than 18 months for Ms. Mirtuono and 12 months for Mr. Lipkus of base salary and the executive would be entitled to the continuation of non-taxable medical and dental coverage, with the executive paying his or her share of the employee premiums, for 18 months for Ms. Mirtuono and 12 months for Mr. Lipkus. In addition, upon the occurrence of a change in control, the executive will become fully vested in all restricted stock awards and the terms of Ms. Mirtuono’s and Mr. Lipkus’ employment agreement will automatically renew for three years and one year, respectively. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

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Upon termination of the executive’s employment (other than a termination in connection with a change in control), the executive will be subject to certain restrictions on his or her ability to compete, or to solicit business or employees of Sunnyside Federal and Sunnyside Bancorp for a period of one year following termination of employment. The employment agreements also provide for disability benefits.

Employee Stock Ownership Plan. The Sunnyside Federal Savings and Loan Association of Irvington ESOP is a tax-qualified plan that covers the employees of Sunnyside Federal who have at least one year of service with Sunnyside Federal and have attained age 21. The ESOP received a loan from Sunnyside Bancorp, the proceeds of which were used to acquire shares of Sunnyside Bancorp common stock for the benefit of plan participants. The ESOP has pledged the shares acquired with the loan as collateral for the loan and holds them in a suspense account, releasing them to participants’ accounts as the loan is repaid, with contributions received from Sunnyside Federal. At least five business days before the closing of the merger, the ESOP will be terminated, all participants’ accounts will be fully vested and the outstanding balance of the ESOP loan will be repaid by the ESOP by delivering a sufficient number of unallocated shares of Sunnyside Bancorp common stock to Sunnyside Bancorp (with each share equal to the merger consideration). Each of the remaining shares of Sunnyside Bancorp common stock in the ESOP will be exchanged for the per share merger consideration. Any remaining assets in the suspense account after the repayment of the outstanding ESOP loan will be allocated to active plan participants pro-rata as earnings.

As a result of the foregoing, Sunnyside Bancorp’s named executive officers, as well as other employees who participate in the ESOP, will receive a benefit in connection with the ESOP’s termination to the extent that the merger consideration (on a per share basis) multiplied by the number of shares held in the suspense account exceeds the outstanding loan used to acquire those shares.

It is estimated that based on account levels as of August 1, 2021, the estimated value of the additional benefits that Mr. Sullivan, Ms. Mirtuono and Mr. Lipkus would receive is $99,992, $71,183 and $48,595, respectively.

Indemnification. Pursuant to the Merger Agreement, Rhodium has agreed that, for a period of six years following the effective time of the merger, it will indemnify and hold harmless each of the current and former directors and officers of Sunnyside Bancorp and Sunnyside Federal, and any person who becomes a director or officer between the date of the Merger Agreement and the effective time of the merger, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities or amounts that are paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions of such persons in the course of performing their duties for Sunnyside Bancorp or Sunnyside Federal occurring before the effective time of the merger to the fullest extent as such persons have the right to be indemnified pursuant to Sunnyside Bancorp’s Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement and as permitted by applicable law. Rhodium will also advance expenses as incurred to the fullest extent permitted under Sunnyside Bancorp’s Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement and applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Directors’ and Officers’ Insurance. Prior to closing, Sunnyside Bancorp will cause to be acquired and maintained for a period of six years after the effective time of the merger under the current directors’ and officers’ liability insurance extended insurance coverage of acts or omissions occurring at or prior to the effective time of the merger with respect to the officers and directors of Sunnyside Bancorp.

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Invitation for all Directors to Join the Sunnyside Federal Board of Directors. Each member of Sunnyside Bancorp’s Board of Directors will be invited to remain as a director of Sunnyside Federal following the completion of the merger with their same terms of office.

Additional Litigation Support.The Merger Agreement provides that Rhodium agrees to indemnify Sunnyside Bancorp and its officers and directors with respect to any out of pocket costs and expenses up to $1,000,000 (including amounts paid in settlement with the prior approval of Rhodium, which shall not be unreasonably withheld, delayed or conditioned) with respect to any litigation related to the Merger brought by any stockholder, any person from which Sunnyside Bancorp has received an acquisition proposal after June 16, 2021 and on or before August 26, 2021, or any representative thereof.Under this provision, Rhodium will also pay the reasonable legal fees.However, payments under this provision are subject to: Sunnyside Bancorp (1) promptly submitting any such litigation claims to its D&O insurance carrier for coverage under its D&O liability policy, (2) complying in all material respects with all requirements of its D&O liability policy, and (3) using its commercially reasonable best efforts to preserve and secure coverage under its D&O liability policy.Rhodium’s obligation to reimburse such costs is limited to costs and expenses not actually paid by the D&O insurance carrier.Moreover, Rhodium will be entitled to reimbursement by Sunnyside Bancorp of any costs and expenses it pays (1) to the extent they are subsequently reimbursed by the D&O insurance carrier or (2) if the Merger Agreement is terminated by Rhodium because of a breach of a representation, warranty, covenant or agreement by Sunnyside Bancorp (see “— Termination of the Merger Agreement”) or by any party for any other reason pursuant to which Sunnyside Bancorp is obligated to pay Rhodium a termination fee.See “—Termination Fee.”This provision remains in effect regardless of whether the merger is effected, unless the Merger Agreement is terminated for the reasons provided under clause (2) above.

Regulatory Approvals

General. Completion of the merger is subject to the receipt of all required approvals and consents from all applicable federal regulatory authorities, including the approval of the Federal Reserve Board. Rhodium has filed the required regulatory application with the Federal Reserve Board. Although we do not know of any reason why the regulatory approvals cannot be obtained timely, we cannot be certain when or if such approvals will be obtained.

Holding Company Merger. The merger of Sunnyside Bancorp with and into Rhodium, through the merger of Sunnyside Bancorp with and into Rhodium BA Merger Sub, Inc., with Sunnyside Bancorp as the surviving corporation, requires the approval or non-objection of the Federal Reserve Board.

In granting its approval or non-objection, the Federal Reserve Board will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors.

Accounting Treatment

Rhodium will account for the merger under the purchase method of accounting. This means that Rhodium and Sunnyside Bancorp will be treated as one company as of the date of the merger and Rhodium will record the fair value of Sunnyside Bancorp’s assets and liabilities on its financial statements on that date. Rhodium will record the excess of its purchase price over the fair value of Sunnyside Bancorp’s identifiable net assets as goodwill.

Terms of the Merger Agreement

The following describes the material provisions of the Merger Agreement. The following description of the Merger Agreement is subject, and qualified in its entirety by reference, to the Merger Agreement, which is attached to this document as Appendix A, and is incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the merger.

General. The Merger Agreement provides for the merger of Rhodium BA Merger Sub, Inc., the merger subsidiary of Rhodium, with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation.

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Merger Consideration. Each outstanding share of common stock of Sunnyside Bancorp, other than shares of common stock owned by Rhodium and any shares of common stock remitted by Sunnyside Bancorp to repay the outstanding loan with the ESOP, will be converted into the right to receive $20.25 in cash at closing.

Surviving Corporation, Governing Documents and Directors

At the effective time of the merger, the articles of incorporation and bylaws of Sunnyside Bancorp in effect immediately before the effective time of the merger will be the articles of incorporation and bylaws of the surviving corporation after completion of the merger. At the effective time of the merger, the directors and officers of Sunnyside Bancorp immediately before the effective time of the merger will be the directors and officers of the surviving corporation after completion of the merger.

Retention of Directors to the Sunnyside Federal Board of Directors

All of the current directors of Sunnyside Bancorp’s Board of Directors will be invited to remain as a director of the Sunnyside Federal Board of Directors following the completion of the merger.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to complete the merger set forth in the Merger Agreement are either satisfied or waived. See “—Conditions to Complete the Merger.”

The merger of Rhodium BA Merger Sub, Inc. and Sunnyside Bancorp will become effective when the articles of merger are filed with Maryland State Department of Assessments and Taxation. Unless extended by mutual agreement of the parties to the Merger Agreement, the completion of the merger will occur no later than five business days after the satisfaction or waiver of the conditions to the closing of the merger set forth in the Merger Agreement. The completion of the merger is currently anticipated to occur during the fourth quarter of 2021 or the first quarter of 2022, but neither Sunnyside Bancorp nor Rhodium can guarantee when or if the merger will be completed.

Representations and Warranties

The representations and warranties described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of Rhodium, Mr. Silber and Sunnyside Bancorp, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in disclosure schedules made for the purposes of, among other things, allocating contractual risk between Rhodium, Mr. Silber and Sunnyside Bancorp rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Rhodium, Mr. Silber, Sunnyside Bancorp or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Rhodium, Mr. Silber or Sunnyside Bancorp. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement. See “Where You Can Find More Information.”

The Merger Agreement contains customary representations and warranties of Rhodium, Mr. Silber and Sunnyside Bancorp relating to their respective businesses. The representations and warranties in the Merger Agreement do not survive the effective time of the merger.

The representations and warranties made by Sunnyside Bancorp to Rhodium and Mr. Silber relate to a number of matters, including the following:

●	corporate matters, including the due organization of Sunnyside Bancorp and Sunnyside Federal;

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●	capitalization;

●	subsidiaries of Sunnyside Bancorp and Sunnyside Federal and ownership interests in any depository institution;

●	corporate power and authority relative to the execution and delivery of the Merger Agreement;

●	the books and records of Sunnyside Bancorp and Sunnyside Federal;

●	required regulatory approvals and the absence of conflicts with, or violations of, organizational documents, laws and regulations or other obligations as a result of the merger;

●	financial statements and internal controls over financial reporting;

●	the filing of reports with regulatory authorities;

●	the absence of certain changes or events;

●	legal proceedings;

●	compliance with applicable laws;

●	title to properties;

●	identification of material contracts and the absence of defaults with respect to such contracts;

●	agreements with regulatory authorities;

●	broker’s fees payable in connection with the merger;

●	employee benefit plans;

●	labor matters;

●	environmental matters;

●	tax matters;

●	regulatory capital status;

●	loan matters, including non-performing loans, classified assets and the allowance for loan and lease losses;

●	matters related to trust business and the administration of fiduciary accounts;

●	investment management and related activities;

●	repurchase agreements;

●	deposit insurance and deposits;

●	Community Reinvestment Act and privacy and customer information security matters;

●	transactions with affiliates;

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●	tangible properties and assets;

●	intellectual property;

●	insurance;

●	Office of Foreign Assets Control compliance;

●	disaster recovery and business continuity programs;

●	anti-takeover provisions;

●	the accuracy of the representations and warranties;

●	investment securities;

●	the recommendation of the Board of Directors of Sunnyside Bancorp regarding the merger;

●	the opinion of Sunnyside Bancorp’s financial advisor regarding the merger consideration; and

●	the absence of further representations and warranties.

The representations and warranties made by Rhodium to Sunnyside Bancorp relate to a number of matters, including the following:

●	corporate matters, including the due organization of Rhodium and Rhodium BA Merger Sub, Inc.;

●	authority relative to the execution and delivery of the Merger Agreement;

●	required regulatory approvals and the absence of conflicts with, or violations of, organizational documents, laws and regulations or other obligations as a result of the merger;

●	broker’s fees payable in connection with the merger;

●	the availability of funds to pay the merger consideration;

●	confirmation not a “bad actor” under securities rules or otherwise have been involved in certain actions that may impact regulatory approvals;

●	the activities of Rhodium BA Merger Sub, Inc.;

●	the accuracy of information supplied for inclusion in this proxy statement and applications filed with bank regulators; and

●	the absence of further representations and warranties.

The representations and warranties made by Mr. Silber to Sunnyside Bancorp relate to a number of matters, including the following:

●	authority relative to the execution and delivery of the Merger Agreement;

●	the absence of conflicts with, or violations of, laws and regulations or other obligations as a result of the merger;

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●	the ability of Sunnyside Bancorp to rely on the merger agreement;

●	the financial capability and availability of funds to pay the merger consideration;

●	confirmation not a “bad actor” under securities rules or otherwise have been involved in certain actions that may impact regulatory approvals;

●	required regulatory approvals;

●	the accuracy of information supplied for inclusion in this proxy statement and applications filed with bank regulators; and

●	the absence of further representations and warranties.

Certain representations and warranties of Rhodium, Mr. Silber and Sunnyside Bancorp are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect,” when used in reference to a party, as applicable, means any event, occurrence, fact, condition, change, development or effect that (1) is material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (2) would materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs the ability of such party to timely consummate the merger or the transactions contemplated by the Merger Agreement.

A “material adverse effect” does not include: (1) changes after the date of the Merger Agreement in laws of general applicability to companies in the industry in which the applicable party or its subsidiaries operate or interpretations thereof by governmental authorities, (2) changes after the date of the Merger Agreement in generally accepted accounting principles, or regulatory accounting requirements applicable to banks or bank holding companies generally, or interpretations thereof, (3) changes after the date of the Merger Agreement in global or national political or economic or capital or credit market conditions generally, including, but not limited to, changes in levels of interest rates, (4) actions and omissions of Sunnyside Bancorp or Sunnyside Federal permitted or required to be taken under the Merger Agreement or taken with the prior written consent of Rhodium, including expenses incurred by Sunnyside Bancorp or Sunnyside Federal in evaluating and consummating the transactions contemplated by the Merger Agreement, including evaluating third party proposals received prior to or following the date of the Merger Agreement, (5) the announcement of the Merger Agreement and the transactions contemplated thereby, and the effects of complying with the Merger Agreement on the business, financial condition or results of operations of Sunnyside Bancorp and Sunnyside Federal, including the expenses incurred by Sunnyside Bancorp and Sunnyside Federal in consummating the transactions contemplated by the Merger Agreement, (6) natural disasters or other force majeure events or any epidemic, pandemic or disease outbreak (including COVID-19), (7) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (8) the payment of or termination fee to DLP Bancshares, Inc. or (9) pending or threatened litigation from any stockholder, any person from which Sunnyside Bancorp received an acquisition proposal after June 16, 2021 and on or before August 26, 2021, or any representative thereof.However, the events, circumstances, changes or effects set forth in clauses (1), (2), (3), (6) and (7) above will be taken into account in determining whether a material adverse effect has occurred only to the extent such events, circumstances, changes or effects disproportionately adversely impact the party relative to other companies of similar size operating in the industries or markets in which such party operates.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger. Sunnyside Bancorp has agreed that, before the effective time of the merger (or the termination of the Merger Agreement), except as previously disclosed to Rhodium, expressly contemplated or permitted by the Merger Agreement, required by law or any governmental authority, or with the prior written consent of Rhodium, which cannot be unreasonably withheld, conditioned or delayed, it will, and will cause its subsidiaries to:

●	carry on its business, including the business of each of its subsidiaries, only in the ordinary course of business, and in compliance in all material respects with all applicable laws;

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●	operate in all material respects in the ordinary course of business in respect of loan loss provisioning, portfolio management, compensation and other expense management and other operations that might impact Sunnyside Bancorp’s equity capital; and

●	use commercially reasonable efforts to (1) preserve intact its business organizations and assets, (2) keep available to itself and, following the merger, for Rhodium, the present services of the current officers and employees of Sunnyside Bancorp and its subsidiaries, (3) preserve for itself and, following the merger, for Rhodium, the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (4) continue diligent collection efforts with respect to any delinquent loans.

Sunnyside Bancorp has agreed that, before the effective time of the merger (or the termination of the Merger Agreement), except as previously disclosed to Rhodium, expressly contemplated or permitted by the Merger Agreement, required by law or any governmental authority or with the prior written consent of Rhodium (which consent will not be unreasonably withheld, conditioned or delayed), Sunnyside Bancorp will not take the following actions:

●	issue any shares of common stock, except for any shares of common stock issued pursuant to the exercise of outstanding stock options, or any security convertible into such capital stock;

●	accelerate the vesting of any rights to purchase shares of its capital stock;

●	adjust, split, combine, redeem, reclassify, exchange, purchase, retire or otherwise acquire any shares of its common stock or any other securities convertible or exchangeable for any shares of its common stock;

●	declare or pay any dividend or other distribution, except for payments from Sunnyside Federal to Sunnyside Bancorp;

●	enter into, establish, adopt, amend, terminate or renew any employee benefit plan;

●	grant, any salary, wage or fee increase, increase any employee benefit plan or grant or pay any incentive or bonus payments, accelerate any rights or benefits under any employee benefit plan or hire or terminate (other than for cause) any employee or other service provider with annual base salary or anticipated service fees or wages greater than $100,000 or increase any bonus, salary or other compensation to any of its directors, officers or employees, except consistent with past practices (1) normal increases in base salary to non-officer employees in the ordinary course of business and pursuant to current policies, (2) as may be required by law or (3) to satisfy contractual obligations under the terms of employee benefit plan;

●	except pursuant to agreements or arrangements in effect on the date of the Merger Agreement, pay, loan or advance any material amount to, or sell, transfer or lease any material properties or assets to, or buy, acquire, or lease any material properties or assets from, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors, other than compensation or business expense advancements or reimbursements in the ordinary course of business or other than part of the terms of such persons’ employment or service as a director with Sunnyside Bancorp or any of its subsidiaries and other than deposits held by Sunnyside Federal in the ordinary course of business or loans approved in accordance with Regulation O;

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●	except for certain exceptions permitted in the Merger Agreement or in the ordinary course of business, (1) sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to Sunnyside Bancorp or any of its subsidiaries or (2) acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, debt, business, deposits or properties of any other entity or person with a value or purchase price in the aggregate in excess of $50,000;

●	make any capital expenditures greater than $50,000 individually or $100,000 in the aggregate, except in the ordinary course of business;

●	amend Sunnyside Bancorp’s governing documents or those of its subsidiaries or any resolution or agreement concerning indemnification of Sunnyside Bancorp’s officers or directors or those of its subsidiaries;

●	revalue any of Sunnyside Bancorp’s assets or implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws, generally accepted accounting principles or applicable regulatory accounting requirements;

●	enter into, amend, modify, terminate, extend or waive any material provision of any material contract, lease or insurance policy or make any change in any instrument or agreement governing the terms of any of its securities;

●	enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements;

●	change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation, guidance or policies imposed by any governmental authority;

●	make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans or its hedging practices and policies;

●	make any changes in the mix, rates, terms or maturities of Sunnyside Federal’s deposits or other liabilities, except in a manner and pursuant to policies in the ordinary course of business and competitive factors in the market place;

●	open any new branch or deposit taking facility or close, relocate or materially renovate any existing branch or facility;

●	other than purchases of investment securities in the ordinary course of business, restructure or change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

●	incur, modify, extend or renegotiate any indebtedness;

●	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than creation of deposit liabilities, purchases of federal funds, FHLB borrowings and sales of certificates of deposit, which are in each case in the ordinary course of business;

●	cancel, release or assign any indebtedness of any person or any claims against any person, except pursuant to contracts in force as of the date of the Merger Agreement and previously disclosed or in the ordinary course of business or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

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●	commit any act or omission that constitutes a breach or default under any agreement with any governmental authority or under any material contract or that could reasonably be expected to result in one of the closing conditions not being satisfied;

●	take any action or knowingly fail to take any action not contemplated by Merger Agreement that is intended or is reasonably likely to (1) result in any of the conditions to the merger not being satisfied, except as may be required by applicable law, or (2) prevent, delay or impair Sunnyside Bancorp’s ability to consummate the merger or the transactions contemplated by the Merger Agreement;

●	merge or consolidate with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

●	other than in the ordinary course of business, make any investment (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any other person;

●	transfer, agree to transfer or grant, or agree to grant, a license to, any of its material intellectual property;

●	commence, settle or agree to settle any litigation claims, actions or proceedings, except in the ordinary course of business that (1) involves only the payment of money damages not in excess of $50,000 individually or $200,000 in the aggregate, (2) does not involve the imposition of any equitable relief on, or the admission of wrongdoing and (3) would not create precedent for claims that are reasonably likely to be material to Sunnyside Bancorp or any of its subsidiaries, or, after the closing of the merger, for Rhodium or any of its subsidiaries;

●	(1) amend any income tax return; (2) settle or compromise any income tax liability claim or assessment; (3) make, change or revoke any material tax election or change any method of tax accounting; (4) enter into any “closing agreement” as described in the Internal Revenue Code or any similar provision of state, local or foreign law; (5) surrender any claim for a refund of taxes; or (6) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of taxes;

●	change its fiscal or tax year;

●	make any extension of credit that, when added to all other extensions of credit to a borrower and its affiliates, would exceed its applicable regulatory lending limits; and make any loans, or enter into any commitments to make loans that vary other than in immaterial respects from its written loan policies, except that Sunnyside Federal can extend or renew loans in the ordinary course of business or in connection with the workout or renegotiation of loans currently in its loan portfolio; provided, further, that any new individual loan or new extension of credit in excess of $150,000 and that is unsecured, or $1.5 million and that is secured, requires at least two business days written notice to Rhodium;

●	(1) charge off (except as may be required by law, regulatory authorities or by generally accepted accounting principles) or sell (except in the ordinary course of business) any of its portfolio of loans or (2) sell any asset held as other real estate owned or other foreclosed assets for an amount less than its book value, except for any real estate taken by any governmental authority by eminent domain proceedings or litigation;

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●	terminate or allow to be terminated any of the policies of insurance it maintains on its business or property other than in connection with the renewal of such policies on their present terms;

●	encumber any asset having a book value in excess of $10,000 except in the ordinary course of business for reasonable and adequate consideration; or

●	agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the foregoing.

Each of Rhodium, Rhodium BA Merger Sub, Inc. and Mr. Silber has agreed, and will not permit any of its subsidiaries, to take any action or fail to take any action that is intended or reasonably likely to prevent, delay or impair the ability of the parties to consummate the merger or the transactions contemplated by the Merger Agreement.

Regulatory Matters. By no later than July 31, 2021, Rhodium will make all appropriate filings with regulatory authorities for approval of the merger. Rhodium has the primary responsibility for the preparation of the necessary applications for regulatory approval of the merger; however, Rhodium will provide Sunnyside Bancorp with an opportunity to review in advance the non-confidential portions of the filings contemplated under the Merger Agreement.

Commercially Reasonable Best Efforts. Sunnyside Bancorp and Rhodium have agreed to use their commercially reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law, so as to permit consummation of the transactions contemplated by the Merger Agreement as promptly as practicable and will cooperate fully with the other parties to that end.

Employee Benefit Plans. Rhodium acknowledges that it does not currently maintain any employee benefit plans that are comparable to any existing employee plans of Sunnyside Federal.Rhodium will not terminate, or request to terminate, any employee benefit plan of Sunnyside Federal unless there is a comparable Rhodium employee benefit of general applicability, it being understood that a comparable Rhodium employee benefit of general applicability will include plans that are currently maintained by affiliates of Rhodium as such were previously disclosed to Sunnyside Bancorp. Employees of Sunnyside Federal who are retained by Rhodium following the merger will continue to participate in Sunnyside Federal employee benefit plans until such time as Rhodium, at its sole discretion, either implements a new comparable Rhodium employee benefit of general applicability or allows such continuing Sunnyside Federal employee to become eligible to participate in an existing Rhodium employee benefit plan.For any Sunnyside Federal employee benefit plan that is terminated by Rhodium for which there is a comparable Rhodium employee benefit plan, Sunnyside Federal employees who are retained by Rhodium be entitled to participate in such employee benefit plans to the same extent as similarly-situated employees of Rhodium.Sunnyside Federal employees will be given credit for prior service or employment with Sunnyside Bancorp or Sunnyside Federal for purposes of eligibility for and vesting of all benefits under such plans and for purposes of accruals or levels of severance, vacation pay, paid time off or similar benefits.Additionally, Rhodium will cause any Rhodium employee benefit plans in which Sunnyside Federal employees participate to (1) waive any pre-existing condition limitations, (2) provide full credit under such plans for any deductible incurred by the employees and their beneficiaries under an analogous Sunnyside Federal employee benefit plan during the portion of the calendar year prior to such participation, and (3) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee on or after the closing of the merger, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Sunnyside Federal benefit plan.

Sunnyside Federal Employee Stock Ownership Plan. In accordance with the Merger Agreement, at least five business days before the closing of the merger, the ESOP will be terminated and all ESOP participants’ accounts will be fully vested.The ESOP will be required to sell a sufficient number of shares in the ESOP suspense account (which would include a sale to Sunnyside Bancorp at $20.25 per share) to extinguish the ESOP loan.If shares exist in the ESOP suspense account following the sale, each of the remaining shares will be converted to the per share merger consideration and will be allocated to ESOP participants who are active employees of Sunnyside Federal at the termination date of the ESOP, as earnings, in accordance with the terms of the ESOP.In the unlikely event that the loan repayment amount exceeds the proceeds from the sale of the shares in the ESOP suspense account, the remainder of the ESOP loan will be forgiven and Sunnyside Bancorp will have no further obligation with respect to the ESOP loan.

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Severance Benefits. Any employee of Sunnyside Federal (other than an employee who is a party to an employment agreement, change in control agreement or similar agreement) whose employment is terminated by Rhodium (other than for cause) or who voluntarily terminated employment due to a material reduction in compensation or benefits within six months after the effective time of the merger, will receive a cash severance payment from Rhodium equal to two weeks’ salary for each full year of service to Sunnyside Federal, subject to a minimum of two weeks’ salary and a maximum of 26 weeks’ salary.

Settlement Agreements. Rhodium will honor the terms of all Sunnyside Bancorp and Sunnyside Federal employment agreements. Concurrently with the execution of the Merger Agreement, certain officers of Sunnyside Bancorp and Sunnyside Federal, including Mr. Sullivan, Ms.Mirtuono and Mr. Lipkus, executed a settlement agreement to accept in full settlement of his or her rights under his or her employment agreement. See “—Approval of the Merger Agreement and the Merger—Financial Interests of Directors and Executive Officers in the Merger—Settlement Agreements.”

Continued Employment for Certain Sunnyside Bancorp Named Executive Officers. Rhodium has offered to retain Ms. Mirtuono as President and Chief Operating Officer and Mr. Lipkus as Chief Financial Officer and to offer each a new employment agreement with Sunnyside Bancorp and Sunnyside Federal, effective upon the consummation of the merger. See “—Approval of the Merger Agreement and the Merger—Financial Interests of Directors and Executive Officers in the Merger—Continued Employment Offer to Certain Sunnyside Bancorp Named Executive Officers.”

D&O Indemnification and Insurance. Rhodium has agreed that it will indemnify current and former directors and officers of Sunnyside Bancorp and its subsidiaries for a period of six years following the completion of the merger, and, before closing, Sunnyside Bancorp will cause to be maintained for a period of six years after the effective time of the merger under the current directors’ and officers’ liability insurance extended insurance coverage of acts or omissions occurring at or prior to the effective time of the merger with respect to the officers and directors of Sunnyside Bancorp. See “—Approval of the Merger Agreement and the Merger—Financial Interests of Directors and Executive Officers in the Merger—Indemnification” and “—Approval of the Merger Agreement and the Merger—Financial Interests of Directors and Executive Officers in the Merger—Directors and Officers Insurance” above for a complete description.

Additional Litigation Support.The Merger Agreement provides that Rhodium agrees to indemnify Sunnyside Bancorp and its officers and directors with respect to any out of pocket costs and expenses up to $1,000,000 (including amounts paid in settlement with the prior approval of Rhodium, which shall not be unreasonably withheld, delayed or conditioned) with respect to any litigation related to the Merger brought by any stockholder, any person from which Sunnyside Bancorp has received an acquisition proposal after June 16, 2021 and on or before August 26, 2021, or any representative thereof.Under this provision, Rhodium will also pay the reasonable legal fees.However, payments under this provision are subject to: Sunnyside Bancorp (1) promptly submitting any such litigation claims to its D&O insurance carrier for coverage under its D&O liability policy, (2) complying in all material respects with all requirements of its D&O liability policy, and (3) using its commercially reasonable best efforts to preserve and secure coverage under its D&O liability policy.Rhodium’s obligation to reimburse such costs is limited to costs and expenses not actually paid by the D&O insurance carrier.Moreover, Rhodium will be entitled to reimbursement by Sunnyside Bancorp of any costs and expenses it pays (1) to the extent they are subsequently reimbursed by the D&O insurance carrier, or (2) if the Merger Agreement is terminated by Rhodium because of a breach of a representation, warranty, covenant or agreement by Sunnyside Bancorp (see “—Termination of the Merger Agreement”) or by any party for any other reason pursuant to which Sunnyside Bancorp is obligated to pay Rhodium a termination fee.See “—Termination Fee.”This provision remains in effect regardless of whether the merger is effected, unless the Merger Agreement is terminated for the reasons provided under clause (2) above.

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Certain Additional Covenants. The Merger Agreement also contains additional covenants, including covenants relating to obtaining required consents, public announcements with respect to the transactions contemplated by the Merger Agreement, access to information of the other company, the filing of this proxy statement, certain litigation, confidentiality obligations, tax matters and providing notice of a breach of a representation, warranty or agreement.

Sunnyside Bancorp’s Stockholder Meeting and Recommendation of Sunnyside Bancorp’s Board of Directors

Sunnyside Bancorp has agreed to hold a meeting of its stockholders to vote on approval of the Merger Agreement and the merger at the earliest practicable date. Sunnyside Bancorp and its Board of Directors will recommend the approval of the Merger Agreement and the merger and solicit the approval of the Merger Agreement and the merger by the Sunnyside Bancorp stockholders (subject to the provisions governing making a change in Sunnyside Bancorp’s recommendation as described below).

Sunnyside Bancorp’s Board of Directors has unanimously agreed to recommend that Sunnyside Bancorp’s stockholders vote in favor of approval of the Merger Agreement and the merger. However, before the date of the Sunnyside Bancorp stockholder meeting, the Board of Directors may:

●	withhold, withdraw, change, qualify, amend or modify, or publicly propose to withdraw, change, qualify, amend or modify its recommendation to vote in favor of the Merger Agreement, or take any other action or make any other public statement inconsistent with its recommendation to vote in favor of the Merger Agreement, fail to reaffirm its recommendation to vote in favor of the Merger Agreement within five business days following a request by Rhodium, or make any public statement, filing or release inconsistent with its recommendation to vote in favor of the Merger Agreement;

●	approve, recommend or endorse, or publicly propose to approve, recommend or endorse, an Acquisition Proposal (as defined below); or

●	submit the Merger Agreement to Sunnyside Bancorp’s stockholders for approval without a recommendation.

However, the Board of Directors can only take these actions if it has provided Rhodium five business days’ notice that it has determined reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, that a bona fide unsolicited written acquisition proposal that it received after the date of the Merger Agreement (that did not result from a breach of non-solicitation obligations discussed below) constitutes a superior proposal (as defined below) if, but only if, (1) the Sunnyside Bancorp Board of Directors has determined reasonably and in good faith, after consultation with and having considered the advice of outside legal counsel, that because of the existence of such superior proposal the failure to take such actions would be reasonably likely to violate its fiduciary duties under applicable law, (2) during the five business day period after receipt of the notice of superior proposal to Rhodium, the Sunnyside Bancorp Board of Directors cooperates and negotiates in good faith with Rhodium to make such adjustments, modifications or amendments to the terms and conditions of the Merger Agreement as would enable Sunnyside Bancorp to continue to recommend that Sunnyside Bancorp’s stockholders vote in favor of approval of the Merger Agreement and the merger and (3) at the end of such five day notice period, after taking into account any such adjusted, modified or amended terms, if any, as may have been proposed by Rhodium, the Sunnyside Bancorp Board of Directors has again reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, made the determination (A) in clause (1) above and (B) that such acquisition proposal constitutes a superior proposal.

Agreement Not to Solicit Other Offers

Sunnyside Bancorp has agreed that it will not, and will cause each of its subsidiaries and their officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of Sunnyside Bancorp or its subsidiaries to, directly or indirectly:

●	initiate, solicit, knowingly induce or encourage, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal (as defined below);

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●	participate in any discussions or negotiations with any person regarding any acquisition proposal or furnish, or otherwise afford access, to any person any non-public information or data with respect to Sunnyside Bancorp any of its subsidiaries in connection with an acquisition proposal;

●	release any person from, waive any provisions of, or fail to use its reasonable best efforts to enforce any confidentiality agreement or standstill agreement to which Sunnyside Bancorp is a party; or

●	enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

Sunnyside Bancorp and its representatives have agreed to immediately cease and cause to be terminated any and all discussions, negotiations and communications that had been conducted before signing of the Merger Agreement with any third party with respect to any acquisition proposal.

Sunnyside Bancorp must advise Rhodium promptly (and in any event within 24 hours orally) and within two days in writing of the receipt of any acquisition proposal or any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Sunnyside Bancorp or its representatives, in each case in connection with any acquisition proposal. Sunnyside Bancorp has also agreed to keep Rhodium informed, on a reasonably current basis of the status and terms of any such proposal, offer, information request, negotiations or discussions.

For purposes of the Merger Agreement, an “acquisition proposal” means any inquiry, offer or proposal contemplating, relating to, or that could reasonably be expected to lead to: (1) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Sunnyside Bancorp or Sunnyside Federal that, in any such case, results in any person acquiring 20% or more of any class of equity of Sunnyside Bancorp or Sunnyside Federal; (2) any transaction pursuant to which any third party or group acquires or would acquire, directly or indirectly, 20% or more of the consolidated assets of Sunnyside Bancorp or Sunnyside Federal; (3) any issuance, sale or other disposition of securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Sunnyside Bancorp or Sunnyside Federal; (4) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of Sunnyside Bancorp or Sunnyside Federal; or (5) any transaction that is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

For purposes of the Merger Agreement, a “superior proposal” means a bona fide, unsolicited written acquisition proposal (1) that if consummated would result in a third party acquiring, directly or indirectly, more than 50% of the outstanding shares of Sunnyside Bancorp’s common stock or more than 50% of the assets of Sunnyside Bancorp and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (2) that the Sunnyside Bancorp Board reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (B) taking into account any changes to the Merger Agreement proposed by Rhodium in response to such acquisition proposal and all financial, legal, regulatory and other aspects of such acquisition proposal, including all conditions contained therein and the person making such proposal, is more favorable to the stockholders of Sunnyside Bancorp from a financial point of view than the merger and the other transactions contemplated by this merger agreement.

Conditions to Complete the Merger

Rhodium’s and Sunnyside Bancorp’s respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions:

●	obtaining approval of Sunnyside Bancorp’s stockholders;

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●	the receipt of required regulatory approvals and the expiration of applicable waiting periods and the absence of the imposition by a governmental authority of any term, condition or restriction that would (1) prohibit or limit the ownership or operation by Rhodium or any of its subsidiaries, of all or any material portion of the business or assets of Sunnyside Bancorp or any of its subsidiaries, (2) compel Rhodium or any of its subsidiaries to dispose of all or any material portion of the business or assets of Sunnyside Bancorp or any of its subsidiaries, or (3) otherwise be reasonably likely, individually or in the aggregate, to result in restrictions on the operations of Sunnyside Bancorp by Rhodium in such a way that results in a Material Adverse Effect on Rhodium and its subsidiaries, taken as a whole and giving effect to the merger;

●	the absence of (1) any judgment, order, injunction or decree issued by any governmental authority or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated the Merger Agreement (2) any statute, rule, regulation, order, injunction or decree by any governmental authority that prohibits or makes illegal the consummation of any of the transactions contemplated by the Merger Agreement;

●	the accuracy of the representations and warranties of the parties in the Merger Agreement as of the closing date of the merger, subject to the materiality standards provided in the Merger Agreement, and the performance of the parties in all material respects of all obligations required to be performed by each party at or before the effective time of the merger under the Merger Agreement;

●	delivery by Rhodium of the merger consideration to the Paying Agent no later than the business day before the closing date of the merger;

●	from the date of the Merger Agreement to the closing, there must not have been (1) any condition, event, fact, circumstance or other occurrence has occurred that has resulted in, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sunnyside Bancorp; and

●	the receipt of all consents, approvals, authorizations required to consummate the merger.

Neither Sunnyside Bancorp nor Rhodium can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or will be waived by the appropriate party.

Termination of the Merger Agreement

The Merger Agreement can be terminated at any time before completion of the merger by mutual consent of the parties, or by either party in the following circumstances:

●	if any required regulatory approval has been denied by final, non-appealable action or an application has been withdrawn at the request of a governmental authority and not refiled within 45 days or if either party (1) reasonably concludes that regulatory approval will not be received by April 30, 2022 and (2) such party is not otherwise in material violation of the Merger Agreement;

●	if the Sunnyside Bancorp stockholders fail to approve the Merger Agreement; provided, Sunnyside Bancorp may only terminate under this item if it fulfilled its obligations related to the calling of the stockholders meeting;

●	if the other party breaches a representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach, either individually or in the aggregate with other breaches by such other party, would result in, if occurring or continuing on the closing date of the merger, the failure of the closing conditions to be satisfied and further, which is not cured before the earlier of (1) thirty days following written notice to the party committing such breach from the other party or (2) two business days prior to May 31, 2022, or which breach, by its nature, cannot be cured prior to the closing; provided; however, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement in a manner that would entitle the other party to not consummate the Merger Agreement;

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●	if the merger is not consummated by May 31, 2022; provided however, that this right is not available to any party if the failure to close is due to that party’s material breach of the Merger Agreement; or

●	if a court of competent jurisdiction or other governmental authority has issued any order, injunction or decree restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement and such order, injunction or decree has become final and non-appealable.

Rhodium may terminate the Merger Agreement if before the Sunnyside Bancorp stockholders approve the merger but following the meeting of the Sunnyside Bancorp stockholders to vote on the Merger Agreement and the merger:

●	Sunnyside Bancorp commits a material breach of its non-solicitation obligations;

●	the Sunnyside Bancorp Board of Directors withholds, withdraws, changes, qualifies, amends or modifies, or publicly proposes to withdraw, change, qualify, amend or modify its recommendation to vote in favor of the Merger Agreement, or take any other action or make any other public statement inconsistent with its recommendation to vote in favor of the Merger Agreement, fail to reaffirm its recommendation to vote in favor of the Merger Agreement within five business days following a request by Rhodium, or make any public statement, filing or release inconsistent with its recommendation to vote in favor of the Merger Agreement (each a “Company Subsequent Determination”); or

●	Sunnyside Bancorp materially breaches its obligations to call, give notice of and commence the meeting of its stockholders to approve the Merger Agreement and the merger or to adjourn or postpone any such stockholders meeting called for such purposes and such breach has not been cured on or before the expiration of the fifth business day after the occurrence of such breach.

In addition, Sunnyside Bancorp may terminate the Merger Agreement if Rhodium or Mr. Silber does not have sufficient sources of capital to pay the merger consideration.

Effect of Termination

If the Merger Agreement is terminated, it will become void, except (1) for the payment of the applicable termination fee described below, (2) for either party’s rights to recover any liabilities or damages arising out of any willful breach and (3) designated provisions of the Merger Agreement will survive the termination, including those relating to payment of fees and expenses, payment of the termination fee described below and the confidential treatment of information.

Termination Fee

If the Merger Agreement is terminated under certain circumstances, Sunnyside Bancorp must pay Rhodium in immediately available funds a termination fee of $615,000 or Rhodium must pay Sunnyside Bancorp in immediately available funds a termination fee of $1.5 million.

Sunnyside Bancorp must pay the termination fee if:

●	the Merger Agreement is terminated by Rhodium because Sunnyside Bancorp commits a material breach of its non-solicitation obligations;

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●	the Merger Agreement is terminated by Rhodium before the Sunnyside Bancorp stockholders approve the merger but following the meeting of the Sunnyside Bancorp stockholders to vote on the Merger Agreement and the merger after the Sunnyside Bancorp Board of Directors has made a Company Subsequent Determination;

●	the Merger Agreement is terminated by Rhodium because Sunnyside Bancorp materially breaches its obligations to call, give notice of and commence the meeting of its stockholders to approve the Merger Agreement and the merger or to adjourn or postpone any such meeting called for such purpose and such breach has not been cured on or before the expiration of the fifth business day after the occurrence of such breach;

●	Sunnyside Bancorp terminates the Merger Agreement for any reason after the Sunnyside Bancorp Board of Directors makes a Company Subsequent Determination but before the meeting of the Sunnyside Bancorp stockholders called to vote on the Merger Agreement and the merger; or

●	before the termination of the Merger Agreement (or prior to the stockholders meeting if the termination is due to the failure of the Sunnyside Bancorp stockholders to approve the merger), an acquisition proposal has been made known to the Board of Directors or senior management of Sunnyside Bancorp, has been made directly to Sunnyside Bancorp stockholders or has been publicly announced (which has already occurred due to the public announcement of an acquisition proposal on August 27, 2021) and (1) thereafter the Merger Agreement is terminated by Rhodium or Sunnyside Bancorp because the Sunnyside Bancorp stockholders have failed to approve the Merger Agreement or the merger is not consummated by May 31, 2022 or the Merger Agreement is terminated by Rhodium because of the willful and intentional breach of a covenant or agreement by Sunnyside Bancorp and (2) within 12 months following the termination of the Merger Agreement, Sunnyside Bancorp enters into an agreement to consummate an acquisition transaction.

Rhodium must pay the termination fee if:

●	the Merger Agreement is terminated by Rhodium or Sunnyside Bancorp because any required regulatory approval has been denied by final, non-appealable action (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Sunnyside Bancorp or Sunnyside Federal) or an application has been withdrawn at the request of a governmental authority and not refiled within 45 days or if either party (1) reasonably concludes that regulatory approval will not be received by April 30, 2022 and (2) such party is not otherwise in material violation of the Merger Agreement;

●	the Merger Agreement is terminated by Rhodium or Sunnyside Bancorp because the merger is not consummated by May 31, 2022 (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Sunnyside Bancorp or Sunnyside Federal); or

●	the Merger Agreement is terminated by Sunnyside Bancorp because Rhodium or Mr. Silber does not have sufficient sources of capital to pay the merger consideration.

However, if the Sunnyside Bancorp Board of Directors has made a Company Subsequent Determination and terminated the Merger Agreement for any reason before the meeting of the Sunnyside Bancorp stockholders called to vote on the Merger Agreement and the merger, Sunnyside Bancorp is not eligible to receive a termination fee.

Amendment and Waiver of the Merger Agreement

The Merger Agreement may be amended by mutual written agreement; provided, however, that after approval of the Merger Agreement by the Sunnyside Bancorp stockholders, no amendment can be made that by law requires stockholder approval without obtaining such approval.Any provision of the Merger Agreement may be waived, or the time for compliance with such provision may be extended, by the party benefited by the provision, provided such waiver is in writing and signed by such party.

Expenses and Fees

Except as set forth above regarding the termination fee, all costs and expenses incurred in connection with the Merger Agreement and the related transactions will be paid by the party incurring such expense.

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OWNERSHIP OF SUNNYSIDE BANCORP COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables provide information regarding ownership of Sunnyside Bancorp common stock as of [Record Date], by beneficial owners of more than 5% of the outstanding shares of Sunnyside Bancorp common stock, by each director and each named executive officer, and by all directors and named executive officers of Sunnyside Bancorp as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. The business address of each director and executive officer is 56 Main Street, Irvington, New York 10533.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders:

Mark M. Silber (2)
Rhodium BA Holdings LLC
OppCapital Associates LLC One World Trade Center, Suite 8500 New York, New York 10006	77,924		9.8%

Sunnyside Federal Savings and Loan Association of Irvington Employee Stock Ownership Plan 56 Main Street Irvington, New York 10533	55,062		6.9

Directors and Executive Officers:

William Boeckelman	7,492		*
Deborah J. Elliot	7,500		*
Gerardina Mirtuono	8,385	(3)	*
Timothy D. Sullivan	22,481	(4)	2.8
Edward J. Lipkus	3,731	(5)	*
Walter G. Montgomery	1,000		*

All Directors and Executive Officers as a Group (6 persons)	50,589		6.4%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2)	Based on a Schedule 13D filed jointly with the SEC on April 20, 2021 by (i) Mark M. Silber; (ii) Rhodium BA Holdings LLC, a Delaware limited liability company; and (iii) OppCapital Associates LLC, a Wyoming limited liability company.
(3)	Includes 3,635 shares in Ms. Mirtuono’s ESOP account and 3,750 shares of restricted stock over which Ms. Mirtuono has voting control.
(4)	Includes 5,106 shares in Mr. Sullivan’s ESOP account and 5,500 shares of restricted stock over which Mr. Sullivan has voting control.
(5)	Includes 2,481 shares in Mr. Lipkus’ ESOP account and 1,250 shares of restricted stock over which Mr. Lipkus has voting control.

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PROPOSAL 2 — APPROVAL OF THE MERGER-RELATED COMPENSATION

As required by Item 402(t) of Regulation S-K and Regulation 14A of the Securities Exchange Act of 1934, as amended, Sunnyside Bancorp is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this Proxy Statement captioned “Proposal 1—Approval of the Merger Agreement and the Merger—Financial Interests of Directors and Executive Officers in the Merger.” The Board of Directors unanimously recommends that stockholders vote “FOR” the Merger-Related Compensation proposal.

Sunnyside Bancorp believes that the amount of compensation that may become payable to its named executive officers in connection with the completion of the merger, as described in this proxy statement, is reasonable and demonstrates that Sunnyside Bancorp’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Sunnyside Bancorp’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Sunnyside Bancorp named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the Merger Agreement and the merger. However, the compensation will not be payable if the merger is not completed. Sunnyside Bancorp asks that its stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to Sunnyside Bancorp’s named executive officers in connection with the completion of the merger, as disclosed in the section captioned “Proposal 1—Approval of the Merger Agreement and the Merger—Financial Interests of Directors and Executive Officers in the Merger,” is hereby APPROVED.

This vote is advisory and, therefore, it will not be binding on Sunnyside Bancorp, nor will it overrule any prior decision of Sunnyside Bancorp or require Sunnyside Bancorp’s Board of Directors (or any committee thereof) to take any action. However, Sunnyside Bancorp’s Board of Directors values the opinions of Sunnyside Bancorp’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, Sunnyside Bancorp’s Board of Directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the special meeting.

PROPOSAL 3 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or approve Proposal 1 at the time of the special meeting, the proposal may not be approved unless the special meeting is adjourned or postponed to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Sunnyside Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Sunnyside Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The special meeting may be postponed or adjourned to solicit additional proxies. The Board of Directors unanimously recommends that stockholders vote “FOR” the Adjournment Proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the special meeting.

OTHER MATTERS

Pursuant to Maryland law and the bylaws, only matters described in the notice of special meeting and the accompanying proxy statement may be brought before the special meeting.The Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement.

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STOCKHOLDER PROPOSALS

The merger is expected to be consummated before our 2022 annual meeting of our stockholders, in which case the annual meeting would not be convened.

Stockholders who, in accordance with Exchange Act Rule 14a-8, wish to present a proposal for consideration for inclusion in the proxy materials to be distributed in connection with the 2022 annual meeting must submit their proposal so that they are received at Sunnyside Bancorp’s executive office, 56 Main Street, Irvington, New York 10533, no later than March 24, 2022.If the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the 2021 annual meeting, any stockholder proposal must be received at a reasonable time before Sunnyside Bancorp prints or mails proxy materials for such meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in Sunnyside Bancorp’s proxy materials), the Company’s articles of incorporation and Bylaws and Maryland corporation law.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, a stockholder must submit written notice to the Secretary of Sunnyside Bancorp not later than the close of business on the 90th day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting; provided, that if (A) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice shall be timely if delivered or mailed to and received by the Secretary of Sunnyside Bancorp at the principal executive office of Sunnyside Bancorp not later than the tenth day following the day on which public disclosure of the date of such meeting is first made.The notice must include the stockholder’s name, record address, and number of shares owned, briefly describe the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph will be deemed to require Sunnyside Bancorp to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The merger is expected to be consummated before the next annual meeting of our stockholders, in which case the annual meeting would not be convened.

WHERE YOU CAN FIND MORE INFORMATION

Sunnyside Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.The Securities and Exchange Commission maintains an internet website that contains reports, proxy and information statements and other information about issuers, like Sunnyside Bancorp, that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by Sunnyside Bancorp or any other person. This proxy statement is dated [•], 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

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APPENDIX A

AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

This Amendment to the Agreement and Plan of Merger, dated as of August 26, 2021 (the “Amendment”), is made by and among Rhodium BA Holdings LLC, a Delaware limited liability company (“Buyer”), Rhodium BA Merger Sub, Inc., a Maryland corporation (“Merger Sub”), Mark Silber, Sunnyside Bancorp, Inc., a Maryland corporation (“Company”) and Sunnyside Federal Savings and Loan Association of Irvington (“Bank”). All capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, Buyer, Merger Sub, Mark Silber, Company and Bank are parties to that certain Agreement and Plan of Merger, dated as of June 16, 2021 (the “Agreement”); and

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth herein; and

WHEREAS, concurrently with the execution of this Amendment, the parties have amended the escrow agreement such that the disbursement of the Reverse Break-Up Fee only requires the good faith determination by the Company of the fulfillment of the conditions contained in Section 8.03(a) of the Agreement without concurrence by Silber or Buyer.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 2.01(c). Section 2.01(c) is hereby replaced in its entirety with the following: “(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares described in Section 2.01(b) above) shall be automatically converted into the right to receive, in each case without interest: $20.25 in cash (the “Merger Consideration”). The Merger Consideration multiplied by the aggregate number of outstanding shares of Company Common Stock shall be referred to herein as the “Aggregate Merger Consideration.”

2. Amendment to Section 6.08. The title of Section 6.08 is amended to read in its entirety as follows: “No Solicitation by Company.”

3. Amendment to Section 6.08(a). The phrase “Subject to Section 6.08(b),” is deleted from the beginning of Section 6.08(a).

4. Amendment to Section 6.08(b). Section 6.08(b) is hereby replaced in its entirety with the following: “(b) [Reserved].”

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5. Amendment to Section 6.08(d). Section 6.08(d) is hereby replaced in its entirety with the following: “(d) Subject to Section 6.08(e), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, change, qualify, amend or modify, or publicly propose to withdraw, change, qualify, amend or modify, in a manner adverse in any respect to the interest of Buyer, in connection with the transactions contemplated by this Agreement (including the Merger), or take any other action or make any other public statement inconsistent with, the Company Recommendation, fail to reaffirm the Company Recommendation within five (5) Business Days following a request by Buyer, or make any public statement, filing or release inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); (ii) approve, recommend or endorse, or publicly propose to approve, recommend or endorse, any Acquisition Proposal; (iii) submit this Agreement to Company’s shareholders for approval without recommendation; (each of (i), (ii) or (iii) a “Company Subsequent Determination”); or (iv) enter into (or cause Company or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction or (B) requiring Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.”

6. Amendment to Section 6.08(e). Section 6.08(e) is hereby replaced in its entirety with the following: “(e) Notwithstanding Section 6.04 and Section 6.08(d), prior to the date of the Company Meeting, the Company Board may make a Company Subsequent Determination (although the Company Subsequent Determination will have no effect on any previously adopted resolutions of the Company Board except as expressly permitted by this paragraph) after the fifth (5th) Business Day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from Company advising Buyer that the Company Board has determined reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, that a bona fide unsolicited written Acquisition Proposal that it received after the date of this Agreement (that did not result from a breach of this Section 6.08) constitutes a Superior Proposal if, but only if, (i) the Company Board has determined reasonably and in good faith, after consultation with and having considered the advice of outside legal counsel, that because of the existence of such Superior Proposal the failure to take such actions would be reasonably likely to violate its fiduciary duties under applicable Law (it being understood that the initial determination under this clause (i) will not be considered a Company Subsequent Determination), (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by Buyer (the “Notice Period”), Company and the Company Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms, if any, as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Company Board has again reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, made the determination (A) in clause (i) of this Section 6.08(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, Company shall be required to deliver a new Notice of Superior Proposal to Buyer and again comply with the requirements of this Section 6.08(e), except that the Notice Period shall be reduced to three (3) Business Days. Any Notice of Superior Proposal shall include a reasonably detailed description of the Acquisition Proposal subject thereto, including the latest material terms and conditions and the identity of the third party in such Acquisition Proposal (including an unredacted copy of all proposed agreements and other documents with respect to such Acquisition Proposal) or any amendment or supplement thereto.”

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7. Addition of Section 6.24. The following language is added as new Section 6.24: “Litigation Support. Notwithstanding any other statement herein to the contrary, Buyer agrees to indemnify Company and its officers and directors (“Covered Parties”) with respect to any out of pocket litigation costs and expenses up to $1,000,000 (including amounts paid in settlement with the prior approval of Buyer, which shall not be unreasonably withheld, delayed or conditioned) with respect to any litigation related to the Merger brought by any stockholder, any Person from which the Company has received an Acquisition Proposal after June 16, 2021 and on or before August 26, 2021, or any representative thereof. In this regard, subject to the terms of this Section 6.24, Buyer shall pay the Covered Parties’ reasonable legal fees with respect to this matter as they are invoiced. Notwithstanding any other statement herein to the contrary, (a) Company will be obligated to (i) promptly submit any such claims to its D&O insurance carrier for coverage under its D&O liability policy (the “Policy”), (ii) comply in all material respects with all requirements of the Policy, and (iii) use its commercially reasonable best efforts to preserve and secure coverage under the Policy; (b) Buyer’s obligation to reimburse such costs is limited to costs and expenses not actually paid by the D&O insurance carrier; and (c) Buyer shall be entitled to reimbursement of any costs and expenses it pays (i) to the extent they are subsequently reimbursed by the D&O insurance carrier, or (ii) if this Agreement is terminated by Buyer pursuant to Section 8.01(d) or 8.01(e) or by any party for any other reason pursuant to which the Company is obligated to pay Buyer a Break-Up Fee in accordance with Section 8.02(a).

Buyer’s obligations under this section shall commence on the date of this Amendment and shall remain in effect regardless of whether the Merger is effected, provided, however that if this Agreement is terminated by Buyer pursuant to Section 8.01(d) or 8.01(e) or by any party for any other reason pursuant to which the Company is obligated to pay Buyer a Break-Up Fee in accordance with Section 8.02(a), Buyer’s obligations under this Section shall terminate and the Company shall be obligated to reimburse the Buyer of any costs and expenses it previously paid pursuant to this Section.”

8. Amendment to Section 8.01(g). Section 8.01(g) is hereby replaced in its entirety with the following: “(g) Company Failure to Recommend, Etc. In addition to and not in limitation of Buyer’s termination rights under Section 8.01(e), by Buyer prior to the Requisite Company Shareholder Approval being obtained but following the Company Meeting if (i) there shall have been a material breach of Section 6.08; or (ii) the Company Board (or any committee thereof) (A) makes a Company Subsequent Determination, or (B) materially breaches its obligations to call, give notice of and commence the Company Meeting, or adjourn or postpone the Company Meeting, in accordance with the provisions of Section 6.04, and such breach shall not have been cured on or before the expiration of the fifth (5th) Business Day after the occurrence of such breach.

9. Amendment to Section 8.01(h). Section 8.01(h) is hereby replaced in its entirety with the following: “(h) [Reserved].”

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10. Amendment to Section 8.02(a). Section 8.02(a) is replaced in its entirety with the following: “(a) In recognition of the efforts, expenses and other opportunities foregone by Buyer while structuring and pursuing the Merger, Company shall pay to Buyer a break-up fee equal to $615,000 (“Break-Up Fee”), by wire transfer of immediately available funds to an account specified by Buyer in the event of any of the following: (i) (A) Buyer terminates this Agreement pursuant to Section 8.01(g) or (B) Company terminates this Agreement in the period following a Company Subsequent Determination but before the Company Meeting, Company shall pay Buyer the Break-Up Fee within two (2) Business Days after receipt of Buyer’s notification of such termination; and (ii) after the date of this Agreement and prior to the termination of this Agreement (or prior to the Company Meeting in the case of a termination pursuant to Section 8.01(c)), an Acquisition Proposal shall have been made known to the Company Board or senior management of Company or has been made directly to its shareholders generally (and not withdrawn) or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to Company and (A) thereafter this Agreement is terminated by either Buyer or Company pursuant to Section 8.01(c) or Section 8.01(f) (without the Requisite Company Shareholder Approval having been obtained) or if this Agreement is terminated by Buyer pursuant to Section 8.01(e) as a result of willful and intentional breach of a covenant by Company, and (B) prior to the date that is twelve (12) months after the date of such termination, Company enters into any agreement to consummate, or consummates, an Acquisition Transaction (whether or not the same Acquisition Transaction which was the subject of the foregoing Acquisition Proposal)), then Company shall, on the earlier of the date it enters into such agreement or the date of consummation of such transaction, pay Buyer the Break-Up Fee, provided, that for purposes of this Section 8.02(a), all references in the definition of Acquisition Transaction to “20%” shall instead refer to “50%”.”

11. Amendment to Section 8.03(a). Section 8.03(a) is replaced in its entirety with the following: “If this Agreement is terminated pursuant to (i) Section 8.01(b) (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank) (ii) Section 8.01(f) (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank) or (iii) pursuant to Section 8.01(j), Buyer or Mark Silber shall pay to Company a break-up fee equal to $1,500,000 (“Reverse Break-Up Fee”), by wire transfer of immediately available funds to an account specified by Company. Buyer or Silber shall pay Company the Reverse Break-Up Fee within two (2) Business Days after receipt of Company’s notification of such termination; provided, however, the Reverse Break-Up Fee shall not be payable if a Company Subsequent Determination has been made and, thereafter, the Company terminates the Agreement prior to the Company Meeting. If in the case of Section (i) or (ii) above, the failure to obtain regulatory approval is primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank, then the amount of the Reverse Break-Up Fee held in escrow shall be returned to Mr. Silber.

12. Addition to Section 9.01. The following language is added to Section 9.01: (a) “Covered Parties” has the meaning set forth in Section 6.24.”; and (b) “Policy” has the meaning set forth in Section 6.24.”

13. Amendment to Material Adverse Effect Definition in Section 9.01. The Material Adverse Effect definition in Section 9.01 is hereby amended to add the following language after clause (H): “or (I) pending or threatened litigation from any stockholder, any Person from which the Company has received an Acquisition Proposal after June 16, 2021 and on or before August 26, 2021, or any representative thereof.”

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14. Amendment to Section 10.01. Section 10.01 is replaced in its entirety with the following: “No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 10.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 6.09 and Section 6.24 of this Agreement.

15. Termination of Discussions and Negotiations. Company and its Subsidiaries shall, and shall cause each of the Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal; provided, however that nothing herein shall prohibit the Company from, to the extent permitted under Section 6.08(a) hereof, receiving communications from Persons making or purporting to make an Acquisition Proposal, and informing such Persons that the Company is not permitted to pursue negotiations under the terms of this Agreement. Company shall use its commercially reasonable best efforts, subject to applicable Law, to, within ten (10) Business Days after the date hereof, request and confirm the return or destruction of any confidential information provided to any Person (other than Buyer and its Affiliates and its and their representatives) pursuant to any existing confidentiality, standstill or similar agreements to which it or any of its Subsidiaries is a party relating to an Acquisition Proposal.

16. No Further Amendments. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

17. Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby.

18. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

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19. Severability. Whenever possible, each provision or portion of any provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

20. Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof.

21. Headings. The headings used in this Amendment are inserted for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Amendment.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

RHODIUM BA HOLDINGS LLC

By:	/s/ Mark Silber
Mark Silber
Managing Member

RHODIUM BA MERGER SUB, INC.

By:	/s/ Mark Silber
Mark Silber
Chairman

MARK SILBER

By:	/s/ Mark Silber

SUNNYSIDE BANCORP, INC.

By:	/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer

SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON

By:	/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer

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AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 16, 2021

BY AND AMONG

RHODIUM BA HOLDINGS LLC,

RHODIUM BA MERGER SUB, INC.,

MARK SILBER,

SUNNYSIDE BANCORP, INC.

AND

SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of June 16, 2021, by and among RHODIUM BA HOLDINGS LLC, a Delaware limited liability company (“Buyer”), RHODIUM BA MERGER SUB, INC., a Maryland corporation (“Merger Sub”), MARK SILBER, SUNNYSIDE BANCORP, INC., a Maryland corporation (“Company”), and SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON, a federal savings and loan association and wholly-owned subsidiary of Company (“Bank”).

WITNESSETH

WHEREAS, the managing member of Buyer and the respective boards of directors of each of Merger Sub, Company and Bank have (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders, and (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies;

WHEREAS, in accordance with the terms, and subject to the conditions, of this Agreement, Merger Sub will merge with and into Company, with Company as the surviving entity (the “Merger”), and immediately thereafter Company will be a wholly-owned subsidiary of Buyer.

WHEREAS, as a material inducement and as additional consideration to Buyer to enter into this Agreement, each of the directors and executive officers of the Company who hold shares of Company Common Stock have entered into an agreement in substantially the form of Exhibit A (each a “Company Shareholder Support Agreement” and collectively, the “Company Shareholder Support Agreements”), pursuant to which each such Person has agreed, among other things, to vote all shares of Company Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement and to waive dissenter’s rights in connection with the Merger;

WHEREAS, as a material inducement and as additional consideration to Company to enter into this Agreement, Mr. Silber has placed the amount of the Reverse Break-Up Fee in escrow and provided evidence of such deposit to Company and Bank;

WHEREAS, Company and Bank previously entered into an Agreement and Plan of Merger with DLP Bancshares, Inc. (the “DLP Agreement”), which DLP Agreement is being terminated simultaneously with the execution of this Agreement by Company and Bank in accordance with the terms thereof;

WHEREAS, as a material inducement and as additional consideration to Company to enter into this Agreement, Mr. Silber has paid to DLP Bancshares, Inc. the break-up fee required to be paid by Company in connection with the termination of the DLP Agreement;

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto; and

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WHEREAS, the parties desire that capitalized terms used herein shall have the definitions ascribed to such terms when they are first used herein or as otherwise specified in Article 9 hereof.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1.
THE MERGER

Section 1.01. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into Company in accordance with the MGCL. Upon consummation of the Merger, at the Effective Time the separate corporate existence of Merger Sub shall cease and Company shall survive and continue to exist as a corporation incorporated under the laws of the State of Maryland (Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 1.02. Certificate of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Entity upon consummation of the Merger at the Effective Time shall be the Articles of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time.

Section 1.03. Directors and Officers of Surviving Entity. Buyer intends to make offers to all current directors of the Company to maintain their positions and terms as directors of the Surviving Entity following the Closing. All current directors of the Company that accept the offer to serve as directors of the Surviving Entity following the Closing are collectively referred to herein as the “Continuing Directors”. The directors of Merger Sub immediately prior to the Effective Time plus any and all Continuing Directors shall collectively be the directors of the Surviving Entity as of the Effective Time. The officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be; provided, however, that, as of the Effective Time (a) Timothy D. Sullivan shall resign as President and CEO; (b) Frederick Schulman shall become CEO and Chairman of the Board; and (c) Gerardina Mirtuono shall become President in addition to her existing position as COO.

Section 1.04. Effective Time; Closing.

(a) Subject to the terms and conditions of this Agreement, Company and Merger Sub will make all such filings as may be required to consummate the Merger by applicable Laws. The Merger shall become effective as set forth in the appropriate documents (the “Articles of Merger”) related to the Merger that shall be filed with the Maryland State Department of Assessments and Taxation on the Closing Date. The “Effective Time” of the Merger shall be the later of (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger.

(b) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date which shall be no later than five (5) Business Days after all of the conditions to the Closing set forth in Article 7 (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof (such date, the “Closing Date”) at the offices of the Buyer, or such other place, date or time as the parties may mutually agree. At the Closing, there shall be delivered to Buyer and Company the Articles of Merger and such other certificates and other documents required to be delivered under Article 6 hereof.

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Section 1.05. Additional Actions. If, at any time after the Effective Time, Buyer shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement, Company and Bank shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of Merger Sub and Buyer are authorized in the name of Company and Bank to take any and all such action.

Section 1.06. Structure Change. Buyer may at any time change the method of effecting the Merger if and to the extent requested by Buyer, and Company agrees to enter into such amendments to this Agreement as Buyer may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (a) alter or change the amount, kind, or value of the Merger Consideration provided for in this Agreement, (b) adversely affect the Tax treatment of the Merger with respect to Company’s shareholders or (c) be reasonably likely to cause the Closing to be prevented or materially delayed or the receipt of the Regulatory Approvals to be prevented or materially delayed. Notwithstanding anything in this Agreement to the contrary, the Merger shall be structured to be tax-free at the Company and Bank level and the Buyer and Company agree to take such necessary steps to avoid a taxable asset sale at the Company and Bank level unless the Buyer and Company mutually agree otherwise.

Article 2.
MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01. Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Buyer, Merger Sub, Bank, Company or any shareholder of Company, any applicable withholding Tax:

(a) Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b) Each share of Company Common Stock owned directly by Buyer, Company or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers, or as a result of debts previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares described in Section 2.01(b) above) shall be automatically converted into the right to receive, in each case without interest: $18.75 in cash (the “Merger Consideration”). The Merger Consideration multiplied by the aggregate number of outstanding shares of Company Common Stock shall be referred to herein as the “Aggregate Merger Consideration.”

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Section 2.02. [Reserved].

Section 2.03. Rights as Shareholders; Stock Transfers. At the Effective Time, all shares of Company Common Stock, when converted in accordance with Section 2.01(c) above, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive for each such share of Company Common Stock, the Merger Consideration in accordance with this Article 2 (subject to the provisions of Section 2.06). At the Effective Time, the non-dissenting holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of Company, other than the right to receive the Merger Consideration in accordance with this Article 2. After the Effective Time, there shall be no registration of transfers on the stock transfer books of Company of shares of Company Common Stock.

Section 2.04. Exchange Procedures. As promptly as practicable after the Effective Time but in no event later than five (5) Business Days after the Closing Date, and provided that Company has delivered, or caused to be delivered, to the Exchange Agent all information that is reasonably required by the Exchange Agent, the Exchange Agent shall mail or otherwise cause to be delivered to each holder of record of shares of Company Common Stock immediately prior to the Effective Time and whose shares of Company Common Stock were converted pursuant to Section 2.01 into the right to receive the Merger Consideration (each, a “Holder”), a letter of transmittal, which shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss and/or bonds in such amounts as may be required in each case by Buyer or the Exchange Agent in lieu of such Certificate(s)) to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify, and (ii) specify instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration in accordance with this Article 2 as provided for in this Agreement (the “Letter of Transmittal”). Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Company to establish the identity of the Holders, which books shall be conclusive with respect thereto.

Section 2.05. Deposit of Merger Consideration.

(a) Prior to the Effective Time, Buyer shall designate a bank or trust company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Company’s shareholders for the purpose of receiving and holding their Certificates and shall obtain no rights or interests in the shares represented thereby. At least one (1) Business Day before the Effective Time, Buyer shall deposit, or shall cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the Aggregate Merger Consideration (the “Exchange Fund”), and Buyer shall instruct the Exchange Agent to timely pay such consideration in accordance with this Agreement. The cash in the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Buyer; provided, however, that no such investment or loss thereon shall affect the amounts payable to Holders pursuant to this Article 2.

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(b) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for one year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any shareholders of Company who have not theretofore complied with this Section 2.06 shall thereafter look only to Buyer for the Merger Consideration in accordance with this Article 2 deliverable in respect of each share of Company Common Stock such shareholder held as of immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any Holder represented by any Certificate for any Merger Consideration (or any dividends or distributions with respect thereto) paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.

Section 2.06. Delivery of Merger Consideration.

(a) Upon surrender to the Exchange Agent of its Certificate(s) (or an affidavit of loss in lieu thereof) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article 2 for each share of Company Common Stock formerly represented by such Certificate, to be mailed within five (5) Business Days following the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof). The Exchange Agent and Buyer, as the case may be, shall not be obligated to deliver cash to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates representing the shares of Company Common Stock for exchange as provided in this Article 2, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by Buyer or the Exchange Agent.

(b) In the event of a transfer of ownership of a Certificate for Company Common Stock that is not registered in the stock transfer records of Company, the Merger Consideration in accordance with this Article 2 shall be issued or paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Company Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate, or establish to the reasonable satisfaction of Buyer that the tax has been paid or is not applicable, and the person requesting payment for such Certificate shall have complied with the provisions of the Letter of Transmittal. In the event of a dispute with respect to ownership of any shares of Company Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

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(c) Buyer (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as Buyer is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by Buyer or the Exchange Agent, as applicable. Buyer shall provide written information to Holder regarding such deduction or withholding.

Article 3.
REPRESENTATIONS AND WARRANTIES OF COMPANY AND BANK

Section 3.01. Making of Representations and Warranties.

(a) On or prior to the date hereof, Company and Bank have delivered to Buyer and Merger Sub a Schedule (the “Company Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article 3 or to one or more of its covenants contained in Article 6. The mere inclusion of a fact, circumstance or event in a Company Disclosure Schedule shall not be deemed an admission by Company that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of the Company Disclosure Schedule shall be deemed disclosed for all purposes of the Company Disclosure Schedule.

(b) Except as set forth in the Company Disclosure Schedule (subject to Section 10.12), Company and Bank hereby represent and warrant, jointly and severally, to Buyer and Merger Sub as follows in this Article 3.

Section 3.02. Organization, Standing and Authority.

(a) Company is a Maryland corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA. Company has the requisite corporate power and authority to carry on its business as now conducted by it and to own, lease and operate its properties and assets. Company is duly licensed or qualified to do business in the State of Maryland and as a foreign corporation or other entity in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Company.

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(b) Bank is a savings and loan association duly organized, validly existing and in good standing under the Laws of the United States. Bank has full corporate power and authority to own, lease and operate its properties and assets and to engage in the business and activities now conducted by it. Bank as is duly licensed or qualified to do business in New York and each other jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Company.

Section 3.03. Capital Stock.

(a) The authorized capital stock of Company consists of (i) 30,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, 793,500 shares are issued and outstanding (none of which are subject to transfer or forfeiture restrictions) and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, no shares of which are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, no shares of Company Common Stock were reserved for issuance. Company Disclosure Schedule 3.03(a) sets forth a true, correct and complete list of the shareholders of Company, showing the number of shares of Company Common Stock held by each such shareholder.

(b) There are no shares of Company Common Stock held by any of Company’s Subsidiaries. The outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any current or past Company shareholder and have been issued in compliance with the Company’s Articles of Incorporation and in all material respects with applicable federal or state securities Laws. Bank is an insured depository institution as defined in 12 U.S.C. 1813(c)(2).

(c) There are no outstanding shares of capital stock of any class of Company, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock options, stock based performance units, agreements, arrangements, commitments or understandings, in each case, to which Company or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of Company or any of Company’s Subsidiaries or obligating Company or any of Company’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, Company or any of Company’s Subsidiaries. There are no obligations, contingent or otherwise, of Company or any of Company’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or capital stock of any of Company’s Subsidiaries or any other securities of Company or any of Company’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary. Other than the Company Shareholder Support Agreements, there are no agreements, arrangements or other understandings with respect to the voting or transfer of Company’s capital stock to which Company or any of its Subsidiaries is a party and, to the Knowledge of Company, no such agreements between any Persons exist. There are no other agreements or arrangements under which Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended. Since January 1, 2019, the Company has not (A) issued or repurchased any shares of Company Common Stock, or (B) issued or awarded any stock options. Neither Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of Company or such Subsidiary on any matter.

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(d) All of the outstanding shares of capital stock of each of Company’s Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, and all such shares are owned by Company free and clear of all security interests, liens, claims, pledges, taking actions, agreements, limitations in Company’s voting rights, charges or other encumbrances of any nature whatsoever, other than restrictions on transfers under applicable securities Laws. Neither Company nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.

Section 3.04. Subsidiaries.

(a) Bank is the only Subsidiary of the Company. Bank does not maintain any Subsidiaries.

(b) Except as set forth in Company Disclosure Schedule 3.04(b), neither Company nor Bank, owns, beneficially or of record, either directly or indirectly, any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)), credit union, savings and loan holding company, bank holding company, insurance company, mortgage or loan broker or any other financial institution, other than Bank. Neither Company nor Bank beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

Section 3.05. Corporate Power.

(a) Each of Company and Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of the Requisite Company Shareholder Approval.

(b) Company has made available to Buyer a complete and correct copy of the Articles of Incorporation and Bylaws, each as amended to date, of Company and each of its Subsidiaries, the minute books of Company and each of its Subsidiaries, and the stock ledgers and stock transfer books of Company and each of its Subsidiaries. Neither Company nor any of its Subsidiaries is in violation of any of the terms of its Articles of Incorporation, Bylaws or equivalent organizational documents. The minute books of Company and each of its Subsidiaries contain records of all meetings held by, and all other corporate actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate. The stock ledgers and the stock transfer books of Company and each of its Subsidiaries contain complete and accurate records of the ownership of the Common Stock of Company and each of its Subsidiaries, subject to any pending transfers of Company Common Stock.

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Section 3.06. Corporate Authority.

Subject only to the receipt of the Requisite Company Shareholder Approval at the Company Meeting, this Agreement and the transactions contemplated hereby have been approved and authorized by all necessary corporate action of Company and Bank on or prior to the date hereof. Company Board has directed, or will direct, that this Agreement be submitted to Company’s shareholders for approval at a meeting of such shareholders and, except for the receipt of the Requisite Company Shareholder Approval in accordance with the MGCL and Company’s Articles of Incorporation and Bylaws and the receipt of the approval by Company, of the Company as the sole shareholder of Bank (the “Bank Shareholder Approval”), no other vote of the shareholders of Company or Bank is required by Law, the Articles of Incorporation and Bylaws of Company and Bank or otherwise to approve this Agreement and the transactions contemplated hereby. Each of Company and Bank has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Buyer, Merger Sub and Mark Silber, this Agreement is a valid and legally binding obligation of Company and Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and other applicable authority of bank regulators).

Section 3.07. Regulatory Approvals; No Defaults.

(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Company or any of its Subsidiaries in connection with the execution, delivery or performance by Company and Bank of this Agreement or to consummate the transactions contemplated by this Agreement, except for filings of applications or notices with, and consents, approvals or waivers by the FRB, the OCC and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation. Subject to the receipt of the approvals referred to in the preceding sentence and the Requisite Company Shareholder Approval and the Bank Shareholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Company and Bank do not and will not (i) constitute a breach or violation of, or a default under, the Articles of Incorporation, Bylaws or similar governing documents of Company and Bank, (ii) except as would not be material, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or Bank, or any of their respective properties or assets, (iii) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation under, any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of Company or any of its Subsidiaries or to which Company or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (iv) require the consent or approval of, or any filing or notice to, any third party under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation, with only such exceptions in the case of each of clauses (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

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(b) As of the date of this Agreement, Company has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 7.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement, or (ii) why any Burdensome Condition would be imposed.

Section 3.08. Financial Statements.

(a)          (i) Company has made available or delivered to Buyer true and complete in all material respects copies of (A) all monthly reports and financial statements of Company and its Subsidiaries that were prepared for Company or the Bank’s Board of Directors since December 31, 2019; and (B) the annual report of Savings and Loan Holding Companies to the Federal Reserve Board for the year ended December 31, 2020, of Company and each of its Subsidiaries required to file such reports.

(ii) The financial statements of Company included in Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Company Financial Statements”), true and complete copies of which have been made available to Buyer, have been (and all financial statements to be delivered to Buyer as required by this Agreement will be) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered. The Company Financial Statements fairly present (and all financial statements to be delivered to Buyer as required by this Agreement will fairly present) in all material respects the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of Company and its Subsidiaries as of the dates thereof and for the periods covered thereby. The Company Financial Statements are supported by and consistent with the general ledger and detailed trial balances of investment securities, loans and commitments, depositors’ accounts and cash balances on deposit with other institutions, true and complete copies of which have been made available to Buyer.

(b) Since January 1, 2018, neither Company nor any of its Subsidiaries nor, to Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Company or any Subsidiary thereof, whether or not employed by Company or any such Subsidiary, has reported evidence of a material violation of law by Company or any Subsidiary thereof or any officers, directors, employees or agents of Company or any of its Subsidiaries to the Company Board or any committee thereof or to any director or officer of Company.

(c) Each of Company and its Subsidiaries maintains accurate books and records in all material respects reflecting its assets and liabilities and maintains proper and adequate internal accounting controls, which provide assurance that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Company in accordance with GAAP and to maintain accountability for Company’s consolidated assets; (iii) access to Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and assets are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Such records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries. The books of Company and its Subsidiaries are true, complete and accurate in all material respects and reflect only actual transactions.

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(d) Neither Company nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of Company, except for those liabilities that are reflected or reserved against on latest balance sheet forming part of the Company Financial Statements (the “Company Latest Balance Sheet”), and for liabilities incurred (A) in the Ordinary Course of Business since December 31, 2020 that are not, individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole, or (B) in connection with this Agreement and the transactions contemplated hereby.

Section 3.09. Regulatory Reports. Since January 1, 2018, Company and its Subsidiaries have duly filed with the FRB, the FDIC, the OCC and any other applicable Governmental Authority, in correct form, the reports and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were, in all material respects, complete and accurate and in compliance with the requirements of applicable Laws and regulations. No report, including any report filed with the OCC, the FDIC, the Federal Reserve Board, the Securities Exchange Commission or any other federal or state regulatory agency, and no report, proxy statement, registration statement or offering materials made or given to shareholders of Company or the Bank, in each case, since December 31, 2017, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The call reports of the Bank and accompanying schedules as filed with the OCC, for each calendar quarter beginning with the quarter ended December 31, 2017, through the Closing Date have been and will be prepared in accordance with applicable regulatory requirements, including applicable regulatory accounting principles and practices through periods covered by such reports. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business of Company and its Subsidiaries, no Governmental Authority has notified Company or any of its Subsidiaries that it has initiated or has pending any proceeding or, to Company’s Knowledge, threatened an investigation into the business or operations of Company or any of its Subsidiaries since January 1, 2018 that would reasonably be expected to result in a Material Adverse Effect on Company. There is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries. There have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries since January 1, 2018. Notwithstanding the foregoing, nothing in this Section 3.09 shall require Company or Bank to provide Buyer with any confidential regulatory supervisory information of Company or Bank.

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Section 3.10 Absence of Certain Changes or Events. Since December 31, 2020, except as disclosed in the Company Financial Statements, (a) there has not been any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Company or Bank; (b) except as otherwise expressly contemplated by this Agreement, Company and each of its Subsidiaries has conducted its business in all material respects in the Ordinary Course of Business; and (c) except as otherwise contemplated by this Agreement, there has not been (i) any material change by Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable Law or GAAP or regulatory accounting as concurred by Company’s independent accountants, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities; (iii) (1) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock unit awards or deferred stock unit awards), stock purchase or other arrangement that would be a Company Benefit Plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of Company or any of its Subsidiaries (other than in the Ordinary Course of Business), or (2) any grant of change-in-control, retention, severance or termination pay, or any contract or arrangement entered into to make or grant any change-in-control, retention, severance or termination pay, (3) any payment of any bonus, other than in the Ordinary Course of Business, or (4) the taking of any action not in the Ordinary Course of Business with respect to the compensation or employment of directors, officers or employees of Company or any of its Subsidiaries; (iv) any material election or material changes in existing elections made by Company or any of its Subsidiaries for federal or state Tax purposes; (v) any material change in the credit policies or procedures of Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect; (vi) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than investment securities of Company or Bank, or loans and loan commitments purchased, sold, made or entered into in the Ordinary Course of Business; (vii) any lease of real or personal property entered into, other than in connection with foreclosed property; or (viii) any issuance of capital stock or Rights to acquire capital stock of Company or any of its Subsidiaries.

Section 3.11 Legal Proceedings.

(a) There are no civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to Company’s Knowledge, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Company or any of its Subsidiaries, any benefit plan or any director, officer or employee or to which Company or any of its Subsidiaries is a party, including any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that challenges the validity or propriety of the transactions contemplated by this Agreement. There are no civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to Company’s Knowledge, threatened, against any officer, director, or employee of Company or its Subsidiaries, in each case by reason of any person being or having been an officer, director, or employee of Company or its Subsidiaries.

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(b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon Company or any of its Subsidiaries, or the assets of Company or any of its Subsidiaries (or that, upon consummation of the transactions contemplated herein, would apply to the Surviving Entity or any of its Affiliates), and neither Company nor any of its Subsidiaries has been advised of, or has Knowledge of, the threat of any such action.

Section 3.12 Compliance with Laws.

(a) Company and each of its Subsidiaries is, and has been since January 1, 2018, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, regulations promulgated by the Consumer Financial Protection Bureau (to the extent applicable), all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale, servicing administration and collection of mortgage loans and consumer loans. Neither Company nor any of its Subsidiaries has been advised of any supervisory criticisms regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

(b) Company and each of its Subsidiaries and their respective employees have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; provided that each of the foregoing related to originating and/or servicing mortgage loans will be deemed material for purposes hereof. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Company’s Knowledge, no suspension or cancellation of any of them is threatened, except where the absence of such permit, license, authorization, order or approval has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Company and Bank do not have any approved but unopened offices or branches.

(c) Neither Company nor Bank has received, since January 1, 2018 to the date hereof, written or, to Company’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance in all material respects with any of the Laws which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Knowledge of Company, do any grounds for any of the foregoing exist).

(d) Neither Company nor Bank (nor to Company’s Knowledge any of their respective directors, executives, representatives, agents or employees) (i) has used or is using any corporate funds for any illegal contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

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(e) Except as required by the Bank Secrecy Act, to Company’s Knowledge, no employee of Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by Company or any of its Subsidiaries or any employee thereof acting in its capacity as such. Neither Company nor any of its Subsidiaries nor any officer, employee, contractor, subcontractor or agent of Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

Section 3.13 Company Material Contracts; Defaults.

(a) Except as set forth in Company Disclosure Schedule 3.13(a) as of the date hereof, neither Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, including any bonus, stock option, restricted stock, stock appreciation right or other employee benefit agreements or arrangements; (ii) which would entitle any present or former director, officer or employee of Company or any of its Subsidiaries, or entitle any other third party, to indemnification from Company or any of its Subsidiaries; (iii) to which any Affiliate, officer, director, employee or consultant of Company or any of its Subsidiaries is a party or beneficiary (except with respect to loans to, or deposits from, directors, officers and employees entered into in the Ordinary Course of Business and in accordance with all applicable regulatory requirements with respect to it); (iv) which, upon the execution or delivery of this Agreement, shareholder adoption of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether change-of-control, termination, retirement, consulting, severance pay or otherwise) becoming due from Company, Bank, the Surviving Entity, or any of their respective Subsidiaries to any officer, director or employee thereof, or which would otherwise provide for a payment to such person upon a change-of-control; (v) the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (vi) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of Company or any of its Subsidiaries; (vii) that provides any rights to investors in Company, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to the Company Board; (viii) related to the borrowing by Company or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business or between the Company and any of its Subsidiaries and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business or for less than $50,000; (ix) relating to the lease of personal property having a value in excess of $50,000; (x) relating to the formation, creation, operation, management or control any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement or which limits payments of dividends; (xi) which relates to capital expenditures and involves future payments by Company or any of its Subsidiaries in excess of $50,000 individually or $100,000 in the aggregate, or has a term exceeding twelve (12) months in duration outside the Ordinary Course of Business of Company or any of its Subsidiaries and is more than $50,000; (xii) which relates to the disposition or acquisition of material assets or any material interest in any business enterprise, in each case, outside the Ordinary Course of Business of Company or any of its Subsidiaries; (xiii) which is not terminable by Company or its relevant Subsidiary on sixty (60) days or less notice and involving the payment to or from the Company or any Subsidiary of more than $50,000 per annum outside the Ordinary Course of Business of Company or any of its Subsidiaries; (xiv) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by Company, Bank or any of their respective Affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business or that limits or purports to limit the ability of Company or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, Buyer or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business; (xv) pursuant to which Company or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity; (xvi) that involves any Intellectual Property rights (other than non-exclusive licenses to generally available commercial “off-the-shelf” software licensed pursuant to “shrink wrap” or “click and accept” licenses), including any assignment, license, sublicense, agreement or other permission, to or from Company or any of its Subsidiaries and that is material (for the avoidance of doubt, any Patents shall be deemed material); or (xvii) relating to the provision of data processing, network communications or other material technical services to or by Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), is set forth in Company Disclosure Schedule 3.13(a), and, is referred to herein as a “Company Material Contract.” Company has previously made available to Buyer true, complete and correct copies of each such Company Material Contract, including any and all amendments and modifications thereto.

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(b) (i) Each Company Material Contract is valid and binding on Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the Knowledge of Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy; (ii) neither Company nor any of its Subsidiaries is in default under any Company Material Contract or other material agreement, commitment, arrangement, lease, Insurance Policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default; and (iii) no other party to any such Company Material Contract is, to the Knowledge of Company, in default in any material respect or has repudiated or waived any material provision of any such Company Material Contract. No material power of attorney or similar authorization given directly or indirectly by Company or any of its Subsidiaries is currently outstanding.

(c) Company Disclosure Schedule 3.13(c) sets forth a true and complete list of all Company Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the consummation of the Merger and the other transactions contemplated hereby and thereby.

(d) All interest rate swaps, caps, floors, collars, option agreements, futures, and forward contracts, and other similar risk management arrangements, contracts or agreements, whether entered into for Company’s own account or for the account of one or more of its Subsidiaries or their respective customers, were entered into (i) in the Ordinary Course of Business and in accordance with all applicable Laws and (ii) to the Company’s Knowledge, with counterparties believed to be financially responsible, and each of them is enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy), and is in full force and effect. Neither Company nor any of its Subsidiaries, nor to the Knowledge of Company, any other party thereto, is in default of any of its obligations under any such agreement or arrangement.

Section 3.14 Agreements with Regulatory Agencies. Neither Company nor Bank is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, since January 1, 2018, is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has been ordered to pay any civil money penalty or, since January 1, 2018, has adopted any policies, procedures or board resolutions at the request of any Governmental Authority (each, whether or not set forth in Company Disclosure Schedule 3.14, a “Company Regulatory Agreement”) other than those of general application, and since January 1, 2018, Company has not been advised by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing, other than those of general application. To Company’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to Company or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 3.14 shall require Company or Bank to provide Buyer with any confidential regulatory supervisory information of Company or Bank.

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Section 3.15 Brokers. Neither Company nor any Subsidiary thereof, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than the retention of Keefe, Bruyette & Woods, Inc., pursuant to letter agreements, true and complete copies of which have been previously provided to Buyer and which provide for payment of the amounts set forth on Company Disclosure Schedule 3.15.

Section 3.16 Employee Benefit Plans.

(a) All benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees or service providers of Company, Bank or any of its Subsidiaries or ERISA Affiliates (such current and former employees and other service providers collectively, the “Company Employees”), (ii) covering current or former directors of Company or any of its Subsidiaries or ERISA Affiliates or (iii) with respect to which Company or any of its Subsidiaries or ERISA Affiliates has any liability or contingent liability (including liability arising from affiliation under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA), including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, change-of-control, cafeteria, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock-based, incentive, bonus plans, severance, retirement plans, pension plans, “multiemployer plans” (as defined in Section 3(37) of ERISA) and other similar plans, contracts, policies or arrangements whether or not subject to ERISA, whether written, unwritten, or otherwise (and for any unwritten plan, a description thereof) (all such plans, contracts, policies or arrangements are collectively referred to as the “Company Benefit Plans”), are identified and described in Company Disclosure Schedule 3.16(a). None of Company nor any of its Subsidiaries or ERISA Affiliates has any stated plan, intention or commitment to establish any new plan, contract, policy or arrangement that would be a Company Benefit Plan or to materially modify any Company Benefit Plan unless required by applicable law.

(b) Company has provided Buyer with true and complete copies of all Company Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Company Benefit Plan and all amendments thereto, summary plan descriptions and summary of material modifications, the three most recent annual reports (IRS Form 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Benefit Plan, material communications to or from the IRS, the Pension Benefit Guaranty Corporation or any other Governmental Authority, all material written contracts relating to each Company Benefit Plan, including administrative service agreements and group insurance contracts, and the most recent IRS determination, opinion, notification and advisory letters, if any, with respect thereto. In addition, annual and periodic accounting and employee and participant disclosures pertaining to the Company Benefit Plans have been made available to Buyer for the full year prior to the Effective Time.

(c) All reports, notices and information required to be filed with or delivered to the United States Department of Labor, the IRS or plan participants with respect to the Company Benefit Plans have been timely filed or delivered. Each of the Company Benefit Plans intend to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS that such plan is so qualified, and nothing has occurred with respect to the operation of any such plan which, either individually or in the aggregate, would impair such qualification or the imposition of any liability, penalty or tax under ERISA or the Code.

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(d) None of Company nor any of its Subsidiaries or ERISA Affiliates (or their predecessors) has within the past six (6) years maintained, sponsored or contributed to (or been obligated to contribute to) a plan subject to Title IV of ERISA or Section 412 of the Code, including any “multiemployer plan” within the meaning of Section 3(37) of ERISA. None of Company nor its Subsidiaries or ERISA Affiliates has incurred within the past six (6) years, and there are no circumstances under which any could reasonably incur, any liability with respect to Title IV of ERISA or Section 412 of the Code.

(e) All contributions required to be made with respect to all Company Benefit Plans have been timely made or have been reflected on the consolidated financial statements of Company to the extent required to be reflected under applicable accounting principles. All amounts due and payable under any Company Benefit Plan have been timely paid to participants. All general ledger entries and required tax withholdings have been made in connection with the salary continuation agreements.

(f) Except as set forth in Company Disclosure Schedule 3.16(f), each of the Company Benefit Plans has been maintained, in all material respects, in accordance with the terms and all provisions of all applicable laws and regulations. Except as set forth in Company Disclosure Schedule 3.16(f), none of the Company Benefit Plans provides continuing welfare benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee’s own expense), and the Company has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. The Company is not currently liable and has not previously incurred any liability for any tax or penalty arising under Chapter 43 of Subtitle D of the Code or Section 502 of ERISA relating to any Company Benefit Plan, and no facts or event exists which could give rise to any such liability. All Company Benefit Plans that are group health plans have been operated in compliance in all material respects with the group health plan continuation requirements of applicable Law. Except as set forth in Company Disclosure Schedule 3.16(f), company may amend or terminate any such Company Benefit Plan at any time without incurring any material liability thereunder for future benefits coverage at any time after such termination.

(g) Except as set forth in Company Disclosure Schedule 3.16(g), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will (i) entitle any Company Employee to severance pay or any increase in severance pay upon any termination of employment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the Company Benefit Plans, (iv) result in any payment that would be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of Company or any of its Subsidiaries or, after the consummation of the transactions contemplated hereby, Buyer or any of its Subsidiaries, to merge, amend or terminate any of the Company Benefit Plans unless otherwise agreed to by Buyer, or (vi) result in payments under any of the Company Benefit Plans for which a deduction would be disallowed by reason of Section 280G of the Code.

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(h) No Company Benefit Plan has resulted or would, if operated in accordance with its terms, result in the material payment by any participant therein of interest or additional tax on nonqualified deferred compensation under Section 409A of the Code. None of Company nor any of its Subsidiaries or ERISA Affiliates has agreed to reimburse or indemnify any participant in a Company Benefit Plan for any tax, including the interest and the penalties specified in Section 409A of the Code that may be currently due or triggered in the future.

(i) Company and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for Company or any of its Subsidiaries or ERISA Affiliates for purposes of each Company Benefit Plan, ERISA, the Code, unemployment compensation Laws, workers’ compensation Laws and all other applicable Laws.

Section 3.17 Labor Matters.

(a) None of Company nor any of its Subsidiaries is or has been a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is not any proceeding pending before the National Labor Relations Board or any other Governmental Authority involving the Company or any of its Subsidiaries, nor is such a proceeding, to Company’s Knowledge threatened, asserting that Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Company or Bank pending or, to Company’s Knowledge, threatened, nor is Company or Bank aware of any activity involving Company Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. None of the Company’s employees are represented by a union. There are not any activities or proceedings of any labor union (or representatives thereof) to organize any employees of the Company or any of its Subsidiaries, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees and, to the Company’s Knowledge, within the prior twelve (12) months, no such activities or proceedings are underway.

(b) There are no written confidentiality agreements, disclosure or proprietary information agreements, non-competition agreements or, any other agreements or any restrictive covenants applicable to any employee of the Company or any of its Subsidiaries. To Company’s Knowledge, no officer of, director, employee, agent, or contractor of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality agreement, disclosure or proprietary information agreement, non-competition agreement or, any other agreement or any restrictive covenant, order, writ, or judgment that prohibits, limits, or purports to limit such Person from: (i) engaging in or continuing any conduct, activity, duty or practice relating to the business of the Company or any of its Subsidiaries; or (ii) assigning to the Company or its Subsidiaries, as the case may be, any rights to any invention, improvement, discovery or other similar proprietary rights, and the continued employment or engagement of each such officer officers, directors, employees, agents, or contractors does not subject Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

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(c) Company and its Subsidiaries are and have been since January 1, 2018 in compliance in all material respects, with, and to the Knowledge of Company, are not under investigation with respect to, applicable Laws with respect to labor and employment and employee matters, including, but not limited to, employment practices, employee benefits, labor relations, terms and conditions of employment, tax withholding and tax payment, discrimination, harassment, retaliation, equal employment, fair employment practices, collective bargaining, leaves of absence, immigration, employee classification, human rights, pay equity, workers’ compensation, employee safety and health, facility closings and layoffs and wages and hours. As of the Closing Date, neither the Company nor any of its Subsidiaries will be liable for the payment of any Taxes, fines, penalties or other amounts for the failure to comply with any of the foregoing requirements of Law.

(d) No Company Employees provide services to Company or any of its Subsidiaries outside of the United States.

(e) Company Disclosure Schedule 3.17(e) sets forth the name, date of hire, job title, full-time/part-time status, bonus eligibility, commission eligibility, current compensation paid or payable, including annual vacation, sick time and/or paid leave (both allotted annually and accrued but unused as of the date hereof) and status (e.g., leave of absence, disability, layoff, active, temporary), of all employees of the Company or any Subsidiary. The Company and its Subsidiaries have paid in full or accrued in the Company Financial Statements all wages, salaries, commissions, incentives, bonuses, and other compensation due to any current or former employee, independent contractor, or other worker who is currently providing or previously provided services to the Company or any Subsidiary or otherwise arising under any employee benefit plan, contract, or Law prior to the Closing.

(f) Set forth on Company Disclosure Schedule 3.17(f) is a complete list of all current Persons other than employees (e.g., consultants, independent contractors, etc.) who or that provide services to the Company or its Subsidiaries, together with a complete and accurate list of the following information with respect to each such Person: (i) name; (ii) dates of engagement; (iii) nature and description of services performed and anticipated to be performed in the future; and (iv) compensation or fees paid. To the extent that any of the Persons listed on Company Disclosure Schedule 3.17(f) have entered into any written agreement with the Company, the Company has provided a true, correct and complete copy of such document to Buyer.

(g) There are no pending or, to the Company’s Knowledge, threatened, audits, investigations, information requests, claims, suits, demands or charges against the Company or any of its Subsidiaries or any of its or their employees regarding any Laws relating to labor and employment and employee matters, including, but not limited to, employment practices, employee benefits, labor relations, terms and conditions of employment, tax withholding and tax payment, discrimination, harassment, retaliation, equal employment, fair employment practices, collective bargaining, leaves of absence, immigration, employee classification, human rights, pay equity, workers’ compensation, employee safety and health, facility closings and layoffs. There are no unsatisfied obligations, claims, lawsuits, grievances, workers’ compensation proceedings or similar proceedings in respect of the Company or its Subsidiaries.

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(h) Neither the Company nor its Subsidiaries is a party to or otherwise bound by any consent decree or order with, or citation by, any Governmental Authority relating to any employee or employment practices, wages, hours or terms or conditions of employment.

(i) The Company and its Subsidiaries have complied in all material respects with any obligation they may have pursuant to a contract, agreement, policy, Law, or otherwise to provide severance payments and/or benefits to any current or former employee, independent contractor or other worker who is currently providing or previously provided services to the Company or any of its Subsidiaries.

Section 3.18 Environmental Matters.

(a) Neither Company nor Bank, and, to the Company’s Knowledge, no other party, has released, discharged, spilled or disposed of Hazardous Substances at, on, under or from any real property currently owned, operated or leased by Company or any of its Subsidiaries (including buildings or other structures, and ownership or operation, directly or indirectly, as a fiduciary), that has formed or that could reasonably be expected to form the basis of any Environmental Claim against Company or any of its Subsidiaries and that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

(b) There is no litigation or Environmental Claim pending or, to Company’s Knowledge, threatened against Company or any of its Subsidiaries, or affecting any property now owned or, to Company’s Knowledge, formerly owned, used or leased by Company or any of its Subsidiaries or any predecessor, asserted by any Person or before any court, or Governmental Authority (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the presence or release into the environment of any Hazardous Substance.

(c) Company and each of its Subsidiaries and their respective owned, operated or leased real properties and facilities are, or during the period of Company or its Subsidiaries’ ownership or operation thereof, in compliance in all material respects with all Environmental Laws, and, since January 1, 2018, during the period of Company or its Subsidiaries’ ownership or operation thereof, there are no events, conditions, circumstances, activities or plans related to such properties or facilities that did or would materially violate or prevent compliance or continued compliance in all material respects with any of the Environmental Laws.

(d) As of the date of this Agreement there are no contracts or agreements of the Company or any of its Subsidiaries or any predecessor with any Person pursuant to which Company or Bank assumes responsibility or liability for any Environmental Claim or relating to the presence or release into the environment of any Hazardous Substance.

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Section 3.19 Tax Matters.

(a) The Company and each of its Subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by any of them under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct, accurate and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid over to the appropriate taxing authority other than Taxes that have been reserved or accrued on the balance sheet of Company or which Company is contesting in good faith. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return and the Company and each of its Subsidiaries has made available to Buyer accurate and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by Company or any of its Subsidiaries for all open tax years. No written claim has been made by any Governmental Authority in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith through appropriate proceedings) upon any of the assets of Company or any of its Subsidiaries.

(b) Company and each of its Subsidiaries, as applicable, have timely withheld and paid all Taxes required to have been withheld and paid over to the appropriate taxing authority in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c) No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or, to Company’s Knowledge, pending with respect to Company or any of its Subsidiaries. Other than with respect to audits that have already been completed and resolved, neither Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Company and or any of its Subsidiaries have not filed Tax Returns) any written (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority, in each case, against Company or any of its Subsidiaries.

(d) Company has made available to Buyer true and complete copies of the United States federal, state, local, and foreign consolidated income and other material Tax Returns filed with respect to Company and each of its Subsidiaries for the years ended December 31, 2019 and 2018. Company has made available to Buyer correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by Company and each of its Subsidiaries with respect to income and other material Taxes filed for the years ended December 31, 2019 and 2018. Company and each of its Subsidiaries have timely and properly taken such actions in response to and in compliance with written notices that Company has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by Law.

(e) Neither Company nor any of its Subsidiaries has entered into any material closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings with any tax authority, nor have any been issued by any tax authority, in each case that have any continuing effect.

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(f) Neither Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which such waiver or extension is still valid and in effect.

(g) Company and each of its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(h) Except as set forth in Company Disclosure Schedule 3.19(h), neither Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement relating to the allocation of liabilities for Taxes between related parties. Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), or (ii) has liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, unincorporated organization or other Person (other than Company and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(i) Neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(j) Neither Company nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was purported or intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(k) The unpaid Taxes of Company and each of its Subsidiaries (A) did not, as of the date of the Company Financial Statements, exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Latest Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company and each of its Subsidiaries in filing their Tax Returns. Since the date of the Company Financial Statements, neither Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside of the Ordinary Course of Business.

(l) Neither Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Section 1.6011-4(b) (1) of the Regulations or any comparable provision of state or local Tax Law, or a transaction substantially similar to a reportable transaction.

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Section 3.20 Regulatory Capitalization. Bank is “well-capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC and the OCC.

Section 3.21 Loans; Nonperforming and Classified Assets.

(a) Company Disclosure Schedule 3.21(a) (i) sets forth the aggregate outstanding principal amount of all Loans as of March 31, 2021, (ii) contains a true and correct list of the borrowers with the 25 largest individual or aggregate extensions of credit from Bank, and (iii) identifies, as of March 31, 2021, any Loans under the terms of which the obligor was over thirty (30) days delinquent in payment of principal or interest or has been placed on nonaccrual status as of such date or that are, to Company’s Knowledge, otherwise in material default for more than thirty (30) days.

(b) Company Disclosure Schedule 3.21(b) identifies, as of March 31, 2021, each Loan that was classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Company, Bank or any bank examiner, or that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability (collectively, “Criticized Loans”) together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder as of such date.

(c) Company Disclosure Schedule 3.21(c) identifies each asset of Company or any of its Subsidiaries that as of March 31, 2021 was classified as other real estate owned (“OREO”) and the book value thereof as of the date of this Agreement as well as any assets classified as OREO since March 31, 2021 and any sales of OREO between March 31, 2021 and the date hereof, reflecting any gain or loss with respect to any OREO sold.

(d) Except as would not reasonably be expected to result in a Material Adverse Effect on Company, each Loan held in Bank’s loan portfolio (each a “Company Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected or (iii) was at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the Ordinary Course of Business of Company and its Subsidiaries and is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) Except as would not reasonably be expected to result in a Material Adverse Effect on Company, all currently outstanding Company Loans were solicited, originated, administered, and currently exist, and the relevant Loan files are being maintained, in material compliance with all applicable requirements of Law, the applicable loan documents, and Bank’s lending policies at the time of origination of such Company Loans, and the notes or other credit or security documents with respect to each such outstanding Company Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the Company Loans that are not reflected in the written records of Company or Bank, as applicable. All such Company Loans are owned by Company or Bank free and clear of any Liens. No claims of defense as to the enforcement of any Company Loan have been asserted in writing against Company or Bank for which there is a reasonable probability of an adverse determination, and neither Company nor Bank has any Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable probability of a determination adverse to Bank. Except as set forth in Company Disclosure Schedule 3.21(e), no Company Loans are presently serviced by third parties, and there is no obligation which could result in any Company Loan becoming subject to any third party servicing.

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(f) Except as would not reasonably be expected to result in a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates Company or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of Company or any of its Subsidiaries, unless there is a material breach of a representation or covenant by Company or any of its Subsidiaries, and none of the agreements pursuant to which Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(g) Neither Company nor any of its Subsidiaries is now nor has it ever been since January 1, 2018, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

(h) Neither Company nor any of its Subsidiaries has canceled, released or compromised any Loan, obligation, claim or receivable other than in the Ordinary Course of Business.

(i) Company and Bank have not, since January 1, 2018, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, executive officer, or principal shareholder (or equivalent thereof) of Company or any of its Subsidiaries (as such terms are defined in FRB Regulation O), except as permitted by Regulation O and that have been made in compliance with the provisions of Regulation O. Company Disclosure Schedule 3.21(i) identifies any loan or extension of credit maintained by Company and Bank to which Regulation O applies, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two (2) years preceding the date hereof.

Section 3.22 Allowance for Loan Losses. Company’s allowance for loan losses and carrying value for real estate owned as reflected in (a) the Company Financial Statements and (b) the Company Latest Balance Sheet, are, as of the applicable dates thereof, adequate in all material respects to provide for possible losses on the applicable items and in compliance with Company’s and Bank’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by the applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

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Section 3.23 Trust Business; Administration of Fiduciary Accounts. Neither Company nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or, other than individual retirement accounts, administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 3.24 Investment Management and Related Activities. None of Company, any Company Subsidiary or, to the extent relating to their activities with respect to Company or any of its Subsidiaries, any of their respective directors, officers or employees, is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 3.25 Repurchase Agreements.With respect to all agreements pursuant to which Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.26 Deposit Insurance and Deposits.The deposits of Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and Bank has paid all premiums and assessments and filed all reports required by the FDIA when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to Company’s and Bank’s Knowledge, threatened. Except as disclosed in Company Disclosure Schedule 3.26, Bank has no “brokered deposits” as defined in 12 C.F.R. 337.6(a)(2). Company Disclosure Schedule 3.26 contains a true and correct list of the depositors who own the 25 largest deposit relationships of Bank.

Section 3.27 Community Reinvestment Act and Privacy and Customer Information Security. Except as has not been and would not reasonably be expected to result in a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters. As of the date hereof, Company’s and Bank’s rating in its most recent examination or interim review under the Community Reinvestment Act was “satisfactory” or better. Neither Company nor any of its Subsidiaries has Knowledge of any facts or circumstances that could reasonably be expected to cause Company or Bank: (a) to be deemed not to be in compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (b) to be deemed not to be in compliance in any material respect with the applicable privacy of consumer or customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Bank pursuant to 12 C.F.R. Part 364. Company and Bank, collectively, are the sole owner of all individually identifiable personal information relating to identifiable or identified natural persons, including, but not limited to “personally identifiable financial information” as that term is defined in 12 CFR Part 1016, who are consumers, customers and former customers that will be transferred to Buyer pursuant to this Agreement.

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Section 3.28 Transactions with Affiliates. Except as set forth in Company Disclosure Schedule 3.28, there are no outstanding amounts payable to or receivable from, or advances by Company or any of its Subsidiaries to, and neither Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any director, executive officer or five percent (5%) or greater shareholder of Company or any of its Subsidiaries or to any of their respective Affiliates or Associates, or any Affiliate of Company or any of its Subsidiaries, or to Company’s or Bank’s Knowledge, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, other than part of the normal and customary terms of such persons’ employment or service as a director with Company or any of its Subsidiaries and other than Loans subjection to Regulation O or deposits held by Bank in the Ordinary Course of Business. Except as set forth in Company Disclosure Schedule 3.28, neither Company nor any of its Subsidiaries is a party to any transaction or agreement (other than employment-related agreements identified in Company Disclosure Schedule 3.16(a)), or is contemplated to be a party to any proposed transaction or agreement, with any of its respective directors or executive officers or to any of their respective Affiliates or Associates or other Affiliates of Company other than part of the terms of an individual’s employment or service as a director, and no such person has had any direct or indirect interest in any property, assets, business or right owned, leased, held or used by Company or its Subsidiaries, other than Loans subjection to Regulation O or deposits held by Bank in the Ordinary Course of Business. All agreements, and all transactions since January 1, 2018, between Company or any of Company’s Subsidiaries and any of their respective Affiliates comply, to the extent applicable, in all material respects with Federal Reserve Act 23A and 23B and Regulation W of the FRB.

Section 3.29 Tangible Properties and Assets.

(a) Company Disclosure Schedule 3.29(a) sets forth a true, correct and complete list of all real property owned as of the date of this Agreement by Company and each of its Subsidiaries. Except as set forth in Company Disclosure Schedule 3.29(a), the Company and its Subsidiaries are not a party to any real property lease or license, whether as landlord, tenant, guarantor or otherwise. Company or its Subsidiaries has good, valid and marketable title to or otherwise legally enforceable rights to use all of the real property, all buildings, structures and other improvements on the real property, personal property and other material assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) Liens for taxes and other governmental charges and assessments, which are not yet due and payable and for which adequate reserves are being maintained in accordance with GAAP, (ii) Liens, easements, rights of way, and other similar encumbrances that do not materially detract from the value or the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the Ordinary Course of Business for sums not yet due and payable and for which adequate reserves are being maintained in accordance with GAAP. Each of Company and its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party, and all such leases are valid and binding in accordance with their respective terms and in full force and effect, and there is not under any such lease any material existing default by Company or such Subsidiary or, to the Knowledge of Company, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default, except for any such noncompliance, default or failure to be in full force and effect that, individually or in the aggregate, has not had a Material Adverse Effect. There is no pending or, to Company’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that Company or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, including without limitation a pending or threatened taking of any of such real property by eminent domain, except where such legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or Bank. None of the Company or its Subsidiaries have granted any right, title or interest in any mineral rights that are unrecorded.

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(b) All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, vaults, safety deposit boxes, wiring and cable installations, included in the owned real property are, to Company’s and Bank’s Knowledge, in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of Company and its Subsidiaries as currently conducted except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or Bank.

(c) To the Company’s Knowledge, since January 1, 2018, there have been no material interruptions in the delivery of adequate service of any utilities required in the operation of the business currently conducted at the real property. To the Company’s Knowledge, since January 1, 2018, no property has experienced any material disruptions to its operations arising out of any recurring loss of electrical power, flooding, limitations to access to public sewer and water or restrictions on septic service. To the Company’s Knowledge, all utilities servicing the property are publicly provided and maintained.

(d) The real property and improvements thereof have access to and from all adjoining streets, roads and highways necessary for the use and operation by the Company and its Subsidiaries as currently conducted, and none of the Company or its Subsidiaries has received written notice from any Governmental Authority of any pending action that would result in the termination or reduction of the current access from the real property and improvements to existing roads and highways, or to sewer or other utility services available to the real property and improvements, in each case as necessary for the use and operation of the real property and improvements as currently used and operated.

Section 3.30 Intellectual Property.

(a) Company Disclosure Schedule 3.30(a) sets forth a true, complete and correct list of all registered and, to Company’s Knowledge, unregistered material Company Intellectual Property owned by the Company or any of its Subsidiaries, including the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed.

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(b) To Company’s Knowledge, Company or its Subsidiaries own all right, title and interest in and to, or has a valid license or otherwise possess legally enforceable rights to use all Company Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to “off-the-shelf” Software at standard commercial rates) necessary to carry on the business.

(c) The Company Intellectual Property owned by Company or its Subsidiaries is valid, subsisting and enforceable and has not been cancelled, forfeited, expired or abandoned, and, to Company’s Knowledge, neither Company nor any of its Subsidiaries has received notice challenging the validity or enforceability of any such Company Intellectual Property.

(d) None of Company or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by Company of its obligations hereunder, in violation of any material licenses, sublicenses and other agreements as to which Company or any of its Subsidiaries is a party and pursuant to which Company or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither Company nor any of its Subsidiaries has received notice challenging Company’s or any of its Subsidiaries’ license or legally enforceable right to use any third-party intellectual property rights, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Company or any of its Subsidiaries to own or use any material Company Intellectual Property.

(e) Company and its Subsidiaries have not interfered with, infringed upon, misappropriated, or otherwise conflicted with any Intellectual Property rights of any other Person, and Company or any of its Subsidiaries have never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Company or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any other Person). To Company’s Knowledge, no other Person has interfered with, infringed upon, misappropriated or otherwise conflicted with any Company Intellectual Property rights owned by, or licensed to, Company or any of its Subsidiaries.

(f) Set forth on Company Disclosure Schedule 3.30(f) is a complete and accurate list and of all contracts relating to the Company Intellectual Property (other than non-exclusive licenses to generally available commercial software). There are no outstanding and to Company’s Knowledge, no threatened disputes or disagreements with respect to any such contract. Included in Company Disclosure Schedule 3.30(f) is a list of all items of Company Intellectual Property that are licensed by Company or any of its Subsidiaries (“Licensed Business Intellectual Property”) and the owner or licensee of each such item of Licensed Business Intellectual Property (other than non-exclusive licenses to generally available commercial “off-the-shelf” software licensed pursuant to “shrink wrap” or “click and accept” licenses).

(g) Company’s and each of its Subsidiaries’ respective IT Assets: (i) operate and perform in all material respects as required by Company and each of its Subsidiaries in connection with their respective businesses and (ii) to Company’s Knowledge, have not materially malfunctioned or failed within the past two (2) years. Company and each of its Subsidiaries has implemented reasonable backup, security and disaster recovery technology and procedures consistent with industry practices. No action will be necessary as a result of the transactions contemplated by this Agreement to enable use of Company’s and its Subsidiaries’ respective IT Assets to continue by the Surviving Entity and its Subsidiaries to the same extent and in the same manner that such IT Assets have been used by Company and its Subsidiaries prior to the Effective Time.

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(h) Except for ongoing payments due under contracts with third parties, Company’s and its Subsidiaries’ respective IT Assets are free from any Liens (except for (i) statutory Liens for amounts not yet delinquent, and (ii) Liens for Taxes and other governmental charges and assessments, which are not yet due and payable and for which adequate reserves are being maintained in accordance with GAAP). Neither Company nor any of its Subsidiaries, has received notice of or is aware of any circumstances, including the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby, that would enable any third party to terminate any of Company’s or its Subsidiaries’ agreements or arrangements relating to their respective IT Assets (including maintenance and support).

(i) Company and each of its Subsidiaries: (i) is, and, since January 1, 2018, has been, compliant with all applicable Laws in all material respects, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees and (ii) at no time during the two (2) years prior to the date hereof has received any notice asserting any violations of any of the foregoing. The transfer of all such personal data and nonpublic personal information to Buyer’s control in connection with the consummation of the transactions contemplated hereby shall not violate any such Laws, privacy policies or commitments.

Section 3.31 Insurance.

(a) Company Disclosure Schedule 3.31(a) identifies as of the date of this Agreement all of the material insurance policies, binders, or bonds currently maintained by Company and its Subsidiaries (the “Insurance Policies”). Company and each of its Subsidiaries is insured with what the Company believes are reputable insurers against such risks and in such amounts as the management of Company and Bank reasonably have determined to be prudent in accordance with industry practices and all the Insurance Policies are in full force and effect, neither Company nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or otherwise has Knowledge that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither Company nor any of its Subsidiaries is in default thereunder and all material claims thereunder have been filed in due and timely fashion. Neither Company nor any of its Subsidiaries is now liable for, nor has any such Person received notice of, any material retroactive premium adjustment. Company has not received notice that any insurer under any such Insurance Policy (i) is denying liability with respect to a claim thereunder or defending under a reservation of rights clause, (ii) is materially increasing its premium or (iii) has filed for protection under applicable bankruptcy or insolvency Laws or is otherwise in the process of liquidating or has been liquidated. Company does not have or maintain any self-insurance arrangement. Within the last three (3) years, none of Company or any of its Subsidiaries has been refused any basic insurance coverage sought or applied for (other than certain exclusions for coverage of certain events or circumstances as stated in such policies), and neither Company nor Bank has any reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought as favorable as those presently in effect.

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(b) Company Disclosure Schedule 3.31(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by Company or its Subsidiaries, including the value of such BOLI as of the end of the month prior to the date hereof. The value of the BOLI is and has been fairly and accurately reflected in Company’s financial statements in accordance with GAAP. Except as set forth on Company Disclosure Schedule 3.31(b), all BOLI is owned solely by Bank and no other person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom. The Company and each Subsidiary, as applicable, has obtained written consent for each employee on whose behalf BOLI has been purchased, complied with the notice and consent requirements of Section 101(j) of the Code and has filed all required Forms 8925 with the IRS. Neither Company nor its Subsidiaries has any outstanding borrowings secured in whole or in part by its BOLI.

Section 3.32 Anti-Money Laundering Laws. Neither Company nor Bank has Knowledge of, has been advised of, or has reason to believe that any facts or circumstances exist that would cause either: (i) to be deemed to have knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering Laws (“Unlawful Gains”), (ii) to be deemed to have knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains; or (iii) to be deemed to be operating in violation in any material respect of the U.S. Anti-Money Laundering Laws. Management of Company has reasonably and in good faith concluded that the Board of Directors of each Company Subsidiary that qualifies as a “financial institution” has adopted, and implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with the U.S. Anti-Money Laundering Laws and has kept and filed all material reports and other necessary material documents as required.

Section 3.33 OFAC. Neither Company nor Bank is, nor would either reasonably be expected to become, a Person or entity with whom a United States Person or entity is restricted from doing business under regulation of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including those named on OFAC’s Specially Designated and Blocked Persons List, or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Management of the Company has reasonably and in good faith concluded that Bank has implemented an OFAC compliance program that adequately covers in all material respects all elements of OFAC compliance, and to the Knowledge of Company no Company Subsidiary is engaging nor engaged in any dealings or transactions with or has been otherwise associated with, such Persons or entities.

Section 3.34 Disaster Recovery and Business Continuity. Company has developed and implemented a contingency planning program to evaluate the effect of significant events that may adversely affect the customers, assets, or employees of Company and Bank. To Company’s Knowledge, such program ensures that Company can recover its mission critical functions, and complies in all material respects with the requirements of the FFIEC and the FDIC.

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Section 3.35 Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation (collectively, “Takeover Laws”) is applicable to the Company with respect to this Agreement and the transactions contemplated hereby.

Section 3.36 Company Information. No representation or warranty by Company or Bank in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.37 Investment Securities.

(a) Except as set forth in Company Disclosure Schedule 3.37(a), except for pledges to secure public and trust deposits, FHLB borrowings, repurchase agreements and reverse repurchase agreements entered into in arms’-length transactions pursuant to normal commercial terms and conditions and other pledges required by Law and restrictions that exist for securities that are classified as “held to maturity”, none of the investments reflected in the Company Financial Statements, and none of the material investments made by Company or any of its Subsidiaries since September 30, 2020, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b) Each of Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except as set forth in the Company Financial Statements or to the extent such securities or commodities are pledged in the Ordinary Course of Business to secure obligations of Company or its Subsidiaries. Such securities and commodities are valued on the books of Company in accordance with GAAP.

(c) Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Company believes are prudent and reasonable in the context of such businesses and Company and its Subsidiaries have, since January 1, 2018, been in compliance in all material respects with such policies, practices and procedures. Prior to the date of this Agreement, Company has made available to Buyer the material terms of such policies, practices and procedures.

Section 3.38 Board Recommendation. The Company Board, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of the Company Common Stock approve this Agreement.

Section 3.39 Opinion.Prior to the execution of this Agreement, Company Board has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) from Keefe, Bruyette & Woods, Inc., to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

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Section 3.40 No Other Representations and Warranties. Except for the representations and warranties made by Company and Bank in this Article 3, none of Company, Bank nor any other Person makes any express or implied representation or warranty with respect to Company or its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Company and Bank hereby disclaim any such other representations or warranties.

Article 4.
REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

Section 4.01. Making of Representations and Warranties.

(a) On or prior to the date hereof, Buyer and Merger Sub have delivered to Company a Schedule (the “Buyer Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article 4.

(b) Except as set forth in the Buyer Disclosure Schedule (subject to Section 10.12), Buyer and Merger Sub hereby represent and warrant, jointly and severally, to Company and Bank as follows in this Article 4. The mere inclusion of a fact, circumstance or event in a Buyer Disclosure Schedule shall not be deemed an admission by Buyer that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of the Buyer Disclosure Schedule shall be deemed disclosed for all purposes of the Buyer Disclosure Schedule.

Section 4.02. Organization and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. As of the Closing Date, Buyer will be duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended, and meets the applicable requirements for qualification as such.

Section 4.03. Corporate Power. Each of Buyer and Merger Sub has the corporate power and authority to carry on their business as it is now being conducted and to own all their properties and assets; and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities.

Section 4.04. Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Buyer and Merger Sub, Buyer’s managing member, and Merger Sub’s duly constituted board of directors on or prior to the date hereof. No vote of the members or shareholders of Buyer or Merger Sub, respectively, is required by Law, the Certificate of Formation of Buyer or the Articles of Incorporation of Merger Sub, the operating agreement of Buyer or the Bylaws of Merger Sub or otherwise to approve this Agreement and the transactions contemplated hereby. Each of Buyer and Merger Sub has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Company, Bank and Mark Silber, this Agreement is a valid and legally binding obligation of each of Buyer and Merger Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles or by 12 U.S.C. Section 1818 (b)(6)(D) (or any successor statute) and other applicable authority of bank regulators).

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Section 4.05. Regulatory Approvals; No Defaults.

(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Buyer or any of its Subsidiaries in connection with the execution, delivery or performance by Buyer or Merger Sub of this Agreement or to consummate the transactions contemplated by this Agreement, except for filings of applications or notices with, and consents, approvals or waivers by the FRB, the OCC and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Buyer and Merger Sub do not and will not (i) constitute a breach or violation of, or a default under, the Certificate of Incorporation and Bylaws of Buyer or Merger Sub or similar governing documents of Buyer or any of its Subsidiaries, (ii) except as would not be material, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries, or any of their respective properties or assets, (iii) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation under, any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of Buyer or any of its Subsidiaries or to which Buyer or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (iv) require the consent or approval of, or any filing or notice to, any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation, with only such exceptions in the case of each of clauses (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer or Merger Sub.

(b) As of the date of this Agreement, neither Buyer nor Merger Sub has Knowledge of (i) any reason why the Regulatory Approvals referred to in Section 7.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement, (ii) why any Burdensome Condition would be imposed.

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Section 4.06. Brokers. Neither Buyer nor any Subsidiary thereof, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than the retention of FinPro Capital Advisors, Inc., pursuant to letter agreements, true and complete copies of which have been previously provided to Company and which provide for payment of the amounts set forth on Buyer Disclosure Schedule 4.06.

Section 4.07. Availability of Funds. Buyer has, and will have available to it at the Effective Time, sources of capital sufficient to pay the Merger Consideration and to pay all other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

Section 4.08. Bad Actor.

(a) Each of the managers, directors, trustees, partners or officers of Buyer are and each of the proposed directors, trustees or officers of Company or Bank following the Merger other than the Continuing Directors and any Person who was an officer of Company or Bank prior to the Merger (collectively, the “Buyer Management”) will be an individual who is not guilty of, has not engaged in or is not subject to any of the “bad actor” disqualification criteria of Rule 506(b) of the Securities Act of 1933, as amended. Buyer has conducted a factual inquiry into whether any disqualifications exist, and has used care deemed reasonable under all of the circumstances in connection with such inquiry.

(b) No member of Buyer Management has been convicted or entered into a pretrial diversion or similar program for a crime involving dishonesty, breach of trust, or money laundering, which would prohibit him from participating in the affairs of an FDIC-insured depository institution without the written consent from the FDIC.

(c) No member of Buyer Management has been involved in any regulatory application notice or filings that were denied, disapproved, withdrawn, or otherwise returned without favorable action by a federal or state regulatory authority or a self-regulatory organization. Neither any member of Buyer Management nor any depository institution or depository institution holding company with which he or she is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was subject to any supervisory agreement, enforcement action, civil money penalty, prohibition or removal order, or other supervisory or administrative action taken or imposed by any federal or state regulatory authority or other governmental entity. No depository institution with which any member of Buyer Management was a director, officer, organizer, partner, trustee or 10% or larger stockholder was (i) placed into conservatorship or receivership or otherwise failed, (ii) received financial assistance from a federal agency or instrumentality or (iii) merged with or been acquired by an institution that received financial assistance from a federal agency or instrumentality in connection with the transaction.

(d) Neither any member of Buyer Management nor any company or depository institution with which he or she is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was involved in any criminal or civil lawsuit, formal or informal investigation, examination, or administrative proceeding that may result in, or resulted in, any penalty (including, but not limited to, any sanction, fine, order to pay damages, loss of right or benefit, forfeiture of property interest, suspension, removal, disbarment, or revocation of license), agreement (including a deferred prosecution agreement, consent order, written agreement or memorandum of understanding, undertaking, consent, judgment, or order) imposed by or entered into with any (i) federal, state or foreign court, (ii) any department, agency, or commission of the United States government, (iii) any state, municipal, or foreign governmental entity, or (iv) any self-regulatory organization.

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(e) Neither any member of Buyer Management nor any company or depository institution with which he or she is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder has ever been arrested for, charged with, indicted for, or convicted of, or ever pleaded nolo contendere to, any criminal matter (including, but not limited to, driving under the influence, reckless driving, and disorderly conduct).

Section 4.09. Merger Sub. Merger Sub has been formed solely to engage in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activity and will not have incurred liability or obligation other than as contemplated herein.

Section 4.10 Buyer Information Supplied. The information relating to Buyer to be contained in the Proxy Statement for Company Meeting, or in any other document filed with a Governmental Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 4.11 No Other Representations and Warranties.Except for the representations and warranties made by Buyer and Merger Sub in this Article 4, none of Buyer, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Buyer or its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and each of Buyer and Merger Sub hereby disclaims any such other representations or warranties.

Article 5.
REPRESENTATIONS AND WARRANTIES OF MARK SILBER

Section 5.01. Making of Representations and Warranties.Silber hereby represents and warrants to Company and Bank as follows in this Article 5.

Section 5.02. Authority.Mark Silber is a natural person with full power, authority and capacity to execute, deliver and perform his obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of all necessary approvals of Governmental Authorities. Mark Silber has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Company, Bank, Buyer and Merger Sub, this Agreement is a valid and legally binding obligation of Mark Silber, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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Section 5.03. No Conflicts.The execution, delivery and performance by Mark Silber of this Agreement and the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Mark Silber is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Mark Silber, except in the case of clause (i) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Mark Silber to perform his obligations hereunder.

Section 5.04. Reliance. Company and Bank are entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (i) any regulatory authority having jurisdiction over the Company or Bank and (ii) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company or Bank is subject, provided that the Company and Bank provides Mark Silber with prior written notice of such disclosure.

Section 5.05. Financial Capability.Mark Silber has the financial capability, and will have available to him at the Effective Time, sources of capital, in each case without the need to incur additional debt, sufficient to pay the potential payment of the Reverse Break-Up Fee and the Merger Consideration and to pay all other amounts payable pursuant to this Agreement. Excluding the value of his principal residence, Mark Silber has an individual net worth or joint net worth with spouse at time of purchase exceeds $5,000,000.

Section 5.06. Bad Actor.

(a) Mark Silber is not guilty of, has not engaged in or is not subject to any of the “bad actor” disqualification criteria of Rule 506(b) of the Securities Act of 1933, as amended. Mark Silber has conducted a factual inquiry into whether any disqualifications exist, and has used care deemed reasonable under all of the circumstances in connection with such inquiry.

(b) Mark Silber has not been convicted or entered into a pretrial diversion or similar program for a crime involving dishonesty, breach of trust, or money laundering, which would prohibit him from participating in the affairs of an FDIC-insured depository institution without the written consent from the FDIC.

(c) Mark Silber have not been involved in any regulatory application notice or filings which were denied, disapproved, withdrawn, or otherwise returned without favorable action by a federal or state regulatory authority or a self-regulatory organization. Neither Mark Silber nor any depository institution or depository institution holding company with which he is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was subject to any supervisory agreement, enforcement action, civil money penalty, prohibition or removal order, or other supervisory or administrative action taken or imposed by any federal or state regulatory authority or other governmental entity. No depository institution with which Mark Silber was a director, officer, organizer, partner, trustee or 10% or larger stockholder was (i) placed into conservatorship or receivership or otherwise failed, (ii) received financial assistance from a federal agency or instrumentality or (iii) merged with or been acquired by an institution that received financial assistance from a federal agency or instrumentality in connection with the transaction.

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(d) Neither Mark Silber nor any company or depository institution with which he is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was involved in any criminal or civil lawsuit, formal or informal investigation, examination, or administrative proceeding that may result in, or resulted in, any penalty (including, but not limited to, any sanction, fine, order to pay damages, loss of right or benefit, forfeiture of property interest, suspension, removal, disbarment, or revocation of license), agreement (including a deferred prosecution agreement, consent order, written agreement or memorandum of understanding, undertaking, consent, judgment, or order) imposed by or entered into with any (i) federal, state or foreign court, (ii) any department, agency, or commission of the United States government, (iii) any state, municipal, or foreign governmental entity, or (iv) any self-regulatory organization.

(e) Neither Mark Silber nor any company or depository institution with which he is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder has ever been arrested for, charged with, indicted for, or convicted of, or ever pleaded nolo contendere to, any criminal matter (including, but not limited to, driving under the influence, reckless driving, and disorderly conduct).

Section 5.07. Consents. No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Mark Silber in connection with the execution, delivery or performance by Mark Silber of this Agreement or to consummate the transactions contemplated by this Agreement, except for filings of applications or notices with, and consents, approvals or waivers by the FRB, the OCC and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation. Neither the FRB nor the OCC has informed Mark Silber of any specific reason, and Mark Silber has no knowledge of any specific fact or circumstance, relating to him that would reasonably be expected to result in Mark Silber’s failure to obtain the required Regulatory Approvals.

Section 5.08. Information Supplied. The information relating to Mark Silber to be contained in the Proxy Statement for Company Meeting, or in any other document filed with a Governmental Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 5.09. No Other Representations and Warranties. Except for the representations and warranties made by Mark Silber in this Article 5, neither Mark Silber nor any other Person makes any express or implied representation or warranty with respect to Mark Silber, or his businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Mark Silber hereby disclaims any such other representations or warranties.

Article 6.
COVENANTS

Section 6.01. Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, except (i) as set forth in Company Disclosure Schedule 6.01, (ii) as expressly contemplated or permitted by this Agreement or as required by applicable Law or any Governmental Authority, or (iii) with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), Company (1) shall carry on its business, including the business of each of its Subsidiaries, only in the Ordinary Course of Business, and in compliance in all material respects with all applicable Laws (2) shall, in respect of loan loss provisioning, portfolio management, compensation and other expense management and other operations which might impact Company’s equity capital, operate only in all material respects in the Ordinary Course of Business and (3) will use commercially reasonable efforts to (i) preserve intact its business organizations and assets, (ii) keep available to itself and, after the Effective Time, Buyer the present services of the current officers and employees of Company and its Subsidiaries, (iii) preserve for itself and, after the Effective Time, Buyer the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (i) as set forth in Company Disclosure Schedule 6.01, (ii) as expressly contemplated or permitted by this Agreement or as required by applicable Law or any Governmental Authority, or (iii) with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not and shall not permit its Subsidiaries to:

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(a) Stock. (i) Issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any award or grant under the Company Stock Plan or otherwise, or any other securities of Company or its Subsidiaries (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of its stock or any of its Rights issued and outstanding prior to the Effective Time.

(b) Dividends; Other Distributions.Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for payments from Bank to Company.

(c) Compensation; Employment Arrangements. Except as set forth on Company Disclosure Schedule 6.01(c), enter into, establish, adopt, amend, terminate or renew any Company Benefit Plan, or grant any salary, wage or fee increase, increase any employee benefit or grant or pay any incentive or bonus payments, adopt or enter into any collective bargaining agreement or any other similar agreement with any labor organization, group or association, accelerate any rights or benefits under any Company Benefit Plan or hire or terminate (other than for cause) any employee or other service provider with annual base salary, anticipated service fees or wages that is reasonably anticipated to exceed $100,000, except consistent with past practices (i) normal increases in base salary to non-officer employees in the Ordinary Course of Business and pursuant to policies currently in effect, (ii) as may be required by Law, and (iii) to satisfy contractual obligations under the terms of Company Benefit Plans as of the date hereof.

(d) Transactions with Affiliates.Except pursuant to agreements or arrangements in effect on the date hereof and set forth in Company Disclosure Schedule 6.01(d), pay, loan or advance any material amount to, or sell, transfer or lease any material properties or assets to, or buy, acquire, or lease any material properties or assets from, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business or other than part of the terms of such persons’ employment or service as a director with Company or any of its Subsidiaries and other than deposits held by Bank in the Ordinary Course of Business or Loans approved in accordance with Regulation O.

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(e) Dispositions and Acquisitions. Except in the Ordinary Course of Business or as provided by this Agreement, (i) sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to Company or any of its Subsidiaries or (ii) acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person with a value or purchase price in the aggregate in excess of $50,000.

(f) Capital Expenditures. Except in the Ordinary Course of Business, make any capital expenditures in amounts exceeding $50,000 individually, or $100,000 in the aggregate.

(g) Governing Documents. Amend or propose to amend (i) Company’s Articles of Incorporation or Bylaws or any equivalent documents of Company’s Subsidiaries, or (ii) any resolution or agreement concerning indemnification of Company’s or any Company Subsidiary’s directors or officers.

(h) Accounting Methods. Revalue any of Company’s or its Subsidiaries’ assets or implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable regulatory accounting requirements.

(i) Contracts. Enter into, amend, modify, terminate, extend, or waive any material provision of, any Company Material Contract, Lease, or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or enter into any contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement.

(j) Banking Operations. (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation, guidance or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; (iv) make any changes in the mix, rates, terms or maturities of Bank’s deposits or other liabilities, except in a manner and pursuant to policies in the Ordinary Course of Business and competitive factors in the market place; (v) open any new branch or deposit taking facility; or close, relocate or materially renovate any existing branch or facility; or (vi) other than purchases of investment securities in the Ordinary Course of Business, restructure or change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

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(k) Indebtedness. (i) Incur, modify, extend or renegotiate any indebtedness of Company or Bank, (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (other than creation of deposit liabilities, purchases of federal funds, FHLB borrowings and sales of certificates of deposit, which are in each case in the Ordinary Course of Business), (iii) cancel, release or assign any indebtedness of any Person or any claims against any Person, except pursuant to Contracts in force as of the date of this Agreement and disclosed in Company Disclosure Schedule 6.01(k)(iii) or in the Ordinary Course of Business, or waive any right of substantial value or discharge or satisfy any material noncurrent liability.

(l) Compliance with Agreements. Commit any act or omission which constitutes a breach or default by Company or any of its Subsidiaries under any agreement with any Governmental Authority or under any Company Material Contract or that could reasonably be expected to result in one of the conditions set forth in Article 7 not being satisfied on the Closing Date.

(m) Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article 7 not being satisfied, except as may be required by applicable Law, or (ii) prevent, delay or impair Company’s ability to consummate the Merger or the transactions contemplated by this Agreement.

(n) Restructure. Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

(o) Investments. Other than in the Ordinary Course of Business, make any investment (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any other Person.

(p) Intellectual Property. Transfer, agree to transfer or grant, or agree to grant, a license to, any of its material Intellectual Property.

(q) Litigation.Commence, settle or agree to settle any litigation claims, actions or proceedings, except in the Ordinary Course of Business that (i) involves only the payment of money damages not in excess of $50,000 individually or $200,000 in the aggregate, (ii) does not involve the imposition of any equitable relief on, or the admission of wrongdoing by, Company or the applicable Subsidiary thereof and (iii) would not create precedent for claims that are reasonably likely to be material to Company or any of its Subsidiaries, or, after the Closing, Buyer or any of its Subsidiaries.

(r) Taxes. (i) Amend any income Tax Return; (ii) settle or compromise any income Tax liability claim or assessment; (iii) make, change or revoke any material Tax election or change any method of Tax accounting; (iv) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law); (v) surrender any claim for a refund of Taxes; or (vi) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of Taxes.

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(s) Tax Year. Change its fiscal or Tax year.

(t) Extensions of Credit. Make any extension of credit that, when added to all other extensions of credit to a borrower and its Affiliates, would exceed its applicable regulatory lending limits; make any Loans, or enter into any commitments to make Loans, which vary other than in immaterial respects from its written Loan policies, a true and correct copy of which policies has been provided to Buyer; provided, that this covenant shall not prohibit Bank from extending or renewing credit or Loans in the Ordinary Course of Business or in connection with the workout or renegotiation of Loans currently in its Loan portfolio; provided, further, that from the date hereof, any new individual Loan or new extension of credit in excess of $150,000 and which is unsecured, or $1,500,000 and which is secured, shall require at least two (2) Business Days’ written notice (including a copy of the related loan package) to the chief executive officer of Buyer prior to issuing a loan commitment, after which time, consent of Buyer shall be assumed to be provided.

(u) Loan Portfolio. (i) Charge off (except as may otherwise be required by Law or by regulatory authorities or by GAAP) or sell (except in the Ordinary Course of Business) any of its portfolio of Loans, except as provided by this Agreement, or (ii) sell any asset held as OREO or other foreclosed assets for an amount less than its book value, except that this provision shall not be applicable to resolving the taking of any real estate by any Governmental Authority by eminent domain proceedings or litigation.

(v) Insurance.Terminate or allow to be terminated any of the policies of insurance it maintains on its business or property other than in connection with the renewal of such policies on their present terms.

(w) Encumbrance of Any Asset. Encumber any asset having a book value in excess of $10,000 except in the Ordinary Course of Business for reasonable and adequate consideration.

(x) Commitments. Agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.01.

Section 6.02. Covenants of Buyer, Merger Sub and Mark Silber. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or required by applicable Law, without the prior written consent of Company (such consent not to be unreasonably withheld or delayed), none of Buyer, Merger Sub or Mark Silber will, and will cause each of its Subsidiaries not to:

(a) Take any action or fail to take any action not contemplated by this Agreement that is intended or reasonably likely to prevent, delay or impair Buyer’s or Merger Sub’s ability to consummate the Merger or the transactions contemplated by this Agreement; or

(b) Agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.02.

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Section 6.03. Commercially Reasonable Efforts.

Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article 7 hereof, and shall cooperate fully with the other parties hereto to that end; provided this section will not require Buyer or Merger Sub to agree to, or take, any action that will reasonable result in a Burdensome Condition.

Section 6.04. Company Shareholder Approval.

(a) Following the execution of this Agreement, Company shall take, in accordance with applicable Law and the Articles of Incorporation and Bylaws of Company, all action necessary to convene an annual or special meeting of its shareholders as soon as reasonably practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby, including the Merger (including any adjournment or postponement thereof, the “Company Meeting”). Subject to Section 6.08 and the last sentence of this Section 6.04(a), Company shall use its reasonable best efforts to obtain the Requisite Company Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, including preparing and filing a proxy statement with the Securities and Exchange Commission to be used to solicit votes for the Company Meeting (the “Proxy Statement”) and shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Company Meeting are solicited in compliance with the MGCL, the Articles of Incorporation and Bylaws of Company and all other applicable legal requirements. In connection with the Company Meeting, the Company shall prepare and distribute to all participants in the Sunnyside Federal Savings and Loan Association of Irvington Employee Stock Ownership Plan (the “ESOP”) maintained by Bank materials for the purpose of permitting the ESOP participants to direct the manner in which the shares of Company stock allocated to their accounts in the ESOP are to be voted. Except with the prior approval of Buyer or matters of a type routinely included in Company’s annual meeting, no other matters other than those provided for herein shall be submitted for the approval of Company shareholders at the Company Meeting. If the Company Board changes the Company Recommendation in accordance with Section 6.08, Company shall not be required to use its reasonable best efforts to solicit shareholders to approve this Agreement and the transactions contemplated hereby (including the Merger) or to use its reasonable best efforts to obtain the Requisite Company Shareholder Approval to consummate the Merger.

(b) Except to the extent provided otherwise in Section 6.08, the Company Board shall at all times prior to and during the Company Meeting recommend approval by the shareholders of Company of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by Company’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Company Recommendation”) and shall not make a Company Subsequent Determination and the Proxy Statement provided to Company Shareholders shall include the Company Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Company Shareholder Approval, Company will not adjourn or postpone the Company Meeting. Company shall keep Buyer updated with respect to the proxy solicitation results in connection with the Company Meeting as reasonably requested by Buyer.

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(c) Company shall adjourn or postpone the Company Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Shareholder Approval. Company shall only be required to adjourn or postpone the Company Meeting one (1) time pursuant to the first sentence of this Section 6.04(c).

(d) Nothing contained in this Section 6.04 shall prohibit Company or the Company Board from complying with Company’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that this Section 6.04(d) shall not be deemed to permit the Company to make a Company Subsequent Determination except, in each case, to the extent expressly permitted by Section 6.08(e).

Section 6.05. Regulatory Filings; Consents.

(a) Each of Buyer and Company and their respective Subsidiaries shall cooperate and use their commercially reasonable efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including without limitation, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein (provided, however, that the Company’s obligation to participate in such Regulatory Approvals shall be non-financial), (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, that, notwithstanding anything to the contrary contained herein, in no event shall Buyer be required to agree to any prohibition, limitation, or other requirement, or take any action or omit to take any action, which is not set forth in existing law, regulation or written policy of the FDIC, the FRB or the OCC that would (a) prohibit or limit the ownership or operation by Buyer or any of its Subsidiaries, of all or any material portion of the business or assets of Company or any of its Subsidiaries, (b) compel Buyer or any of its Subsidiaries to dispose of all or any material portion of the business or assets of Company or any of its Subsidiaries, or (c) otherwise be reasonably likely, individually or in the aggregate, to result in restrictions on the operation of the Company by Buyer in such a way that results in a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole and giving effect to the Merger (measured on a scale relative to Company and its Subsidiaries taken as a whole) (together, the “Burdensome Conditions”). Without limiting the generality of the foregoing, as soon as practicable and in no event later than forty-five (45) days after the date of this Agreement, Buyer and Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required in order to obtain the Regulatory Approvals and other Governmental Authority consents and approvals required to consummate the Merger. Subject to applicable Laws, (A) Buyer and Company will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers, shareholders, Affiliates and potential investors and such other matters as may be necessary or advisable in connection with any application, or petition made by or on behalf of Buyer or Company or their respective Subsidiaries to any Governmental Authority in connection with the transactions contemplated by this Agreement, (B) each party hereto shall have the right to receive in advance and review a copy of the non-confidential portion of any filing to be made in connection with the transactions contemplated by this Agreement with any Governmental Authority (including all non-confidential supplements to such filings and all responses to requests for additional information and replies to comments prior to being filed with, or sent to, a Governmental Authority), and (C) Buyer and Company will notify the other promptly and shall promptly apprise the other of the substance of any communication from any Governmental Authority received by it (and provide copies of any written materials received from or sent to any Governmental Authority) with respect to the regulatory applications filed solely in connection with the transactions contemplated by this Agreement (and its response thereto); provided, that in no event shall either party be obligated to provide or otherwise disclose to the other party confidential information regarding it or any Affiliates or any pending merger transaction, other than the Merger. Each party hereto shall provide the other party with the opportunity to participate in meetings or substantive telephone discussions that it or its representatives may from time to time have with any Governmental Authority with respect to the transactions contemplated thereby.

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(b) Company will use its commercially reasonable efforts, and Buyer shall reasonably cooperate with Company at Company’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on Company Disclosure Schedule 3.13(c); provided that neither Company nor any of its Subsidiaries will be required to make any payment to or grant any concessions to any third party in connection therewith (and shall not make any such payment or grant any such concession without the prior written consent of Buyer). Each party will, to the extent permitted by applicable Law, notify the other party promptly and shall promptly furnish the other party with copies of notices or other communications received by such party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such party, its Subsidiaries or its representatives). Company will reasonably consult with Buyer and its representatives so as to permit Company and Buyer and their respective representatives to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.

Section 6.06. Publicity.Buyer and Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably delayed or withheld; provided, however, that either party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release, make any required filing or make such public statements as may be required by Law.

Section 6.07. Access; Current Information.

(a) Subject to Section 6.07(e) and the COVID-19 precautions, upon reasonable notice and subject to applicable Laws, each of Buyer and Company, for the purposes of verifying the representations and warranties of the other party and preparing for the Merger and the other matters contemplated by this Agreement, agrees to afford to the other party and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours and from time to time throughout the period prior to the Effective Time to its and its Subsidiaries’ books, records (including, without limitation, Tax Returns and, subject to the consent of the independent auditors, work papers of independent auditors), information technology systems, properties and personnel and to such other information relating to them as such party may reasonably request and shall use commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and its privacy policy.

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(b) As soon as reasonably practicable after they become available, to the extent permitted by applicable Law, Company will furnish to Buyer copies of the board packages distributed to Company’s Board or the board of directors of its subsidiary bank, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to its Board or any committee thereof relating to its financial performance and risk management.

(c) During the period from the date of this Agreement to the Effective Time, Company will cause one or more of its designated representatives to confer on a regular basis with representatives of Buyer and to report the general status of the ongoing operations of Company and its Subsidiaries. Without limiting the foregoing, Company agrees to provide to Buyer, to the extent permitted by applicable Law, a copy of each report filed by it or any of its Subsidiaries with a Governmental Authority reasonably promptly following the filing thereof. During the period from the date of this Agreement to the Effective Time, each party will promptly supplement or amend its Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in its Disclosure Schedule or which is necessary to correct any information in its Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to its Disclosure Schedule shall be deemed to be an admission by Company that such Company Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change.

(d) No investigation by a party or its representatives, or updating of any Disclosure Schedule, shall be deemed to modify or waive any representation, warranty, covenant or agreement of any party or its subsidiary bank set forth in this Agreement, or the conditions to the respective obligations of Buyer and Company to consummate the transactions contemplated hereby. Any investigation pursuant to this Section 6.07 shall be conducted in such manner as not to interfere unreasonably with the conduct of business of the other party or any of its Subsidiaries. The Company and Buyer will not, and will cause its respective representatives not to, use any information and documents obtained in the course of the consideration of the consummation of the transactions contemplated by this Agreement, including any information obtained pursuant to this Section 6.07, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and will hold such information and documents in confidence and treat such information and documents as secret and confidential and to use all reasonable efforts to safeguard the confidentiality of such information and documents.

(e) Notwithstanding anything in this Section 6.07 to the contrary, no party shall be required to provide the other with any documents (including board minutes) that disclose confidential discussions, evaluations or information relating to this Agreement or the transactions contemplated hereby (including any third party proposals received prior to or following the date hereof), any confidential supervisory information or any other matter that may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in its waiver of attorney-client privilege. In the event any of the restrictions in this Section 6.07(e) shall apply, each party shall use commercially reasonable efforts to obtain such consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), and the parties will use commercially reasonable efforts to make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

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Section 6.08. No Solicitation by Company; Superior Proposals.

(a) Subject to Section 6.08(b), Company shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates or other agents of Company or any of Company’s Subsidiaries (collectively, the “Company Representatives”) to, directly or indirectly: (i) initiate, solicit, knowingly induce or encourage, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations with any Person (other than, for the avoidance of doubt, the officers, directors, employees and advisors or Buyer) regarding any Acquisition Proposal (other than to notify such Person of the existence of the provisions of Section 6.08) or furnish, or otherwise afford access, to any Person (other than, for the avoidance of doubt, the officers, directors, employees and advisors or Buyer) any non-public information or data with respect to Company or any of its Subsidiaries in connection with an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to use its reasonable best efforts to enforce any confidentiality agreement or standstill agreement to which Company is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company Representatives, whether or not such Company Representative is so authorized and whether or not such Company Representative is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Agreement by Company. Company and its Subsidiaries shall, and shall cause each of the Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal. Company shall use its reasonable best efforts, subject to applicable Law, to, within ten (10) Business Days after the date hereof, request and confirm the return or destruction of any confidential information provided to any Person (other than Buyer and its Affiliates and its and their representatives) pursuant to any existing confidentiality, standstill or similar agreements to which it or any of its Subsidiaries is a party relating to an Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

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For purposes of this Agreement, “Acquisition Transaction” shall mean: (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Company or Bank that, in any such case, results in any Person (or, in the case of a direct merger between such third party and Company, Bank or any other Subsidiary of Company, the shareholders of such third party) acquiring 20% or more of any class of equity of Company or Bank; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, 20% or more of the consolidated assets of Company or Bank; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Company or Bank; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of Company or Bank; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (i) that if consummated would result in a third party (or, in the case of a direct merger between such third party and Company, Bank or any other Subsidiary of Company, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding shares of Company Common Stock or more than 50% of the assets of Company and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that Company Board reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the Person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by Buyer in response to such Acquisition Proposal, as contemplated by paragraph (c) of this Section 6.08, and all financial, legal, regulatory and other aspects of such Acquisition Proposal, including all conditions contained therein and the Person making such proposal, is more favorable to the shareholders of Company from a financial point of view than the Merger and the other transactions contemplated by this Agreement.

(b) Notwithstanding Section 6.08(a) or any other provision of this Agreement, prior to the date of the Company Meeting, if, but only if, (A) Company has after the date of this Agreement received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.08, (B) the Company Board reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (1) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (2) the failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable Law, and (C) prior to furnishing or affording access to any information or data with respect to Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, Company receives from the Person making such Acquisition Proposal an Acceptable Confidentiality Agreement (it being understood that nothing therein shall have the effect of a standstill provision), Company may take the actions described in clause (ii) of Section 6.08(a) solely with respect to such Acquisition Proposal. Company shall promptly provide to Buyer any non-public information regarding Company or its Subsidiaries provided to any other Person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

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(c) Company shall promptly (and in any event within twenty-four (24) hours orally) and within two (2) calendar days notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Company or the Company Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials including e-mails or other electronic communications. Company agrees that it shall keep Buyer informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Subject to Section 6.08(e), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, change, qualify, amend or modify, or publicly propose to withdraw, change, qualify, amend or modify, in a manner adverse in any respect to the interest of Buyer, in connection with the transactions contemplated by this Agreement (including the Merger), or take any other action or make any other public statement inconsistent with, the Company Recommendation, fail to reaffirm the Company Recommendation within five (5) Business Days following a request by Buyer, or make any public statement, filing or release inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); or (ii) approve, recommend or endorse, or publicly propose to approve, recommend or endorse, any Acquisition Proposal; (iii) submit this Agreement to Company’s shareholders for approval without recommendation; (each of (i), (ii) or (iii) a “Company Subsequent Determination”); or (iv) enter into (or cause Company or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than an Acceptable Confidentiality Agreement entered into in accordance with the provisions of Section 6.08(b)) or (B) requiring Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

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(e) Notwithstanding Section 6.04 and Section 6.08(d), prior to the date of the Company Meeting, the Company Board may make a Company Subsequent Determination (although the Company Subsequent Determination will have no effect on any previously adopted resolutions of the Company Board except as expressly permitted by this paragraph) and/or terminate this Agreement pursuant to Section 8.01(h) after the fifth (5th) Business Day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from Company advising Buyer that the Company Board has determined reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, that a bona fide unsolicited written Acquisition Proposal that it received after the date of this Agreement (that did not result from a breach of this Section 6.08) constitutes a Superior Proposal if, but only if, (i) the Company Board has determined reasonably and in good faith, after consultation with and having considered the advice of outside legal counsel, that because of the existence of such Superior Proposal the failure to take such actions would be reasonably likely to violate its fiduciary duties under applicable Law (it being understood that the initial determination under this clause (i) will not be considered a Company Subsequent Determination), (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by Buyer (the “Notice Period”), Company and the Company Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms, if any, as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Company Board has again reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, made the determination (A) in clause (i) of this Section 6.08(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, Company shall be required to deliver a new Notice of Superior Proposal to Buyer and again comply with the requirements of this Section 6.08(e), except that the Notice Period shall be reduced to three (3) Business Days. Any Notice of Superior Proposal shall include a reasonably detailed description of the Acquisition Proposal subject thereto, including the latest material terms and conditions and the identity of the third party in such Acquisition Proposal (including an unredacted copy of all proposed agreements and other documents with respect to such Acquisition Proposal) or any amendment or supplement thereto.

Section 6.09. Indemnification.

(a) For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 6.09(b), Buyer and its Subsidiaries shall indemnify and hold harmless the present and former directors and officers of Company and Bank and any person who becomes a director or office of Company or Bank before the Effective Time (the “Indemnified Parties”), against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which shall not be unreasonably withheld) incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of actions or omissions of such persons in the course of performing their duties for Company or Bank occurring at or before the Effective Time (including the transactions contemplated by this Agreement) (each a “Claim”), to the fullest extent as such persons have the right to be indemnified pursuant to the Articles of Incorporation and Bylaws of Company in effect on the date of this Agreement and applicable Law and in connection with any such Claim promptly advance expenses from time to time as incurred, to the fullest extent as such persons have the right to expense advancement pursuant to the Articles of Incorporation and Bylaws of Company in effect on the date of this Agreement and applicable Law, provided, the person to whom expenses are advanced provides a reasonable and customary undertaking to repay such advances, if it is ultimately determined that such person is not entitled to indemnification.

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(b) Any Indemnified Party wishing to claim indemnification under this Section 6.09 shall promptly notify Buyer upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of Buyer under this Section 6.09, unless, and only to the extent that, Buyer is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) (A) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, unless Buyer elects not to assume such defense or such Indemnified Party is advised in writing by counsel that the defense of such Indemnified Party by Buyer would create an actual or potential conflict of interest (in which case, Buyer shall not be obligated to reimburse or indemnify any Indemnified Party for the expenses of more than one such separate counsel for all Indemnified Parties, in addition to one local counsel in the jurisdiction where defense of any Claim has been or is to be asserted), and (B) the Indemnified Parties will cooperate in the defense of any such matter, (ii) (x) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) and (y) Buyer shall not settle any Claim without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed) unless in the case of this clause (y) such settlement does not provide for any additional monetary or equitable relief against the Indemnified Party and contains an unconditional release of such Indemnified Party for the matters to which such settlement relates and (iii) Buyer shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws. All rights to indemnification in respect of any Claim asserted or made prior to the period ending six (6) years after the Effective Time shall continue until the final disposition of such Claim.

(c) For a period of six (6) years following the Effective Time, Buyer will maintain director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of Company or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from acts and omissions occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverages and amounts.

(d) If Buyer or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of Buyer and its Subsidiaries shall assume the obligations set forth in this Section 6.09.

(e) These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party. After the Effective Time, the obligations of Buyer and Mark Silber under this Section 6.09 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party unless the affected Indemnified Party shall have consented in writing to such termination or modification.

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(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.09 is not prior to or in substitution for any such claims under such policies.

Section 6.10 Employees; Benefit Plans.

(a) Company and Bank agree, upon Buyer’s reasonable request, to facilitate discussions between Buyer and Company Employees a reasonable time in advance of the Closing Date regarding employment, consulting or other arrangements to be effective prior to or following the Effective Time. Prior to the Effective Time, any interaction between Buyer and Company Employees shall be coordinated with Company or Bank. Buyer shall honor the Company Benefit Plans in accordance with the terms of such Company Benefit Plans, except to the extent an alternative treatment is set forth in Section 6.10 of this Agreement.

(b) As of the Business Day prior to the Closing Date, if Buyer directs Company not later than ten (10) days prior to the Closing Date, Company shall take all action required to (i) cause any Company Benefit Plan that has liabilities in respect of its participants to be fully funded to the extent required under applicable Law, except the Buyer must give the Company adequate notice to terminate any plan subject to Title IV of ERISA or Section 412 of the Code and it is understood that such notice may be required more than ten (10) days prior to the Closing Date, (ii) terminate or merge any Company Benefit Plan, and (iii) Buyer acknowledges that any request made pursuant to this Section 6.10(b) will not impact or otherwise increase or decrease the calculation of the Merger Consideration. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of the first sentence of this Section 6.10(b) shall be subject to Buyer’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed, and if Buyer does not respond to such request within five (5) Business Days, such request will be deemed approved.

(c) Buyer acknowledges that it does not currently maintain any Buyer Benefit Plans that are comparable to any Company Benefit Plan and that Buyer will not terminate, or request to terminate, any Company Benefit Plan unless there is a comparable Buyer Benefit Plan of general applicability (a “Buyer Benefit Plan”). Company Employees who are retained by Buyer (“Continuing Employees”) shall continue to participate in Company Benefit Plans until such time as Buyer, at Buyer’s sole discretion, implements a new comparable Buyer Benefit Plan. To the extent allowable under any Buyer Benefit Plans in which Company Employees participate, Company Employees shall be given credit for prior service or employment with Company or Bank (as well as service with any predecessor employer) for purposes of eligibility for and vesting of all benefits under such plans and for purposes of accruals or levels of severance, vacation pay, paid time off or similar benefits; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits. Notwithstanding the foregoing, Buyer may amend or terminate any Buyer Benefit Plan at any time in its sole discretion.

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(d) Buyer shall cause Buyer Benefit Plans in which Company Employees participate to (i) waive any pre-existing condition limitations, (ii) provide full credit under such plans for any deductible incurred by the employees and their beneficiaries under an analogous Company Benefit Plan during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Company Benefit Plan.

(e) Buyer intends to retain all Company Employees other than Timothy D. Sullivan, who has indicated that he intends to resign as of the Effective Time. Such Company Employees will be offered substantially similar salaries and job responsibilities as they have currently. Buyer also intends to offer new employment contracts to (i) Gerardina Mirtuono as President and Chief Operating Officer and (ii) Edward J. Lipkus as Chief Financial Officer, forms of which are included in Buyer Disclosure Schedule 6.10(e). Each full-time employee of Company or Bank, other than an employee who is a party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on a termination of employment, who is terminated by Buyer or its Subsidiaries (other than for cause) or who voluntarily terminates employment due to a material reduction in compensation or benefits within six (6) months following the Effective Time shall receive a lump sum severance payment from Buyer in accordance with Company Disclosure Schedule 6.10(e); provided that such employee enters into a release of claims for the benefit of Company and Buyer and their Subsidiaries and Affiliates in a form satisfactory to Buyer.

(f) Nothing in this Section 6.10, expressed or implied, is intended to confer upon any other Person (including any Company Employee) any rights or remedies of any nature whatsoever. Without limiting the foregoing, no provision of this Section 6.10 will create any third-party beneficiary rights in any current or former employee, director or consultant of Company or its Subsidiaries or ERISA Affiliates, any beneficiary or dependent thereof, or any collective bargaining representative thereof, in respect of continued employment (or resumed employment), compensation, terms and conditions of employment and/or benefits or any other matter. Nothing in this Section 6.10, expressed or implied, unless otherwise agreed to by Buyer, is intended (i) to amend any Company Benefit Plan or any Buyer Benefit Plan, (ii) interfere with Buyer’s right from and after the Closing Date to amend or terminate any Company Benefit Plan that is not terminated prior to the Effective Time or Buyer Benefit Plan (iii) require Buyer to establish or maintain any employee benefit plan, (iv) interfere with Buyer’s right from and after the Effective Time to terminate the employment of or provision of services by any director, employee, independent contractor or consultant or (v) interfere with Buyer’s right from and after the Effective Time to change, terminate or add to the terms and conditions of employment or provisions of services by any director, employee, independent contractor or consultant.

(g) Buyer shall honor all obligations under the employment or change in control agreements as set forth in Company Disclosure Schedule 6.10(g), except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time. Concurrently with the execution of this Agreement, Company shall obtain from Timothy D. Sullivan, Gerardina Mirtuono and Edward Lipkus, in the forms included in Company Disclosure Schedule 6.10(g), a settlement agreement (a “Settlement Agreement”) to accept in full settlement of his or her rights under their respective employment agreements the amounts and benefits determined under his or her Settlement Agreement (the aggregate amounts of such payments to be specified in Company Disclosure Schedule 6.10(g)) and pay such amounts to such individuals who are employed at the Effective Time pursuant to the terms of each Settlement Agreement.

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(h) The Company and the Bank shall take or cause to be taken all such actions as may be necessary to effect the actions set forth below relating to the Company ESOP prior to or simultaneous with the Closing, as applicable. Effective at least five (5) business days before the Closing, the Company ESOP shall be terminated (the “ESOP Termination Date”). No new participants shall be admitted on or after the ESOP Termination Date and all existing ESOP participants’ accounts shall become fully vested and 100% non-forfeitable. The Bank shall direct the Company ESOP trustee to remit a sufficient number of the shares of Company Common Stock allocated to the suspense account pursuant to the Company ESOP (the “Suspense Shares”) back to the Company to repay the outstanding ESOP loan in full, with each remitted share to be valued equal to the closing price of Company Common Stock on the day immediately prior to the ESOP Termination Date. All remaining shares of Company Common Stock held by the Company ESOP as of the Effective Time shall be exchanged for the Merger Consideration as elected by the Company ESOP trustee. After repayment of the outstanding ESOP loan and the exchange of the shares of Company Common Stock for the Merger Consideration, the Merger Consideration received upon conversion of the remaining Suspense Shares shall be deemed to be earnings and shall be allocated as earnings to the accounts of the Company ESOP participants who are employed as of the ESOP Termination Date based on their account balances under the Company ESOP as of the ESOP Termination Date and distributed to Company ESOP participants after the receipt of a favorable determination letter from the IRS. No benefit distributions shall be made from the Company ESOP without the prior written consent of Buyer before the IRS issues a favorable determination letter with respect to the tax-qualified status of the Company ESOP on termination unless permitted pursuant to the terms of the ESOP or applicable law. Prior to the Effective Time, Company shall take all such actions as are necessary (determined in consultation with the Buyer) to submit the application for favorable determination letter in advance of the Closing, and following the Closing, Buyer shall use its best efforts in good faith to obtain such favorable determination letter as promptly as possible (including, but not limited to, making such changes to the Company ESOP as may be required by the IRS as a condition to its issuance of a favorable determination letter). The Company, Bank, and following the Effective Time, Buyer, will adopt such amendments to the Company ESOP to effect the provisions of this Section 6.10(h). Promptly following the receipt of a favorable determination letter from the IRS regarding the qualified status of the Company ESOP upon its termination, the account balances in the Company ESOP shall either be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct.

Section 6.11 Notification of Certain Changes. Buyer and Company shall promptly advise the other party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect on such party or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein, which reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 7 to be satisfied on the Closing Date, provided, that any failure to give notice in accordance with the foregoing with respect to any change or event shall not be deemed to constitute a violation of this Section 6.11, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying change or event would independently result in a failure of any of the conditions set forth in Section 7.02 or Section 7.03 to be satisfied on the Closing Date.

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Section 6.12 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct the operations of Buyer or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Company and Buyer shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.

Section 6.13 Certain Litigation. Each party shall promptly advise the other party orally and in writing of any actual or threatened litigation against it and/or the members of its Board related to this Agreement or the Merger and the other transactions contemplated by this Agreement. Each party shall: (i) permit the other party to review and discuss in advance, and consider in good faith its views in connection with, any proposed written or oral response to such litigation; and (ii) furnish the other party’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such litigation. Company shall consult with Buyer regarding the defense or settlement of any such litigation, shall give due consideration to Buyer’s advice with respect to such litigation and shall not settle any such litigation without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.14 Director Matters. Company shall cause to be delivered to Buyer resignations of all the directors of Company and its Subsidiaries who are not Continuing Directors, such resignations to be effective as of the Effective Time.

Section 6.15 Confidentiality. Prior to the execution of this Agreement and prior to the consummation of the Merger, each of Company and Buyer, and their respective Subsidiaries, Affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including but not limited to trade secrets of the disclosing party. Each party hereto agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article 6 in accordance with the terms of that certain Non-Disclosure Agreement between the parties dated April 26, 2021 (the “Confidentiality Agreement”).

Section 6.16 Tax Matters.

(a) The Company’s accountant/tax preparer shall prepare and file or cause to be prepared and filed, at the expense of the Company, all Tax Returns for the Company for the periods before the Closing Date (the “Pre-Closing Tax Returns”), and all such Tax Returns shall be prepared and filed in a manner consistent with past custom and practice of the Company and any existing Tax elections in effect as of the date of Closing. The Company’s accountant/tax preparer shall provide Buyer with copies of any such Tax Returns at least fifteen (15) Business Days prior to the due date for such Pre-Closing Tax Returns and shall allow Buyer to review, comment upon and reasonably approve without undue delay any Pre-Closing Tax Return prepared pursuant to this subsection.

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(b) Each of Buyer, the Company and their respective Affiliates shall reasonably cooperate, as and to the extent reasonably requested by the other party (including by the Company’s accountant/tax preparer), in connection with the filing of Pre-Closing Tax Returns pursuant to subsection (a) and any audit, litigation or other proceeding with respect to Taxes for any taxable period beginning on or before the Closing Date. Buyer, the Company and their respective Affiliates agree (i) to retain all financial books and records with respect to Tax matters pertinent to the Company and its Affiliates relating to any taxable period beginning on or before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority.

Section 6.17 Closing Date Share Certification. At the Closing Date, Company shall deliver to Buyer the Closing Date Share Certification.

Section 6.18 Bank and Merger Sub Approval. Immediately following execution of this Agreement, Company, as the sole shareholder of Bank shall approve this Agreement (the “Bank Shareholder Approval”), and Buyer, as the sole shareholder of Merger Sub, shall approve this Agreement.

Section 6.19 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, Company and the members of the Company Board will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement.

Section 6.20 Reserved.

Section 6.21 Reserved.

Section 6.22 Real Property Matters. Within forty-five (45) days as of the date hereof, at its option and expense, Buyer may cause to be conducted: (i) a title examination, physical survey, zoning compliance review, and structural inspection of the real property and improvements thereon that is used by any of the Company or its Subsidiaries as a banking or administrative office (collectively, the “Property Examination”); and (ii) site inspections, historic reviews, regulatory analyses, and environmental investigations and assessments of the real property used by any of the Company or its Subsidiaries as a banking or administrative office as Buyer shall deem necessary or desirable (collectively, the “Environmental Survey”). The Environmental Survey may include, but shall not be limited to: (i) Buyer’s right to perform a Phase I Environmental Site Assessment (pursuant to ASTM Standard E 1527-05) in connection with any the properties used or owned by Company or its Subsidiaries, (ii) Buyer’s right to perform or to conduct any other environmental investigations, inspections, assessments, site reconnaissance, or site visits, or environmental sampling, testing, analysis, or monitoring activities, in connection with any properties used or owned by Company or its Subsidiaries, and (iii) Buyer’s right to request and to obtain from any of the Company or its Subsidiaries any information or documents, including, but not limited to, environmental reports and regulatory agency correspondence, in any such entity’s possession or control relating to the matters described in this Section 6.22 to the extent permitted by Law. In order to perform or to conduct any such investigation(s) described in this Section 6.22 and subject to the COVID-19 Precautions, the Company and each of its Subsidiaries shall grant Buyer the right to gain reasonable access to any properties used or owned by such entity. Should Buyer elect to complete an Environmental Survey of any real property, it shall notify the Company or Bank before commencing the Environmental Survey and shall make reasonable efforts to coordinate the Environmental Survey with the Company and Bank.

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If, in the course of the Property Examination or Environmental Survey, Buyer discovers a “Material Defect” (as defined below) with respect to the real property, Buyer shall have the option, at its sole discretion, exercisable upon written notice to the Company (“Material Defect Notice”) to: (1) waive the Material Defect; or (2) direct the Company to cure the Material Defect to Buyer’s satisfaction.

If Buyer elects to direct the Company or Bank to cure, then the Company or Bank shall have thirty (30) days from the date of the receipt of the Material Defect Notice, or such later time, which shall not be later than the Closing Date, as shall be mutually agreeable to the parties in which to cure such Material Defect to Buyer’s satisfaction. If the Company or Bank fails to cure a Material Defect to Buyer’s satisfaction within the period specified above, then Buyer may terminate this Agreement (with such termination being deemed to be a termination under Section 8.01(a)).

For purposes of this Agreement, a “Material Defect” shall consist of:

(a) the existence of any Lien (other than the Lien of real property Taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a material breach of the representations and warranties contained in Section 3.18 or Section 3.29, in either such case that Buyer reasonably believes could result in a Material Adverse Effect on its use of any parcel of the real property for the purpose for which it currently is used or the value or marketability of any parcel of the real property;

(b) the existence of any structural defects or conditions of disrepair in the improvements on the real property (including any equipment, fixtures or other components related thereto) that Buyer reasonably believes could result in a Material Adverse Effect on its use of any parcel of the real property for the purpose for which it currently is used or the value or marketability of any parcel of the real property and would cost more than $100,000 in the aggregate to repair, remove or correct as to all such real property; or

(c) the existence of facts or circumstances relating to any of the real property reflecting that: (1) there likely has been a discharge, disposal, release, threatened release, or emission by any Person of any Hazardous Substance on, from, under, at, or relating to the real property; or (2) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the real property which constitutes or would constitute a violation of any Environmental Laws as to which Buyer reasonably believes, based on the advice of legal counsel or other consultants, that the Company or any of its Subsidiaries could become responsible or liable, or that Buyer could become responsible or liable, following the Closing Date, for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which the Company or any of its Subsidiaries could incur, or for which Buyer could become responsible or liable, following the Closing Date, could equal or exceed an aggregate of $100,000 inclusive of legal fees, or more as to all such real property.

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Section 6.23 Financing. Buyer and Mark Silber shall use their reasonable best efforts to raise capital to ensure that its representation and warranty made in Section 4.07 of this Agreement will be true and correct as of the Closing Date. Buyer and Mark Silber agree to keep Company informed, on a current basis, on the status of its efforts to obtain the capital contemplated by this section.

Article 7.
CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.01. Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of Buyer and Company to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the parties hereto, prior to the Closing Date of each of the following conditions:

(a) Shareholder Vote. This Agreement and the transactions contemplated hereby shall have received the Requisite Company Shareholder Approval.

(b) Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger in the manner contemplated herein shall have been obtained or made and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated. No Governmental Authority shall have imposed any term, condition or restriction upon Buyer or any of its Subsidiaries that, individually or in the aggregate, is a Burdensome Condition.

(c) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

Section 7.02. Conditions to Obligations of Company. The obligations of Company to consummate the Merger also are subject to the fulfillment or written waiver by Company prior to the Closing Date of each of the following conditions:

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(a) Representations and Warranties. The representations and warranties of Buyer and Merger Sub set forth in Section 4.07 and of Mark Silber in Section 5.05 shall be true and correct in each case as of the date of this Agreement and (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) as of the Closing Date and the representations and warranties of Buyer and Merger Sub in Section 4.02 and Section 4.04 and of Mark Silber in Section 5.02 shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date). All other representations and warranties of Buyer, Merger Sub and Mark Silber set forth in this Agreement (after giving effect to any qualifications as to materiality or Material Adverse Effect set forth in such representations or warranties) will be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties as of the Closing Date shall be deemed to be so true and correct unless the failure of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would be reasonably likely to have a Material Adverse Effect on Buyer, Merger Sub or Mark Silber. Company shall have received certificates dated as of the Closing Date, signed (i) on behalf of each of Buyer and Merger Sub by their respective Chief Executive Officer or Chief Financial Officer to such effect; and (ii) by Mark Silber to such effect.

(b) Performance of Obligations of Buyer, Merger Sub and Mark Silber. Buyer, Merger Sub and Mark Silber shall have performed and complied with all of their obligations under this Agreement to be performed at or prior to the Closing Date in all material respects, and Company shall have received certificates, dated the Closing Date, signed (i) on behalf of each of Buyer and Merger Sub by their respective Chief Executive Officer or Chief Financial Officer to such effect and (ii) by Mark Silber to such effect.

(c) Payment of Merger Consideration. Buyer shall have delivered the Merger Consideration to the Exchange Agent one (1) business day prior to the Closing Date and the Exchange Agent shall provide Company with a certificate evidencing such delivery.

Section 7.03. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Merger also are subject to the fulfillment or written waiver by Buyer prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Company and Bank set forth in Section 3.03 and Section 3.05 shall be true and correct in each case as of the date of this Agreement and (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) as of the Closing Date and the representations and warranties in Section 3.02 and Section 3.06 shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date). All other representations and warranties of Company and Bank set forth in this Agreement (after giving effect to any qualifications as to materiality or Material Adverse Effect set forth in such representations or warranties) will be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be so true and correct as of the Closing Date unless the failure of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would be reasonably likely to have a Material Adverse Effect on Company. Buyer and Merger Sub shall have received a certificate dated as of the Closing Date, signed on behalf of Company by Company’s President and Senior Vice President to such effect.

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(b) Performance of Obligations of Company. Company and Bank shall have performed and complied with all of their respective obligations under this Agreement to be performed at or prior to the Closing Date in all material respects, and Buyer and Merger Sub shall have received a certificate, dated the Closing Date, signed on behalf of Company by Company’s Chief Executive Officer or Chief Financial Officer and signed on behalf of Bank by its President to such effect.

(c) No Material Adverse Effect. Since the date of this Agreement (i) no condition, event, fact, circumstance or other occurrence has occurred which has resulted in, individually or in the aggregate, a Material Adverse Effect on Company and (ii) no condition, event, fact, circumstance or other occurrence has occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or Bank, and Buyer and Merger Sub shall have received a certificate, dated the Closing Date, signed on behalf of Company by Company’s Chief Executive Officer or Chief Financial Officer and signed on behalf of Bank by its President to such effect.

(d) Third Party Consents. Company shall have obtained all consents, approvals, authorizations, clearances, exemptions, waivers, or similar affirmations required by any Person pursuant to any contract, agreement, arrangement, commitment, understanding, Law, order, or permit as a result of the transactions contemplated by this Agreement pursuant to the contracts set forth in Company Disclosure Schedule 3.13.

Article 8.
TERMINATION

Section 8.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of Buyer and Company if the board of directors of Buyer and the Company Board each so determines by vote of a majority of the members of its entire board.

(b) No Regulatory Approval. By Buyer or Company, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by the applicable Governmental Authority or an application therefor shall have been withdrawn at the request of a Governmental Authority and not refiled within 45 days or if either party (i) reasonably concludes that regulatory approval will not be received by April 30, 2022 and (ii) such party is not otherwise in material violation of this Agreement.

(c) No Shareholder Approval. By either Buyer or Company (provided in the case of Company that it shall not be in material breach of any of its obligations under Section 6.04), if the Requisite Company Shareholder Approval shall not have been obtained.

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(d) Breach of Representations and Warranties. By either Buyer or Mark Silber, on one hand, or Company, on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement by any other party which breach of any of the representations or warranties set forth in this Agreement by such party, either individually or in the aggregate with other breaches by such other party, would result in, if occurring or continuing on the Closing Date, the failure of the condition set forth in Section 7.02(a) or Section 7.03(a), as the case may be, to be satisfied, which breach is not cured prior to the earlier of (i) thirty (30) days following written notice to the party committing such breach from the other party hereto or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(e) Breach of Covenants. By either Buyer or Mark Silber, on one hand, or Company on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party not to consummate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any other party, which breach of any of the covenants or agreements either individually or in the aggregate with other breaches by such party, would result in, if not cured by the Closing Date, the failure of the condition set forth in Section 7.02(b) or Section 7.03(b), as the case may be, to be satisfied, which breach is not cured prior to the earlier of (i) thirty (30) days following written notice to the party committing such breach from the other party hereto or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(f) Delay. By either Buyer or Company if the Merger shall not have been consummated on or before 5:00 p.m., Eastern time, on May 31, 2022 (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(g) Company Failure to Recommend; Etc. In addition to and not in limitation of Buyer’s termination rights under Section 8.01(e), by Buyer prior to the Requisite Company Shareholder Approval being obtained if (i) there shall have been a material breach of Section 6.08; or (ii) the Company Board (or any committee thereof) (A) makes a Company Subsequent Determination, (B) materially breaches its obligations to call, give notice of and commence the Company Meeting, or adjourn or postpone the Company Meeting, in accordance with the provisions of Section 6.04, and such breach shall not have been cured on or before the expiration of the fifth (5th) Business Day after the occurrence of such breach; or (C) agrees to an Superior Proposal.

(h) Company Acceptance of Superior Proposal. By the Company Board, and subject to Company’s compliance with Section 8.02(a), if Company has received a Superior Proposal, and in accordance with Section 6.08 of this Agreement, the Company Board has made a determination to accept such Superior Proposal.

(i) Permanent Injunction. By either Buyer or Company in the event that a court of competent jurisdiction or other Governmental Authority shall have issued any order, injunction or decree restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, injunction or decree shall have become final and non-appealable.

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(j) Silber Representations. By the Company Board, if there shall have been a breach of the representations and warranties of Buyer contained in Section 4.07 or Mark Silber in Section 5.05, which breach by its nature cannot be cured prior to the Expiration Date.

Section 8.02. Break-Up Fee.

(a) In recognition of the efforts, expenses and other opportunities foregone by Buyer while structuring and pursuing the Merger, Company shall pay to Buyer a break-up fee equal to $615,000 (“Break-Up Fee”), by wire transfer of immediately available funds to an account specified by Buyer in the event of any of the following: (i) Buyer terminates this Agreement pursuant to Section 8.01(g) or Company terminates this Agreement pursuant to Section 8.01(h), Company shall pay Buyer the Break-Up Fee within two (2) Business Days after receipt of Buyer’s notification of such termination; and (ii) after the date of this Agreement and prior to the termination of this Agreement (or prior to the Company Meeting in the case of a termination pursuant to Section 8.01(c), an Acquisition Proposal shall have been made known to the Company Board or senior management of Company or has been made directly to its shareholders generally (and not withdrawn) or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to Company and (A) thereafter this Agreement is terminated by either Buyer or Company pursuant to Section 8.01(c) or Section 8.01(f) (without the Requisite Company Shareholder Approval having been obtained) or if this Agreement is terminated by Buyer pursuant to Section 8.01(e) as a result of willful and intentional breach of a covenant by Company, and (B) prior to the date that is twelve (12) months after the date of such termination, Company enters into any agreement to consummate, or consummates, an Acquisition Transaction (whether or not the same Acquisition Transaction which was the subject of the foregoing Acquisition Proposal)), then Company shall, on the earlier of the date it enters into such agreement or the date of consummation of such transaction, pay Buyer the Break-Up Fee, provided, that for purposes of this Section 8.02(a), all references in the definition of Acquisition Transaction to “15%” shall instead refer to “50%”.

(b) Company and Buyer each agree that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Company fails promptly to pay any amounts due under this Section 8.02, Company shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of Buyer (including legal fees and expenses) reasonably incurred in connection with such suit to enforce such payment.

(c) Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that if Company pays or causes to be paid to Buyer the Break-Up Fee in accordance with Section 8.02(a), neither Company nor Bank (nor any successor in interest, Affiliate, shareholder, director, officer, employee, agent, consultant or representative of Company or Bank) will have any further obligations or liabilities to Buyer with respect to this Agreement or the transactions contemplated by this Agreement and the payment of such amounts shall be Buyer’s sole and exclusive remedy against Company, Bank, and their respective Affiliates, Representatives or successors in interest.

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Section 8.03. Reverse Break-Up Fee.

(a) If this Agreement is terminated pursuant to (i) Section 8.01(b) (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank) (ii) Section 8.01(f) (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank) or (iii) pursuant to Section 8.01(j), Buyer or Mark Silber shall pay to Company a break-up fee equal to $850,000 (“Reverse Break-Up Fee”), by wire transfer of immediately available funds to an account specified by Company. Buyer or Silber shall pay Company the Reverse Break-Up Fee within two (2) Business Days after receipt of Company’s notification of such termination. If in the case of Section (i) or (ii) above, the failure to obtain regulatory approval is primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank, then the amount of the Reverse Break-Up Fee held in escrow shall be returned to Mr. Silber.

(b) Buyer and Mark Silber each agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company and Bank would not enter into this Agreement; accordingly, if Buyer or Mark Silber fail promptly to pay any amounts due under this Section 8.03, Buyer and Mark Silber shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of Company (including legal fees and expenses) reasonably incurred in connection with such suit to enforce such payment.

(c) Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that if Buyer or Mark Silber pay or cause to be paid to Company or to Bank the Break-Up Fee in accordance with Section 8.03(a), neither Mark Silber or Buyer nor any successor in interest, Affiliate, shareholder, director, officer, employee, agent, consultant or representative of Buyer will have any further obligations or liabilities to Company or Bank with respect to this Agreement or the transactions contemplated by this Agreement and the payment of such amounts shall be Company’s sole and exclusive remedy against Mark Silber, Buyer and its Affiliates, Representatives or successors in interest.

Section 8.04. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party or any of its Affiliates) to the other party hereto, except as provided in Section 8.02(c) or Section 8.03(c); provided that nothing contained in this Agreement shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of this Agreement. The provisions of this Section 8.04 and Section 6.15, Section 8.02, Section 8.03 and Article 10 shall survive any termination hereof pursuant to Section 8.01.

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Article 9.
DEFINITIONS

Section 9.01. Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms substantially similar to and no less favorable in the aggregate to Company than the terms of the Confidentiality Agreement.

“Acquisition Proposal” has the meaning set forth in Section 6.08(a).

“Acquisition Transaction” has the meaning set forth in Section 6.08(a).

“Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” shall have the meaning set forth in Section 2.01(c).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Articles of Merger” has the meaning set forth in Section 1.04(a).

“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than Company or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any immediate family member of such Person.

“Bank” has the meaning set forth in the preamble to this Agreement.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Bank Shareholder Approval” has the meaning set forth in Section 6.18.

“BOLI” has the meaning set forth in Section 3.31(b).

“Break-Up Fee” has the meaning set forth in Section 8.02(a).

“Burdensome Conditions” has the meaning set forth in Section 6.05(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of New York are authorized or obligated to close.

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“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Benefit Plans” means all welfare benefit plans, contracts, policies or arrangements (i) covering employees of Buyer or any of its Subsidiaries, (ii) covering current or former directors of Buyer or any of its Subsidiaries, or (iii) with respect to which Buyer or any Subsidiary has or may have any liability or contingent liability (including liability arising from affiliation under Section 414 of the Code or Section 4001 of ERISA), including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA.

“Buyer Disclosure Schedule” has the meaning set forth in Section 4.01(a).

“Buyer Management” has the meaning set forth in Section 4.08.

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time represents one or more outstanding shares of Company Common Stock.

“Claim” has the meaning set forth in Section 6.09(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.04(b).

“Closing Date Share Certification” means the certificate, delivered by an officer of Company on behalf of Company at the Closing, certifying the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Benefit Plans” has the meaning set forth in Section 3.16(a).

“Company Board” means the Board of Directors of Company.

“Company Common Stock” means the common stock, par value $0.01 per share, of Company.

“Company Disclosure Schedule” has the meaning set forth in Section 3.01(a).

“Company Employees” has the meaning set forth in Section 3.16(a).

“Company Financial Statements” has the meaning set forth in Section 3.08(a).

“Company Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of Company and its Subsidiaries.

“Company Latest Balance Sheet” has the meaning set forth in Section 3.08(d).

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“Company Loan” has the meaning set forth in Section 3.21(d).

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Meeting” has the meaning set forth in Section 6.04(a).

“Company Recommendation” has the meaning set forth in Section 6.04(b).

“Company Regulatory Agreement” has the meaning set forth in Section 3.14.

“Company Representatives” has the meaning set forth in Section 6.08(a).

“Company Shareholder Support Agreement” or “Company Shareholder Support Agreements” shall have the meaning set forth in the recitals to this Agreement.

“Company Stock Plan” means the Sunnyside Bancorp, Inc. 2014 Equity Incentive Plan.

“Company Subsequent Determination” has the meaning set forth in Section 6.08(d).

“Company Transaction Costs” means, among other things, fees and expenses paid or to be paid or accrued or to be accrued from and after December 31, 2020, specifically related to this transactions contemplated by this Agreement for Company’s and Bank’s legal, accounting, financial advisory, proxy solicitation, printing and other professional services, severance and change-in-control expenses, any retention bonuses that Buyer agrees will be paid after consulting with Seller, and any costs associated with the termination of the ESOP and the Company Stock Plan (whether paid or unpaid at such time of calculation that impact capital). For the avoidance of doubt, Company Transaction Costs shall not include: (i) any costs related to the termination of any operating contracts or leases (including core processing agreements) at the instruction of Buyer, unless the need to terminate any such contract or lease arises from the failure of Company or Bank to obtain any requisite consent in connection with the Merger or the transaction contemplated hereby; (ii) any costs of expenses incurred in connection with the termination of Bank’s defined benefit plan; (iii) costs or expenses paid prior to, or accrued for on the Company’s or Bank’s balance sheet as of, December 31, 2020; (iv) any costs incurred in the defense or settlement of any stockholder litigation against the Company and/or its directors and/or its officers relating to the transactions contemplated by the Agreement; (v) any costs related to a negotiation or evaluation of an unsolicited proposal received after December 31, 2020 and (vi) the cost of the break-up fee required to be paid by Company in connection with the termination of the DLP Agreement.

“Confidentiality Agreement” has the meaning set forth in Section 6.15.

“Continuing Employee” has the meaning set forth in Section 6.10(c).

“Continuing Directors” has the meaning set forth in Section 1.03.

“COVID-19 Precautions” shall mean any and all precautions Bank has taken or may take, at Bank’s sole discretion, related to the COVID-19 pandemic, including, but not limited to, requirements mandated by local, state and federal agencies, rules, regulations, statutes, ordinances and executive orders related to, among other things, social distancing, gatherings and access to buildings, including requiring third parties to use personal protective equipment, requiring third parties to comply with temperature checks and refusing to allow third parties into a branch office if the party appears to display any symptoms related to COVID-19.

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“Criticized Loans” has the meaning set forth in Section 3.21(b).

“DLP Agreement” has the meaning set forth in the recitals to this Agreement.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 1.04(a).

“Environmental Claim” means any asserted or threatened complaint, summons, action, citation, notice of violation, directive, order, claim, litigation, investigation, judicial or administrative proceeding or action, judgment, lien, demand, letter or communication alleging non-compliance with any Environmental Law, including relating to any actual or threatened release of a Hazardous Substance.

“Environmental Law” means any federal, state or local Law relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety with respect to exposure to Hazardous Substances, or natural resources (including ambient air, surface water, ground water, land surface, or subsurface strata), (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; and (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Environmental Survey” has the meaning set forth in Section 6.22.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any Person means any entity that is, or at any relevant time was, treated as a single employer with such Person under Sections 414(b), (c), (m) or (o) of the Code.

“ESOP” has the meaning given in Section 6.04(a).

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“ESOP Termination Date” has the meaning set forth in Section 6.10(h).

“Exchange Agent” has the meaning set forth in Section 2.05(a).

“Exchange Fund” has the meaning set forth in Section 2.05(a).

“Expiration Date” has the meaning set forth in Section 8.01(f).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIA” has the meaning set forth in Section 3.26.

“FDIC” means the Federal Deposit Insurance Corporation.

“FFIEC” means the Federal Financial Institutions Examination Council.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice.

“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts, arbitrators or arbitration panels, other judicial bodies, administrative agencies, commissions, bank regulators, insurance regulators, applicable state securities authorities, the Securities and Exchange Commission, the IRS, the Federal Trade Commission, the United States Department of Justice, the United States Department of Labor, the Federal Reserve Board (including any Federal Reserve Bank), the OCC, the FDIC, the Consumer Financial Protection Bureau, any Federal Home Loan Bank, any state attorney general, all federal and state regulatory agencies having jurisdiction over the parties to this Agreement and their respective Subsidiaries, Financial Industry Regulatory Authority, and any other self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing (including, in each case, the staff thereof).

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or that otherwise are or become regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any Environmental Law or that have a negative impact on the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). “Hazardous Substance” also means emerging contaminants, which include but are not limited to PFOS, PFOA and 1,4-dioxane. “Hazardous Substance” does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

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“HOLA” means the Home Owners’ Loan Act of 1933, as amended.

“Holder” has the meaning set forth in Section 2.04.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Parties” has the meaning set forth in Section 6.09(a).

“Insurance Policies” has the meaning set forth in Section 3.31.

“Intellectual Property” means with regard to a Person all intellectual property of that Person including (a) all registered and unregistered trademarks, service marks, trade dress, trade names, designs, logos, slogans, corporate and fictitious names and rights in telephone numbers, together with all abbreviations, translations, adaptations, derivations and combinations thereof, and general intangibles of like nature, together with all goodwill, applications, registrations and renewals related to the foregoing; (b) all inventions, conceptions, ideas, processes, designs, improvements, and discoveries (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent applications, patent disclosures and industrial designs, including any provisionals, non-provisionals, continuations, divisionals, continuations-in-part, renewals, reissues, refilings, revisions, extensions and reexaminations thereof, statutory invention registrations, and U.S. or foreign counterparts of any patents or applications for any of the foregoing (collectively, “Patents”); (c) copyrights, domain names, websites and all works of authorship or mask works (both published and unpublished) whether or not protectable by copyright and all interest therein as copyright or other proprietor, whether or not registered with the United States Copyright Office or an equivalent office in any other country of the world, and all applications, registrations and renewals for any of the foregoing; (d) Software; (e) all confidential or proprietary technology or information, including research and development, trade secrets and other confidential information, know-how, website content, proprietary processes, formulae, compositions, algorithms, models, methodologies, manufacturing and production processes and techniques, technical data, designs, drawings, blue prints, specifications, customer and supplier lists, pricing and cost information and business, marketing or other plans and proposals; and (f) any proprietary interest in or to any documents or other tangible media containing any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“IT Assets” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other information technology equipment, and all associated documentation owned by such Person or such Person’s Subsidiaries.

“Knowledge” means, with respect to Company and Bank, the actual knowledge, after reasonable inquiry, of the Persons set forth in Company Disclosure Schedule 3.01(a), and with respect to Buyer or Merger Sub, the actual knowledge, after reasonable inquiry, of the Persons set forth in Buyer Disclosure Schedule 4.01(a).

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“Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit promulgated, interpreted, or enforced by any Governmental Authority that is applicable to a referenced Person or its assets, liabilities, or business.

“Letter of Transmittal” has the meaning set forth in Section 2.04.

“Licensed Business Intellectual Property” has the meaning set forth in Section 3.30(f).

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, right of first refusal, encumbrance, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

“Loan” means any written or oral loan, loan agreement, note or borrowing arrangement or other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) to which Company, Bank or any of their respective Subsidiaries is a party as obligee.

“Material Adverse Effect” with respect to any party means any event, occurrence, fact, condition, change, development or effect that individually or in the aggregate (i) is material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) would materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs the ability of such party to timely consummate the Merger or the transactions contemplated hereby; provided, however, that, the following shall not constitute a “Material Adverse Effect,” nor shall the occurrence, impact or results of such events be taken into account in determining whether there has been or will be a “Material Adverse Effect”: (A) changes after the date of this Agreement in Laws of general applicability to companies in the industry in which the applicable party or its Subsidiaries operate or interpretations thereof by Governmental Authorities, (B) changes after the date of this Agreement in GAAP, or regulatory accounting requirements applicable to banks or bank holding companies generally, or interpretations thereof, (C) changes after the date of this Agreement in global or national political or economic or capital or credit market conditions generally, including, but not limited to, changes in levels of interest rates, (D) actions and omissions of Company or Bank permitted or required to be taken under this Agreement or taken with the prior written consent of Buyer, including expenses incurred by Company or Bank in evaluating and consummating the transactions contemplated by this Agreement, including evaluating any third party proposals received prior to or following the date hereof, (E) the announcement of this Agreement and the transactions contemplated hereby, and the effects of complying with this Agreement on the business, financial condition or results of operations of Company and Bank, including the expenses incurred by Company and Bank in consummating the transactions contemplated by this Agreement, (F) natural disasters or other force majeure events or any epidemic, pandemic or disease outbreak (including COVID-19), (G) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (H) the payment of any break-up fee to DLP Bancshares, Inc., except, with respect to clauses (A), (B), (C), (F) and (G), such change disproportionately adversely affects Company and its Subsidiaries or Buyer and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which Company and Buyer operate.

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“Material Defect” has the meaning set forth in Section 6.22.

“Material Defect Notice” has the meaning set forth in Section 6.22.

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.02.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“MGCL” means the Maryland General Corporation Law.

“Notice of Superior Proposal” has the meaning set forth in Section 6.08(e).

“Notice Period” has the meaning set forth in Section 6.08(e).

“OCC” means the Office of the Comptroller of the Currency.

“OFAC” has the meaning set forth in Section 3.33.

“Ordinary Course of Business” means the ordinary, usual and customary course of business of Company, Bank and Company’s Subsidiaries consistent with past practice.

“OREO” has the meaning set forth in Section 3.21(c).

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature, including a Governmental Authority.

“Pre-Closing Tax Returns” has the meaning set forth in Section 6.16(a).

“Property Examination” has the meaning set forth in Section 6.22.

“Proxy Statement” has the meaning set forth in Section 6.04(a).

“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

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“Regulatory Approval” shall mean any consent, approval, authorization or non-objection from, or notice to or filing with, any Governmental Authority necessary to consummate the Merger and the other transactions contemplated by this Agreement.

“Requisite Company Shareholder Approval” means the approval of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock.

“Reverse Break-Up Fee” has the meaning set forth in Section 8.03(a).

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Silber Disclosure Schedule” shall have the meaning set forth in Section 5.01(a).

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases, database rights, and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

Any reference in this Agreement to a Subsidiary of Company means, unless the context otherwise requires, any current or former Subsidiary of Company and Bank and any current or former Subsidiary of Bank.

“Superior Proposal” has the meaning set forth in Section 6.08(a).

“Surviving Entity” has the meaning set forth in Section 1.01.

“Takeover Laws” has the meaning set forth in Section 3.35.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever imposed directly or indirectly by a Governmental Authority, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, amended return, declaration or other report (including elections, declarations, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes.

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“The date hereof” or “the date of this Agreement” shall mean the date first set forth above in the preamble to this Agreement.

“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“Unlawful Gains” has the meaning set forth in Section 3.32.

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

Article 10.
MISCELLANEOUS

Section 10.01. Survival. No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 10.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 6.09 of this Agreement.

Section 10.02. Waiver; Amendment. Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived, or the time for compliance with such provision may be extended, by the party benefited by the provision, provided such waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Requisite Company Shareholder Approval has been obtained, no amendment shall be made which by Law requires further approval by the shareholders of Company without obtaining such approval. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

Section 10.03. Governing Law; Choice of Forum; Jurisdiction; Waiver of Right to Trial by Jury; Process Agent.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM DIRECTLY OR INDIRECTLY BASED ON, ARISING OUT OF, UNDER, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NONCOMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM DIRECTLY OR INDIRECTLY BASED ON, ARISING OUT OF, UNDER, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.03.

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Section 10.04. Expenses. Except as otherwise provided in Section 8.02(a) and Section 8.03(a), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

Section 10.05. Notices. All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service or overnight carrier to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to Buyer or MergerSub: Rhodium BA Holdings LLC Attn. Mark Silber 400 Rella Blvd., Suite 301 Suffern, NY 10901 Email: mark@rhodiumre.com	With a copy (which shall not constitute notice) to: Hinman, Howard & Kattell, LLP 707 Westchester Ave., Suite 407 White Plains, NY 10604 Attn: Nir E. Gozal Email: ngozal@hhk.com

If to Company or Bank: Sunnyside Bancorp, Inc. 56 Main Street Irvington, NY 10533 Attn: Timothy D. Sullivan, President Email: tsullivan@sunnysidefederal.com	With a copy (which shall not constitute notice) to: Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 Attn: Kip A. Weissman Email: kweissman@luselaw.com

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Section 10.06. Entire Understanding; No Third Party Beneficiaries. This Agreement (including the Company Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made, other than the Confidentiality Agreement, which shall remain in effect. Except for the Indemnified Parties’ rights under Section 6.09 and the rights of shareholders of Company who properly surrender their shares of Company Common Stock in accordance with Article 2 to receive the Merger Consideration after the Effective Time, Buyer and Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other applicable parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 6.11), other than the parties hereto, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.07. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.08. Enforcement of the Agreement; Jurisdiction. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions thereof in the State of New York, this being in addition to any other remedy to which they are entitled in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal or state court located in the State of New York.

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Section 10.09. Interpretation.

(a) When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference and shall be disregarded in the interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

(c) Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any rule or regulation promulgated thereunder and any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa.

(d) Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Articles of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise. When used in this Agreement, references to (i) “in respect of debt previously contracted” and similar phrases include actions taken in respect thereof such as foreclosure and similar proceedings and arrangements and (ii) “foreclosure” include other similar proceedings and arrangements including a deed in lieu.

Section 10.10 Assignment. No party to this Agreement may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, and any purported assignment in violation of this Section 10.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.11 Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 10.12 Disclosure Schedules. The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule, the Buyer Disclosure Schedule or the Silber Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties or covenants, as applicable, of the relevant party that are contained in the corresponding Section of this Agreement and any other representations, warranties or covenants of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations, warranties and covenants would be reasonably apparent to a reasonable person who has read that reference and such representations, warranties or covenants without any independent knowledge on the part of the reader regarding the matter(s) so disclosed. The mere inclusion of an item in any of the Company Disclosure Schedule, the Buyer Disclosure Schedule or the Silber Disclosure Schedule as an exception to a representation, warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

RHODIUM BA HOLDINGS LLC

By:	/s/ Mark Silber
Name:	Mark Silber
Title:	Managing Member

RHODIUM BA MERGER SUB, INC.

By:	/s/ Mark Silber
Name:	Mark Silber
Title:	Chief Executive Officer

MARK SILBER

By:	/s/ Mark Silber
Mark Silber, individually

SUNNYSIDE BANCORP, INC.

By:	/s/ Timothy D. Sullivan
Name:	Timothy D. Sullivan
Title:	President and Chief Executive Officer

SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON

By:	/s/ Timothy D. Sullivan
Name:	Timothy D. Sullivan
Title:	President and Chief Executive Officer.

[Signature Page to Agreement and Plan of Merger]

APPENDIX B

August 26, 2021

The Board of Directors

Sunnyside Bancorp, Inc.

56 Main Street

Irvington, NY 10533

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Sunnyside Bancorp, Inc. (“Sunnyside”) (excluding Rhodium BA Holdings, LLC (“Rhodium”), its special purpose subsidiary OppCapital Associates LLC (“OppCapital”) and their respective affiliates) of the Merger Consideration (as defined below) to be received by such shareholders in the proposed acquisition of Sunnyside by Rhodium, through the proposed merger of Rhodium BA Merger Sub, Inc. (“Merger Sub”), a newly-formed wholly-owned subsidiary of Rhodium, with and into Sunnyside (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of June 16, 2021 (the “Original Agreement”), entered into by and among Rhodium, Merger Sub, Mark Silber, Sunnyside and Sunnyside Federal Savings and Loan Association of Irvington (the “Bank”), a wholly-owned subsidiary of Sunnyside, as amended (the “Agreement”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), automatically by virtue of the Merger, and without any action on the part of Rhodium, Merger Sub, the Bank, Sunnyside or any shareholder of Sunnyside, each share of common stock, par value $0.01 per share, of Sunnyside (“Sunnyside Common Stock”) issued and outstanding immediately prior to the Effective Time, excluding shares of Sunnyside Common Stock owned directly by Rhodium, Sunnyside or any of their respective subsidiaries (other than shares held in in trust accounts, managed accounts and the like for the benefit of customers, or as a result of a debt previously contracted), shall be converted into the right to receive $20.25 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

KBW has acted as financial advisor to Sunnyside and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our and their broker-dealer businesses, we and our affiliates may from time to time purchase securities from, and sell securities to, Sunnyside, Rhodium and their respective affiliates. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Sunnyside. We have acted exclusively for the board of directors of Sunnyside (the “Board”) in rendering this opinion and will receive a fee from Sunnyside for our services. A portion of our fee is payable concurrently with the rendering of this opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, Sunnyside has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, KBW has not provided investment banking or financial advisory services to Sunnyside during the past two years. In the past two years, KBW has not provided investment banking or financial advisory services to Rhodium. We may in the future provide investment banking and financial advisory services to Sunnyside or Rhodium and receive compensation for such services.

The Board of Directors – Sunnyside Bancorp, Inc.

August 26, 2021

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Sunnyside and bearing upon the Merger, including among other things, the following: (i) the Original Agreement and a draft of the amendment thereto dated August 23, 2021 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of Sunnyside; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021 of Sunnyside; (iv) certain regulatory filings of Sunnyside and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three year period ended December 31, 2020 as well as the quarters ended March 31, 2021 and June 30, 2021; (v) certain other interim reports and other communications of Sunnyside to its shareholders; and (vi) other financial information concerning the business and operations of Sunnyside that was furnished to us by Sunnyside or that we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Sunnyside; (ii) the assets and liabilities of Sunnyside; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Sunnyside with similar information for certain other companies the securities of which are publicly traded; and (v) financial and operating forecasts and projections of Sunnyside that were prepared by Sunnyside management, provided to and discussed with us by such management and used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held with the management of Sunnyside regarding the past and current business operations, regulatory relations, financial condition and future prospects of Sunnyside and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Sunnyside, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Sunnyside, including with respect to the previously proposed merger with DLP Bancshares Inc. (the “DLP Merger”).

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Sunnyside as to the reasonableness and achievability of the financial and operating forecasts and projections of Sunnyside referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections have been reasonably prepared and represent the best currently available estimates and judgments of such management.

It is understood that the forecasts and projections provided to us and used and relied upon by us were not prepared with the expectation of public disclosure and that such information is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. We have assumed, based on discussions with Sunnyside management and with the consent of the Board, that the forecasts and projections of Sunnyside that were prepared and provided to us by Sunnyside management provide a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. Among other things, such information have assumed that the ongoing COVID-19 pandemic could have an adverse impact, which has been assumed to be limited, on Sunnyside. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

The Board of Directors – Sunnyside Bancorp, Inc.

August 26, 2021

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Sunnyside since the date of the last financial statements that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for Sunnyside are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Sunnyside, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Sunnyside, or Rhodium under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which (as amended) we have assumed will not differ in any respect material to our analyses from the draft amendment reviewed by us referred to above) with no adjustments to the Merger Consideration and with no other payments in respect of Sunnyside Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the Merger or the future results of operations or financial condition of Sunnyside. We have assumed that the Merger will be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. We have further been advised by Sunnyside that Sunnyside has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Sunnyside, Rhodium, Merger Sub, the Bank, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Sunnyside Common Stock (excluding Rhodium, OppCapital and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the actions relating to the Sunnyside Federal Savings and Loan Association of Irvington Employee Stock Ownership Plan to be taken prior to or simultaneous with the closing of the Merger), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to Sunnyside, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. As you are aware, there is currently widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Sunnyside to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Sunnyside or the Board (including, without limitation, the DLP Merger or the acquisition proposal by Kenneth J. Torsoe publicly announced on August 6, 2021), (iii) the fairness of the amount or nature of the compensation to any of Sunnyside’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Sunnyside Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of Sunnyside (other than the holders of Sunnyside Common Stock (excluding Rhodium, OppCapital and their respective affiliates) (solely with respect to the Merger Consideration, as described herein and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the Agreement, (v) whether Rhodium has sufficient cash, available lines of credit or other sources of funds to enable the aggregate Merger Consideration to be paid to the holders of Sunnyside Common Stock at the closing of the Merger, (vi) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (vii) any legal, regulatory, accounting, tax or similar matters relating to Sunnyside or its shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction.

The Board of Directors – Sunnyside Bancorp, Inc.

August 26, 2021

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Sunnyside Common Stock as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ or similar agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Sunnyside Common Stock (excluding Rhodium, OppCapital and their respective affiliates) in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

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Sunnyside Bancorp, Inc.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Eastern Time, on __________, 2021.

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Go to **www.investorvote.com/SNNY** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SNNY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote "FOR" each of Proposals 1, 2 and 3.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — SUNNYSIDE BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

___________, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Sunnyside Bancorp, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at Sleepy Hollow Hotel & Conference Center, located at 455 South Broadway, Tarrytown, New York 10591 at 9:00 a.m., Eastern time on ______, ______, 2021.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and proxy statement, both dated _________, 2021.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

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